[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
EXHIBIT 10.23
DATED MARCH 27, 2006
Between
Dynavax Technologies Corporation
(as Purchaser)
and
Rhein Biotech N.V.
(as Seller)

SHARE SALE AND PURCHASE AGREEMENT
RHEIN BIOTECH GMBH

EXECUTION COPY

Baker & McKenzie Amsterdam NV
1017 PS Leidseplein
Amsterdam, The Netherlands
Tel: +31-20-5517555
Fax: +31-20-6267949

THIS SHARE SALE AND PURCHASE AGREEMENT is made on this 27th day of March 2006 (the “Agreement”)
Between:
(1)	Dynavax Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, having its registered and business offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710, United States of America (“Purchaser”);

and

(2)	Rhein Biotech N.V., a public limited liability company organized and existing under the laws of The Netherlands, with its corporate seat at Maastricht and its registered office at Oude Maasstraat 47, 6229 BC Maastricht, The Netherlands (“Seller”);
WHEREAS :
(A)	The Seller is the legal and beneficial owner of the entire issued share capital of Rhein Biotech Gesellschaft für Neue Biotechnologische Prozesse und Produkte m.b.H., a private limited liability company organized and existing under the laws of Germany (Gesellschaft mit beschränkter Haftung), registered with the commercial register of the local court of Düsseldorf under HRB 20023, with its corporate seat at Düsseldorf, Germany and its principal place of business at Eichfelder Strasse 11, 40595 Düsseldorf, Germany (“Company”), with a registered share capital (Stammkapital) of [ * ] , consisting of 1 share, with a nominal value of [ * ] (the “Share”).

(B)	The Company is involved in the business of the development of biotechnological processes and products.

(C)	The Purchaser is in the business of discovering, developing, and commercializing innovative products to treat and prevent allergies, infectious diseases, cancer and chronic inflammatory diseases.

(D)	The Seller and the Purchaser have entered into a confidentiality and standstill agreement effective as of March 10, 2006, pursuant to which certain confidential information relating to the Company was made available to (representatives of) the Purchaser.

(E)	The Seller and the Purchaser have laid down certain basic terms and conditions related to the purchase, sale and transfer of the Share in a non-binding and conditional letter of intent dated March 10, 2006.
[ * ] =CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(F)	The Purchaser has performed, with the assistance of professional advisers, a due diligence investigation with respect to the Company and its business, on the basis of the information provided by the Seller and the senior management of the Company, including legal, financial, technical and tax information.

(G)	The Seller and the Purchaser have agreed that the Seller shall sell and transfer the Share to the Purchaser and the Purchaser shall purchase and acquire the Share from Seller, for the consideration and on the terms and subject to the conditions contained in this Agreement.
THEREFORE IT IS HEREBY AGREED as follows:
ARTICLE 1 — DEFINITIONS AND INTERPRETATION
1.1	Definitions. In this Agreement, unless the context otherwise requires the words and expressions used in this Agreement shall have the meanings set out in Schedule 1.1.

1.2	Headings. Headings are inserted for convenience only and shall not affect the construction of this Agreement.
ARTICLE 2 — SALE AND PURCHASE OF THE SHARE
2.1	Sale and Purchase. Seller hereby, subject to the terms and conditions of the Agreement, sells the Share to Purchaser, and agrees to transfer the Share to Purchaser at the Closing, free and clear of Encumbrances, and Purchaser hereby, subject to the terms and conditions of this Agreement, purchases the Share from Seller and agrees to accept the transfer of the Share at the Closing.
ARTICLE 3 — CONSIDERATION
3.1	Consideration. The consideration payable by Purchaser to Seller for the Share shall be the Euro equivalent of CHF 10,000,000.—, payable in euros by using the conversion rate between Swiss Franks and the Euros being fixed two business days prior to the Closing at the close of business as published by the Wall Street Journal, subject to an adjustment, if applicable, pursuant to Articles 3.2 through 3.7, the “Consideration”.

3.2	Adjustment of Consideration. The Consideration shall be adjusted as follows:
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The Consideration shall be increased by the amount by which the working capital of the Company as at the March 31, 2006 (the “March 2006 Working Capital”) exceeds (is less negative) than [ * ] and decreased by the amount by the Closing Date Working Capital is less (more negative) than [ * ] (“Working Capital Adjustment”). For the avoidance of doubt the Parties confirm and acknowledge that the Consideration will not change due to the Working Capital Adjustment in case the Closing Date Working Capital is equal to an amount between [ * ] and [ * ] .

3.3	The Seller’s good-faith estimate and projection of the March 2006 Working Capital amounts to [ * ] , as reflected in an un-audited special purpose statement of the relevant assets and liabilities of the Company (“Preliminary WC Calculation”), attached hereto as
Schedule 3.3.

3.4	Not later than on April 6, 2006, the Purchaser shall cause the Seller to deliver an un-audited special purpose statement of the relevant assets and liabilities of the Company as of March 31, 2006, prepared in accordance with the Preliminary WC Calculation (“Proposed WC Calculation”), setting forth the amount of March 2006 Working Capital.

3.5	Seller and Purchaser shall endeavor to agree on a definitive March 2006 Working Capital Calculation (“Final WC Calculation”) prepared in accordance with the Preliminary WC Calculation, prior to the Closing Date.

3.6	If Seller and Purchaser fail so to agree prior to the Closing Date (which failure, however, will not constitute a cause for postponing the Closing), the parties will agree to refer any dispute for resolution to a reputable “Big Four” international accounting firm (other than the existing auditors of Seller or Purchaser) appointed (i) by Seller and Purchaser or (ii) in default of agreement on such appointment within 7 days, by the President for the time being of the Netherlands Institute for Chartered Accountants (NIVRA). Such accounting firm shall be instructed to render its opinion as soon as practicable and in any event within 30 days after being instructed. In making such determination such accounting firm shall act as an expert and not as an arbitrator and its decision shall (in the absence of manifest error) be final and binding on the parties hereto. The expenses of such accounting firm shall be borne by the Seller and Purchaser in proportion to the allocation of the amounts in dispute between the Seller and Purchaser as made by such accounting firm, such that the prevailing party pays the less proportion of the fees and expenses. The Proposed WC Calculation shall be adjusted on the basis of such accounting firm’s resolution of such dispute and as so adjusted shall become the Final WC Calculation.

3.7	After the Final WC Calculation has been agreed in accordance with Article 3.5, or has been finally determined in accordance with Article 3.6, the Working Capital Adjustment shall to the extent applicable be computed on the basis of the Final WC Calculation as so determined. To the extent the amount paid by Purchaser to Seller at Closing, as computed
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using the Preliminary WC Calculation, differs from the Consideration as finally computed on the basis of the Final WC Calculation, then Seller shall pay the excess to Purchaser or Purchaser shall pay the deficiency to Seller, as the case may be, within seven Business Days after the Final WC Calculation is finally determined, in each case with interest from the Closing Date through the date of payment at the rate of [ * ] .
ARTICLE 4 — CONDITIONS PRECEDENT
4.1	Conditions Precedent to the Obligations of Parties. The obligation of Seller and Purchaser to affect the Closing is conditional upon fulfillment or waiver (to the extent legally possible) by the relevant Party of the conditions precedent (“opschortende voorwaarden”) described in articles 4.2 and 4.3 (“Conditions”).

4.2	Conditions to the Obligations of Seller and Purchaser. The obligation of Seller and Purchaser to effect the Closing is conditional upon fulfillment or waiver by both Parties of the following conditions:
a.	Legal Requirements. No Legal Requirement shall be in effect and no proceeding is pending or threatened in writing by a Governmental Authority at the Closing Date which in itself, or is reasonably and substantially likely to, prohibits or materially restricts the consummation of the transactions contemplated by this Agreement, or which otherwise in itself, or is reasonably and substantially likely to, adversely affects in any material respect the right or ability of Purchaser to own, operate or control the Company, in whole or material part.

b.	Shareholders Approval. The Seller’s shareholders meeting (the “Shareholders’ Meeting”) shall have given its approval to the transactions contemplated hereby (the “Transaction”), it being understood that a Seller’s shareholders meeting shall be convened to be held on [ * ] to resolve on such approval;
4.3	Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is conditional upon fulfillment or waiver by the Purchaser of the following conditions:
a.	Representations and Warranties. The Warranties of Seller set forth in this Agreement, or in any written statement or certificate that shall be delivered to Purchaser by Seller under this Agreement at Closing, shall be true and correct on and as of the date made and as of the Closing Date as if made on the date thereof, except (i) to the extent such representation or warranty specifies an earlier date, and (ii) where the failure of such representations and warranties to be so true and correct would not have individually, or in the aggregate, a Material Adverse Effect, and Purchaser shall have received a
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certificate to such effect as set forth in Section 5.2(d) of this agreement. For the avoidance of doubt, the effecting of the Closing by Purchaser shall not limit or otherwise affect the Purchaser’s rights under the Warranties given by the Seller.

b.	Performance of Obligations. Seller shall have performed all obligations and covenants (other than under Article 4.3.a) required to be performed by it prior to the Closing Date under this Agreement and any other agreement or document referenced herein and entered into in connection herewith.

c.	No Material Adverse Change. That during the period between the date of this Agreement and the Closing Date, no event shall have occurred that has a Material Adverse Effect.

d.	Legal Opinion. Baker & McKenzie Amsterdam NV has delivered its legal opinion in relation to Seller, substantially in form of Schedule 4.3(d).
4.4	Conditions to the Obligation of Seller. The obligation of Seller to effect the Closing is conditional upon fulfillment or waiver by the Seller of the following Conditions:
(a)	Supervisory Board approval. The Seller’s supervisory board shall have given its final approval to the transactions contemplated hereby, it being understood that Seller’s supervisory board has convened a meeting to be held on the Date of this Agreement to resolve on such approval; and

(b)	Performance of Obligations. Purchaser shall have performed all obligations and covenants required to be performed by it prior to the Closing Date under this Agreement and any other agreement or document referenced herein and entered into in connection herewith;

(c)	Legal Opinion. Morrison Foerster LLP has delivered its legal opinion in relation to Purchaser, substantially in form of Schedule 4.4(c).
4.5	Notice. If a Party becomes aware of a circumstance which will or may prevent the fulfillment of a Condition to its obligations to effect the Closing, it will notify the other Party thereof in writing without delay.

4.6	Fulfillment Date. If any of the conditions to a Party’s obligation to effect the Closing shall for reasons other than breach by such Party of its obligations hereunder not be fulfilled on or before April 30, 2006 then such party may at its option and without prejudice to any of its other rights and claims (including, even if this Agreement is terminated, any right to payment of Damages), by notifying the other Party:
(a)	to the extent permitted by applicable law, waive the unfulfilled conditions; or
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(b)	postpone Closing.
If any Party postpones Closing, this Agreement shall apply as if the postponed Closing were the original Closing, provided however that if Closing has not occurred by April 30, 2006, either Party may terminate this Agreement by written notice to the other Party unless the failure of the Closing to occur by such date is the result of a breach by the former Party of its obligations hereunder.

4.7	Effect of Termination. Without prejudice to Article 4.6, if either Party terminates this Agreement, this Agreement shall cease to have any effect, (i) except Article 13.1 (Parties’ Costs), Article 14 (Notices), Article 11 (Restriction on Announcements), Article 12 (Confidential Information) and Article 15 (Governing Law and Arbitration) which shall remain in full force and effect, and (ii) save in respect of claims for costs, damages, compensation or otherwise arising out of any breach of the terms of this Agreement.
ARTICLE 5 — CLOSING
5.1	Time and Place of Closing. Subject to the provisions Article 4, the Closing shall take place simultaneously at the offices of Baker & McKenzie Amsterdam N.V. and the Civil Law Notary, at 10:00 A.M. on the 2nd Business Day following the date upon which all of the Conditions to the obligations of the Parties to effect the Closing are satisfied or waived or at such other place and time as shall be mutually agreed between the Parties, where all (and not some only) of the events described in this Article 5 shall occur.

5.2	Seller’s Closing Obligations. At Closing, the Seller shall:
(a)	deliver or cause to be delivered to the Purchaser evidence satisfactory to the Purchaser of the satisfaction of the Conditions to Seller’s obligation to effect the Closing, being a copy of the minutes of the meeting of the Supervisory Board and of the shareholders meeting of the Seller approving the sale of the Share;

(b)	execute:
(i)	the Notarial Transfer Deed in the form of Schedule 5.2(b)(i) attached hereto;

(ii)	the notification of the transfer of the Share to the Company according to § 16 of the Act on Companies with Limited Liability (GmbHG), in the form of Schedule 5.2(b) (ii) attached hereto;
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(iii)	the commercial agreement, together with the further agreements and documents referred to therein (jointly the “Commercial Agreement”), in the form of Schedule 5.2 (b) (iii) attached hereto;

(iv)	the agreement with regard to employee and management participation plan (the “EMPP Agreement”), in the form of Schedule 5.2 (b) (iv) attached hereto;
(c)	cause a managing director of the Company to submit the new list of shareholders to the commercial register pursuant to § 40 GmbHG;

(d)	deliver a certificate executed on behalf of Seller by its managing director, certifying to the matters set forth in section 4.3 (a), (b) and (c).
5.3	Purchaser’s Closing Obligations. At Closing, the Purchaser shall:
(a)	pay the Consideration on the Notary Account, such that the relevant amount shall have arrived at the Notary Account with a value date not being later than the Closing Date;

(b)	cause the Company to repay all of its debts to Seller (the “Seller Debts”), the principal amount of which is [ * ] which the Seller agrees will be satisfaction in full of all the Seller Debts, and to the extent necessary make available to the Company sufficient funds in order to enable the Company to repay such debts, the amount of which repayment shall be paid on the Notary Account, such that the relevant amount shall have arrived at the Notary Account with a value date not being later than the Closing Date;

(c)	(cause to) execute:
(i)	the Funds Flow Letter thus authorizing the release of the Consideration and the amount in relation to the debts repayment by the Company from the Notary Account to such bank account{s} designated by the Seller;

(ii)	the Notarial Transfer Deed;

(iii)	the Commercial Agreement;

(iv)	the EMPP Agreement;

(v)	the waiver agreements entered into between (i) Purchaser and the Company’s management personnel, in the form of Schedule 5.3(c)(v)(i) attached hereto and (ii) Purchaser and the Company, in the form of Schedule 5.3(c)(v)(ii) attached hereto ;
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)	deliver a certificate executed on behalf of Purchaser by its Chief Executive Officer or Chief Financial Officer, certifying to the matters set forth in sections 4.4 (a), (b) or (c).
5.4	Non-Compliance. If the Seller or Purchaser fails to perform any action required from it under Article 5.2 and 5.3, the other Party may, at its option and without prejudice to any of its other rights and claims (including, also if this Agreement is terminated, any right to payment of damages):
(a)	demand that the defaulting Party performs the relevant actions on a day and at a time to be determined by the non-defaulting Party; or

(b)	terminate this Agreement by written notice (without any liability towards the defaulting Party).
If either Party terminates this Agreement pursuant to this Article 5.4, Article 4.7 shall apply mutatis mutandis.
ARTICLE 6 — ACTION BEFORE CLOSING
6.1	Conduct of Business. From the date of this Agreement until the Closing Date, Seller shall use its commercially reasonable efforts in order to cause the Company to be operated only in the ordinary course of business and in a manner consistent with past practice, and that the Company shall preserve substantially intact the business organization of Company, to keep available the services of the current officers, employees and consultants of Company and to preserve the current relationships of Company with customers, partners, suppliers and other persons with which Seller has significant business relations. Seller shall promptly notify Purchaser of any event or occurrence not in the ordinary course of business of Company, and any event of which it is aware which reasonably would be expected to have a Material Adverse Effect on the Company (even if the likelihood of such event has previously been disclosed or could result from any item set forth in the Disclosure Letter). Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or disclosed in the Disclosure Letter, Seller shall not, from the date of this Agreement until the Closing Date, directly or indirectly, cause, or permit the Company to do any of the following without the prior written consent of Purchaser:
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(i)	amend its articles of association or other constitutional documents;

(ii)	issue, sell, or dispose of any shares in its capital, any options, warrants or rights of any kind to acquire any shares in its capital or any securities which are convertible into or exchangeable for any shares in its capital;

(iii)	split, combine or reclassify any shares in its capital, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any shares in its capital, or redeem or otherwise acquire any shares in its capital;

(iv)	create, incur, or guarantee long-term indebtedness for borrowed money or short-term indebtedness for borrowed money which in the aggregate exceeds Euro 50,000.—;

(v)	mortgage or encumber any of its assets or properties which are material to the Company;

(vi)	enter into any commitment or transaction not in the ordinary course of business;

(vii)	terminate any employees or grant severance or termination pay to any director, officer, employee or consultant;

(viii)	enter into any transaction with its officers, directors or stockholders or their Affiliates;

(ix)	mend or otherwise modify the material terms of any material contract of Company or Governmental Approval;

(x)	other than pursuant to the Commercial Agreement, Transfer to any person or entity any rights to Company’s Intellectual Property Rights;

(xi)	sell, lease, license or otherwise dispose of any of Company’s assets outside of the ordinary course of business;

(xii)	Commence a legal proceeding other than for the routine collection of bills or in connection with routine labor (employee dismissal) disputes;
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(xiii)	Acquire or agree to acquire by merging, consolidating or entering into a joint venture arrangement with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the financial condition, results of operations, business or properties of Company taken as a whole;

(xiv)	adopt, amend or terminate any employee benefit plans, programs, policies or other arrangements, or enter into any employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries, bonuses or wage rates of its directors, officers, or employees;

(xv)	revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

(xvi)	pay, discharge or satisfy any Liability, other than the payment, discharge or satisfaction of obligations in the ordinary course of business or liabilities reflected or reserved against in the Financial Statements;

(xvii)	make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sales tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any extension or waiver of the limitation period, applicable to any tax claim or assessment;

(xviii)	fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

(xix)	forgive any indebtedness owed to Company;

(xx)	cancel, materially amend or renew any insurance policy other than in the ordinary course of business;
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(xxi)	take any action or intentionally fail to take any action that would cause a Material Adverse Effect; or

(xxii)	enter into any contract or agree, in writing or otherwise, to take any of the actions described above in this Section 6.1, or any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.
6.2	Certain Notifications. Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of:
(i)	the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which reasonably could be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and

(ii)	any failure of Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect any remedies available to the party receiving such notice.
6.3	Access to Information. From the date of this Agreement until the Closing Date, upon reasonable notice, Seller shall cause the Company to cooperate with Purchaser in the development of integration plans for implementation by Purchaser following the Closing, and in connection therewith give Purchaser, upon its reasonable request, access to Company’s buildings, offices, and other facilities, and to its books and records, whether located on the Company’s premises or at another location; provided, that no investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made by Seller or Buyer herein.
6.4	Consents. Seller will use best efforts to obtain prior to Closing all Consents from Governmental Authorities. At the request of Seller, Purchaser shall provide Seller with such assistance and information as is reasonably requested by Seller to obtain such Consents. Any costs incurred in obtaining the Consents shall be borne by the Seller.
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6.5	Best Efforts. From the date of this Agreement until the Closing, each of Seller and Purchaser shall use their respective best efforts to cause to be fulfilled and satisfied all of the other party’s conditions to Closing set forth in Article 4.

6.6	Shareholders’ Meeting. The Seller, acting through its management board and/or supervisory board, shall, subject to and according to applicable law and its articles of incorporation, promptly and duly call, give notice of, convene and hold as soon as practicable to ensure obtaining requisite shareholder approval following the date hereof, the Shareholders’ Meeting for the purpose of voting to approve and adopt the Transaction (the “Seller Voting Proposal”). The board of directors of the Seller shall, subject to the fiduciary duties of the management board and supervisory board of the Seller under applicable Law, (i) recommend approval and adoption of the Seller Voting Proposal by the stockholders of the Seller and include in the related Shareholder Circular to the stockholders of the Company such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval and take all other action necessary or advisable to secure the vote or consent of the Seller’s stockholders required by Netherlands Law or applicable Frankfurt Exchange requirements to obtain such approval. The Seller represents that the Seller stockholder vote required for the approval of the Seller Voting Proposal shall be a majority of the outstanding shares of Seller Common Stock on the record date for the Shareholders’ Meeting.

6.7	Seller Debts. Prior to the Closing Date, Seller has taken all legal actions and has executed all documents and certificates and has made such filings with any applicable Governmental Authorities, so that (i) any obligations of the Company to Seller under the Seller Debts have been terminated and extinguished in full, and (ii) any legal rights that Seller has with respect to the Company relating to such Seller Debts have been terminated and extinguished in full, including without limitation any the removal of any Liens or Encumbrances Seller may have in connection therewith.
ARTICLE 7 — REPRESENTATIONS AND WARRANTIES
7.1	Warranties. The Seller represents, warrants and undertakes (“verklaart, staat er voor in en garandeert") to the Purchaser that each of the representations and warranties relating to the Company as set forth in Schedule 7.1 (“Warranties”) is at the date of this Agreement and as of the Closing Date true and accurate.

The Purchaser acknowledges and agrees that:
a.	the Warranties are the only representations, warranties or other assurances of any kind in relation to the Share, the Company and its business and its assets and liabilities given or made by or on behalf of the Seller on which the Purchaser may rely (and has relied upon) in entering into this Agreement. The Purchaser acknowledges that no
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representations or warranties, express or implied, have been or are given in relation thereto other than the Warranties;

b.	unless expressly and explicitly provided for in other provision of this Agreement, no forward-looking statement, projection, promise, forecast or estimate (whether oral or in writing) made by or on behalf of the Seller or the Company shall form a basis of any claim by the Purchaser in connection with this Agreement;

c.	unless expressly and explicitly provided for in other provision of this Agreement, the Seller makes no representation nor any warranty, nor accepts any duty of care in relation to the Purchaser as to the accuracy or completeness of information insofar as it concerns projections, forecasts, estimates, statements of intent or statements of opinion howsoever provided to the Purchaser, whether contained in presentations, information memoranda, in the information disclosed to it or otherwise;

d.	at the time of entering into this Agreement it is not aware of any matter or thing which constitutes a Breach of the Warranties.
7.2	Disclosures. The Warranties are limited by, and the Seller shall not be in Breach in respect of, any specific exceptions and qualifications to the Warranties set forth or referred to in the Disclosure Letter attached hereto as Schedule 7.2.

7.3	Seller’s Warranties. The Seller represents and warrants that each of the representations and warranties relating to the Seller as set forth in Schedule 7.3 (“Seller’s Warranties”) is at the date of this Agreement and as of the Closing Date true and accurate.

7.4	Purchaser’s Warranties. The Purchaser represents and warrants that each of the representations and warranties relating to the Purchaser as set forth in Schedule 7.4 (“Purchaser’s Warranties”) is at the date of this Agreement and as of the Closing Date true and accurate.

7.5	Seller Additional Agreement. Seller hereby agrees to the representations, warranties, covenants and agreements set forth in Schedule 7.5.
ARTICLE 8 — REMEDIES FOR BREACHES
8.1	Remedies. In the event of a breach of any of the Warranties given by the Seller (“Breach") or in the event of a default in the compliance by Seller of any other obligations under this Agreement (“Default"), the Seller shall reimburse and hold harmless the Purchaser for all direct Damages suffered by the Purchaser as a result of such Breach or Default, subject to the provisions of Article 8.3 through 8.5, and it furthermore being understood that the Seller shall in no event be liable towards the Purchaser for any Damages suffered or incurred by the Purchaser as a result of any breach by the Seller under this Agreement or otherwise:
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1.	to the extent that Damages include any derived, punitive, special, indirect, incidental damages or any consequential damages, including but not limited to damage to reputation and goodwill, loss of profits (actual, anticipated or otherwise) or savings or expected future business of any of the Company or the Purchaser;

2.	if and to the extent that the matter giving rise to a Breach or Damages results in an adjustment of the Purchase Price or has been taken into account in calculating and deciding on the Purchase Price or any part thereof;

3.	to the extent that a claim is based upon a liability that is contingent only, except to the extent that such contingent liability has resulted in Damages to Purchaser;

4.	to the extent that a claim relates to any Damages which are recovered by the Purchaser or the Company from its insurers, provided, however, that any rights an insurer may have to be subrogated to the rights of Purchaser shall be preserved;

5.	if and to the extent that such Damages have been recovered by the Purchaser or the Company from any third party, whereby the person so entitled shall use its reasonable commercial efforts to recover that sum, shall be repaid to the Seller;

6.	if and to the extent that Damages relate to any matter included as a liability in the Financial Statements and/or are covered by means of a reserve or provision in the Financial Statements;

7.	if and to the extent that any Damages result from the failure by the Purchaser or the Company to ensure that all reasonable steps are taken to prevent or mitigate any Damages that could give rise to a claim;

8.	if and to the extent that the act, omission, event, circumstance or Breach giving rise to such Damages was disclosed to the Purchaser in the Agreement and/or the Disclosure Letter;

9.	to the extent that Damages or the liability therefore occurs or is increased as a result of (i) changes in any legislation or regulations, or (ii) any legislation or regulations or other action of any governmental authority not in force on the date hereof, or (iii) any change in case-law after the such date.
The Purchaser shall not be entitled to recover from the Seller more than once in respect of any one matter even if more than one Warranty is breached. Any payment made by the Seller in respect of a Breach or Default shall be deemed to be a reduction of the Consideration that the Seller has received hereunder. To the extent any applicable law would entitle the Purchaser to enforce additional rights against the Seller with respect to this Agreement other than the ones explicitly granted to Purchaser herein, including but not limited to any rights to rescind or cancel this Agreement (other than in the absence of fraud or intentional misstatements), Parties hereby exclude such rights, and to the extent such rights are incapable of being excluded the Purchaser hereby waives such rights, which waiver is hereby accepted by the Seller.

8.2	Breaches of Seller’s Warranties and Purchaser’s Warranties. In the event of a breach of any of the Seller’s Warranties or the Purchaser’s Warranties, covenants, or other
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agreements in this Agreement, the Party in breach shall reimburse and hold harmless the other Party for all Damages suffered by such Party.

8.3	Survival. All Warranties shall survive the Closing Date for 18 months, except for fraud or intentional misstatements. All such Warranties shall expire after said 18 months period, except for Claims asserted by the Purchaser prior to such date.

8.4	Threshold.
(a)	The Purchaser shall not be entitled to seek indemnification for any individual Claim unless the amount of Damages relating to such Claim exceeds [ * ] , and until the aggregate amount of all indemnifiable Claims exceeds [ * ] and then the Purchaser shall be entitled to recover all Claims in excess of the above amount.

(b)	None of the thresholds set forth in Article 8.4(a) shall apply to fraud, intentional Breaches and Defaults, or to the provisions set forth in Article 7.5 and Schedule 7.5.

(c)	For purposes of this Article 8.4, the existence and extent of any Breach shall be determined by reading the relevant Warranties as if all materiality standards contained in such Warranties (i.e. without reference to the qualifier “material,” “materially,” “in all material respects,” in any material respect,” “material adverse effect” or similar qualifiers), have been deleted from such representation and warranty in its entirety.

(d)	Limitation of Liability. The aggregate amount to which the Purchaser shall be subject pursuant to this indemnification provision shall be limited to [ * ] , except that such limit will not apply in case of any of the following (and any payments by Seller to Purchaser relating to the following):
a.	fraud or intentional misstatements by Seller;

b.	breaches of Seller’s covenants or other agreement in this Agreement;

c.	any breach relating to the matters set forth in Article 7.5 and Schedule 7.5.
8.5	Claim Procedure.
(a)	The Purchaser shall give the Seller written notice (“Indemnification Notice”) of any facts and the circumstances giving rise to a Claim promptly after the Purchaser becoming aware of the facts and circumstances giving rise to such Claim, but the failure to notify the Seller will not relieve the Seller of any liability that it may have
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to Purchaser, except to the extent that the Seller demonstrates that the defense of such action is prejudiced by the Purchaser’s failure to give such notice.

(b)	If the Claim relates to a claim or the commencement of an action or proceeding (a “Proceeding”) by a Third Party against the Company and/or the Purchaser, then the Seller shall have, upon request within 20 business days after receipt of the Indemnification Notice, the right to defend, at its own expense and by its own counsel (and such counsel reasonably satisfactory to Purchaser), any such matter involving the asserted liability of the Company and/or the Purchaser. If the Seller assumes the defense of such a Claim, no compromise or settlement of such Claim may be effected by the Seller without the Purchaser’s consent (which may not be unreasonably withheld) unless (i) the sole relief provided is monetary damages that are paid in full by Seller, and (ii) the Purchaser will have no liability with respect to any compromise or settlement of such Claim effected without its consent. Notwithstanding the foregoing, if Purchaser determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates (other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement), the Purchaser may, by notice to the Seller assume the exclusive right to defend, compromise or settle such Proceeding, but the Seller will not be bound by and determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(c)	If the Claim does not relate to a claim or the commencement of a Proceeding by a Third Party, the Seller shall have 20 business days after receipt of the Indemnification Notice during which it shall have the right to object to the subject matter and the amount of the Claim set forth in the Indemnification Notice by delivering written notice thereof to the Purchaser. If the Seller sends notice to the Purchaser objecting to the matters set forth in the Indemnification Notice, the Seller and the Purchaser shall use their best efforts to settle the Claim. If the Seller and the Purchaser are unable to settle the Claim, the matter shall be resolved in the manner set forth in Article 15 of this Agreement.

(d)	The provisions of sections 8.5 shall not apply to the provisions set forth in Article 7.5 and Schedule 7.5.
ARTICLE 9 — OTHER CONVENANTS
Undertaking Seller vis-à-vis the Company. The Purchaser confirms and acknowledges that it is aware that the Company shall require further funding in order to continue its
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operations in the future, and that the Purchaser’s commitment to provide funding to the Company as soon as practicably possible after Closing in order to allow the Company to continue its operations for at least twelve months has been a key element for the Seller in entering into this Agreement under the terms and conditions as set forth herein.
ARTICLE 10 — ACCESS TO INFORMATION
Access. After the Closing Date, the Purchaser shall procure that the Seller and any persons authorized by it will be given – for as long required by Seller to fulfill its legal obligations — all such information relating to the Company and such access (at reasonable times and with sufficient reasonable advance notice) to the premises and all books, records, accounts and other documentation of the Company as the Seller may reasonably request in order to file any tax returns or otherwise comply with any provisions of law to which it is bound and be permitted to take copies of any such books, records, accounts and other documentation and that the officers and employees of the Company shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.
ARTICLE 11 — RESTRICTIONS ON ANNOUNCEMENTS
11.1	The Parties undertake that upon the execution of this Agreement their public statements in the form of Schedule 11.1 attached will be issued to conform with the rules applicable to the Parties due to their listings at the Frankfurt (Seller) and NASDAQ (Purchaser) stock exchanges.

11.2	Each of the Parties hereto undertake that prior to Closing and thereafter it will not (save as mentioned in Article 11.1 or required by law) make any announcement in connection with this Agreement, unless the other Party hereto shall have given its written consent to such announcement (which consent may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).
ARTICLE 12 — CONFIDENTIAL INFORMATION
12.1	Non-disclosure. The Parties undertake that they shall treat as strictly confidential all Confidential Information received or obtained by them or their employees, agents or advisers as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of each of the Parties or any member of their group, and subject to the provisions of Article 12.2 that they will not at any time hereafter make use of or disclose or divulge to any person any such Confidential Information
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and shall use their best endeavors to prevent the publication or disclosure of any such information. In addition, from and after Closing, Seller shall treat as confidential all information relating to the Company, as if such information had been disclosed to Seller by Purchaser pursuant to the confidentiality and standstill agreement dated as of March 10, 2006.

12.2	Exceptions. The restrictions contained in Article 12.1 shall not apply so as to prevent the Parties from making any disclosure required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the relevant Party is subject or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Article shall apply to and the Parties shall procure that they apply to, and are observed in relation to, the use or disclosure by such professional adviser of the information provided to him) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Article by the Parties.
ARTICLE 13 — MISCELLANEOUS
13.1	Parties’ Costs. Each Party to this Agreement shall pay its own costs and disbursements of and incidental to this Agreement and the sale and purchase of the Share, provided that all costs associated with the Notarial Transfer Deed shall be borne by the Purchaser.

13.2	Waiver. No failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Purchaser of any breach by the Seller of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

13.3	Assignment. The Seller and the Purchaser may not assign this Agreement (“contractsoverneming”) or assign or encumber its rights there under, without the prior written consent of the other Party, which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties, pursuant to a merger, de-merger, acquisition, sale of substantially all the assets or other type of reorganization. Nothing expressed or referred to in the Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

13.4	Entire Agreement. This Agreement (together with any documents referred to herein or executed contemporaneously or at Closing by the Parties in connection herewith)
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constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter of this Agreement (including without limitation that certain Letter of Intent entered into between the parties, effective as of March 10, 2006 relating to the subject matter of this Agreement) and it is expressly declared that no variations of this Agreement shall be effective unless made in writing and executed by the Parties.

13.5	Continuity of obligations. All the provisions of this Agreement shall remain in full force and effect notwithstanding Closing (except insofar as they set out obligations that have been fully performed at Closing).

13.6	Severability. If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

13.7	Further acts. Upon and after Closing the Seller shall do and execute or cause to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement.

13.8	Interpretation. This Agreement shall constitute an allocation of risks between the parties. The Parties deem the security they may derive from the provisions of this Agreement essential.

13.9	Third Party Beneficiary Rights. Unless this Agreement explicitly provides otherwise, it contains no stipulations for the benefit of a Third Party which could be invoked by a Third Party against a Party.

13.10	Counterparts. The Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.
ARTICLE 14 — NOTICES
Notices. Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by 5 days’ prior written notice specified to the other Parties):
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To the Purchaser:	Dynavax Technologies Corporation
	Address:	2929 Seventh Street, Suite 100,
Berkeley, CA 94710, USA
	Telephone No:	+1 (510) 848 5100
[ * ]
	Attention:	Chief Financial Officer

With a copy to:	Morrison & Foerster LLP
	Address:	425 Market Street, 33rd Floor
San Franciso, CA 94131, USA
[ * ]
No:
[ * ]
	Attention:	John W. Campbell III

To the Seller:	Rhein Biotech N.V.
	Address:	Oude Maasstraat 47,
6229 BC Maastricht, the Netherlands
[ * ]
No:
[ * ]
	Attention:	Managing Director

With a copy to:	Baker & McKenzie Amsterdam NV
	Address:	Leidseplein 29
1017 PS Amsterdam, the Netherlands
[ * ]
No:
[ * ] No:
	Attention:	Edwin T.H. Liem
Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched. The Parties shall, as soon as possible after the contact details of such party have changed, inform the other Parties thereof. Failure to inform the other Parties of such change, as well as any adverse consequences thereof, shall be for the sole account of such defaulting Party.
ARTICLE 15 — GOVERNING LAW AND ARBITRATION
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15.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of [ * ] .

15.2	Arbitration. All disputes arising in connection with this Agreement, or further agreements or contracts resulting thereof, shall be finally settled in accordance with the Arbitration [ * ] . The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be [ * ] . The arbitral procedure shall be conducted in the English language. The arbitral tribunal shall decide according to the rules of law (“naar de regelen des rechts”). Consolidation of the arbitral proceedings with other arbitral proceedings pending in [ * ] , as provided in [ * ] is excluded.
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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.
Purchaser:
for and on behalf of DYNAVAX TECHNOLOGIES CORPORATION

/s/ Dino Dina			blank
By:	Dino Dina	By:	blank
Title:	CEO	Title:	blank
Seller:
for and on behalf of RHEIN BIOTECH N.V.

/s/ C.P.E. Moonen		/s/ P.G.J. Heijmanns
By:	C.P.E. Moonen	By:	P.G.J. Heijmanns
Title:	Managing Director	Title:	Managing Director
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SCHEDULE 1.1
DEFINITIONS
1. Definitions

“Act”	Means the Federal Food Drug and Cosmetics Act in the U.S., its implementing regulations and FDA guidances, and all counterparts outside the U.S. to each of the foregoing, including International Conference on Harmonization guidelines.

“Agreement”	Means this share sale and purchase agreement, including all schedule and annexes thereto;

“Affiliate”	Means, with respect to a company, (i) any Person (directly or indirectly) in Control of such company, (ii) any Person (directly or indirectly) under Control by such company or (iii) any Person (directly or indirectly) under common Control with such company, and (iv) any “Affiliate” of a natural person (directly or indirectly) in Control of such company; for the purposes of this definition with respect to any natural person “Affiliate” means (x) the spouse of such natural person, (y) any other natural person related to such first-mentioned natural person, or such first-mentioned natural person’s spouse or registered partner, by blood or marriage in the third degree or closer;

“Berna Agreement”	Means that certain License and Supply Agreement between the Purchaser and Berna Biotech AG dated October 28, 2003.

“Breach”	Has the meaning ascribed to it in Article 8.1;

“Business Day”	Means any day on which the banks are not required or authorized to be closed for business in The Netherlands, excluding Saturdays and Sundays;

“Civil Law Notary”	Means the civil law notary who shall execute the Notarial Transfer Deed;

“Claim”	any notice provided under the notice provisions of the Agreement pursuant to which either party asserts a claim under Article 8;
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“Clinical Data”	Means all laboratory, analytical, pre-clinical and clinical data prepared by, for or on behalf of Company or its Affiliates or in Company’s and/or its Affiliates’ or suppliers’ or distributors’ possession in any form, or to which any of them has rights, which data is with respect to hepatitis B surface antigen or any Product.

“Closing”	Means completion of the sale and purchase of the Shares as specified in Article 4;

“Closing Date”	Means the date on which the Closing occurs;

“Closing Date Working Capital”	Has the meaning ascribed to it in Article 3.2

“Commercial Agreement”	Means the agreement setting forth certain commercial arrangements between the Seller on the one hand and the Company and the Purchaser, on the other hand;

“Company”	Has the meaning ascribed to it in the Recitals, and shall also be deemed to include Novovacs BV for purposes of the Company Warranties set forth in Schedule 7.1.

“Conditions”	Has the meaning ascribed to it in Article 4.1;

“Confidential Information”	Means any and all data and information relating to the Company and/or to the business and affairs of a Party that may be provided, orally, in writing or digitally, to the other Party that is marked or expressly stated as being “confidential”;

“Contract”	Means any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.

“Control”	Person or Persons (each a “controller”) shall be taken to have Control of another Person (“the controlled person”) if one or more of the controllers, whether by law or in fact has, or is entitled to acquire, the right or the power to secure whether directly or indirectly, that the controlled person’s affairs are conducted in accordance with the wishes of the controller and in particular, but without prejudice to the generality of the foregoing, if one or more of the controllers holds:
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(i)	the greater part of the share capital of the controlled person or of the voting rights attaching to the controlled person’s shares; or

(ii)	the power to control the composition of any board of directors or governing body of the controlled person;
For the purposes of the foregoing and without limitation there shall be attributed to any controller:
(i)	any rights or powers which another Person possesses on his behalf or is or may be required to exercise on his direction or behalf; and

(ii)	all rights and powers of any body corporate of which any controller alone or together with another or other controllers has control or of any two or more such bodies corporate;

“Consideration”	Has the meaning ascribed to it in Article 3.1;

“Damages”	Has the meaning of damages (schade) as defined in [ * ] , subject to any limitations set forth in the Agreement;

“DCC”	Means the [ * ] ;

“Default”	Has the meaning ascribed to it in Article 8.1;

“Disclosure Letter”	Means the disclosure from the Seller to the Purchaser disclosing information constituting exceptions to the Warranties;

“Encumbrance”	Means any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, security interest, option, right of first refusal, pre-emption righ, usufruct (“vruchtgebruik”) or limited right (beperkt recht) and any other encumbrance, attachment (“beslag”) or condition whatsoever;

“EMPP Agreement”	Has the meaning ascribed to it in Article 5.2(b) (iv)

“Environment”	Means any ambient workplace or indoor air, surface water, drinking water supply, groundwater, land surface or subsurface strata, river sediment and buildings, structures and fixtures.

“Environmental Claim”	Means any Action, or demand from any Governmental
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Entity or any Person alleging Liability under Environmental Law, resulting from or based upon:
(a) the failure to comply with Environmental Law; (b) the failure to comply with any Environmental Permit; (c) the presence in the Environment or Release of, or human exposure to, any Regulated Substance or any other substance, material or waste alleged to be toxic, hazardous or dangerous; or (d) the obligation to conduct any Remedial Action.

“Environmental Contamination”	Means (i) the pollution of the soil (schädliche Bodenverunreinigung) within the meaning of Section 2 para. 3 Federal Soil Protection Act (Bundesbodenschutzgesetz), (ii) the pollution or contamination of, or the presence of Regulated Substances (Schadstoffe), or (iii) the pollution or contamination by or the presence of Regulated Substances (Schadstoffe) in the ground water or surface water beneath or on real property, provided, however, that in each case such Environmental Contamination existed at, or prior to, the Closing Date.

“Environmental Matters”	Means:
(i) the disposal, release, spillage, deposit, escape, discharge, leak or emission of, contact with and/or exposure of any person or the environment to Regulated Substances or waste; (ii) the creation of any odocer, emissions to air, noise, vibration, radiation, dust, legal or statutory nuisance, or other adverse impact on the environment; and (iii) any other matter relating to the condition, protection, maintenance, restoration or replacement of the environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, keeping, handling, use (including as a building material), possession, distribution, disposal, supply, receipt, sale, purchase, import, export, transportation or presence of Regulated Substances or waste and any risk relating thereto.

“Environmental Permit”	Means any permit, registration, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

“Euro” or “EUR”	Means Euro, the lawful currency of certain participating States members of the European Union;
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“Final CDWC Calculation”	Has the meaning ascribed to it in Article 3.5

“Financial Statements”	Has the meaning ascribed to it in Section 3 of the Warranties Schedule;

“Funds Flow Letter”	Means the letter executed by the Seller and the Purchaser setting out flow of funds at Closing;

“GAAP”	Means the generally accepted accounting principles of Germany;

“GMP” or “cGMP”	Means current good manufacturing practices within the meaning of the Act.

“Governmental Authority”	Means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, parliament, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal), including any Regulatory Agency, whether domestic or foreign; (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Governmental Rule”	Means any applicable law (Gesetz, Verordnung Satzung), judgment, order, decree, statute, ordinance, directive, rule or regulation issued, rendered or promulgated by any Governmental Authority.

“Indemnification Notice”	Has the meaning ascribed to it in Article 8.6;

“Insurance Policies”	Has the meaning ascribed to it in Section 10 of the Warranties Schedule;

“IP Rights”	Has the meaning ascribed to it in Section 7 of the Warranties Schedule;

“IT System”	Has the meaning ascribed to it in Section 8 of the Warranties Schedule;
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“Legal Requirement”	Means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities”	Means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, direct or indirect, primary or secondary, matured or unmatured, or determined or determinable, known or unknown, including those arising under any Governmental Rule, Contract, or otherwise.

“Licensed Rights”	Has the meaning ascribed to it in Section 7 of the Warranties Schedule;

“Material Adverse Effect”	Means any event, change, circumstance or effect that when taken individually or together with all other adverse events, changes and effects, is or is reasonably likely (a) to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of the Company; or (b) to prevent or materially delay consummation of the Transaction or otherwise to prevent the Seller from performing its obligations under this Agreement or the other Transaction Documents, but excluding any change, circumstance or effect caused by or relating to: (i) changes in conditions generally affecting (A) the healthcare or biotechnology industry or (B) the economies in which the Companies operates, or world economy or securities markets; and (ii) the execution or announcement of this Agreement or the consummation of the transactions contemplated hereby, and (iii) the deterioration of the working capital of the Company substantially from the amount set forth in Section 3.3 of the Agreement.
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“Manufacturing Specifications”	Has the meaning ascribed to it in Section 10(g) of the Warranties Schedule.

“Material Contracts”	Has the meaning set forth in Section 9(a) of the Warranties Schedule.

“Non-Registered IP Rights”	Has the meaning ascribed to it in Section 7 of the Warranties Schedule;

“Notary Account”	Means the trust account of the Civil Law Notary

“Notarial Transfer Deed”	Means the notarial deed executed by a civil law notary authorized in Germany pursuant to which the Shares are transferred;

“Order”	Means any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Party”	Means any Party in this Agreement;

“Permits”	Has the meaning ascribed to it in Section 7 of the Warranties Schedule;

“Person”	Means any legal entity, firm, corporation, partnership or other business or legal person, as well as any natural person;

“Preliminary CDWC Calculation”	Has the meaning ascribed to it in Article 3.3

“Proposed CDWC Calculation”	Has the meaning ascribed to it in Article 3.4

“Products”	Means Cytovax Program Products, Supervax Program Products and Theravax Program Products, as each is defined in the Commercial Agreement.

“Purchaser”	Has the meaning ascribed to on page 2;

“Purchaser’s Warranties”	Has the meaning ascribed to it in Article 7.4;

“Real Property Leased”	Has the meaning ascribed to it in Section 5 of the Warranties Schedule;
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“Recitals”	Means the recitals of this Agreement;

“Real Property Owned”	Has the meaning ascribed to it in Section 5 of the Warranties Schedule;

“Registered IP Rights”	Has the meaning ascribed to it in Section 7 of the Warranties Schedule;

“Regulated Substance”	Means any substance and/or material that in relevant quantity, form or concentration is listed, defined or regulated as a pollutant, contaminant, hazardous, dangerous or toxic substance, material or waste pursuant to any Environmental Law, including any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products) as well as any material which – without being listed, defined or regulated in the above described manner – is hazardous, dangerous or toxic relating to soil, groundwater, surface-water, noise, air (emissions), which is capable of causing harm or damage to property, human health, environment or to men or any other organisms protected by Environmental Law including, without limitation, mineral oils, solvents, substances (including liquids, solids, gases, noises), pollutants, contaminants, petroleum, petroleum products and radioactive materials.

“Regulatory Agency”	Means any Governmental Entity — whether foreign, domestic, national, regional or provincial — that regulates the safety, efficacy, reliability, manufacture, investigation, sale, marketing or promotion of pharmaceuticals, medical products, biologics or biopharmaceuticals, including the FDA, the EMEA, and their counterparts.

“Regulatory Applications”	Means (a) all applications for Regulatory Approval for the Products anywhere in the world, and (b) all applications and/or licenses required to legally clinically test in humans Products anywhere in the world, such as investigational new drug applications in the U.S.

“Regulatory Approvals”	Means all approvals to legally sell the Products as a pharmaceutical.
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“Release”	Means any release, spill, emission, discharge, leaking, pumping, injection, deposit or disposal (as those terms are defined in any Environmental Law) at, into or onto the Environment.

“Remedial Action”	Means any Action, including any capital expenditure, which the Company is required to undertake pursuant to Environmental Law to (a) investigate, monitor, clean up, remove or treat any Regulated Substance in the Environment; or (b) prevent the Release or threat of Release, or minimize the further Release, of any Regulated Substance so it does not endanger or threaten to endanger the Environment or public health or welfare.

“Research and Development Materials”	Means all research and development materials used in or related to the Company’s business with respect to hepatitis B surface antigen production or Products. This includes (without limitation) all production and other cell lines expressing any Product’s active ingredient.

“Seller”	Has the meaning ascribed to on page 2;

“Seller’s knowledge.” “Seller’s awareness,” “Seller’s best knowledge” or words of similar import	Means (i) the actual knowledge of the Seller’s statutory directors or after having made reasonable enquiries into the affairs of the Company in respect of the relevant matter to which this qualification applies, with the managing directors of the Company, but no other enquiries have been made by such Seller’s statutory directors, and (ii) the actual knowledge of the Company’s statutory directors, managing directors, and manager and higher level employees (including any outside consultants of the Company performing functions of such employees).

“Share”	Has the meaning ascribed to in the Recitals;

“Tax” or “Taxes”	Means all forms of taxation, duties and levies including public impositions deriving from the refunding of subsidies or grants, whether in Germany or elsewhere, including but not limited to income tax (including amounts equivalent to or in respect of income tax required to be deducted or withheld
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from or accounted for in respect of any payment), corporate taxes, trade tax, wealth tax, wage tax, value added tax, customs and other import or export duties, excise duties, stamp duty, stamp duty reserve tax, development land tax, national insurance, customs, social security or other similar contributions, and any interest, penalty, surcharge or fine in connection with it.

“Third Party”	Means any person who is not a Party;

“Transaction Agreements”	Means this Agreement, the Commercial Agreement, the

“Warranties”	Has the meaning ascribed to it in Article 7.1.

“Warranties Schedule”	Means Schedule 7.1 to the Agreement.

“Working Capital Adjustment”	Has the meaning ascribed to it in Article 3.2
2.	An action taken by a person will be deemed to have been taken in the ordinary course of business only if such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day operations of such person.

3.	Where any obligation is qualified or phrased by reference to use reasonable endeavors, best efforts or wording of a similar nature, it means the efforts that a person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditious as possible and, regard shall be had, among other factors, to (i) the price, financial interest and other terms of the obligation; (ii) the degree of risk normally involved in achieving the expected result; (iii) the ability of an unrelated person to influence the performance of the obligation.

4.	The singular shall include the plural and vice versa and references to words importing one gender will include both genders.
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SCHEDULE 3.3
PRELIMINARY CDWC CALCULATION
[ * ]
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SCHEDULE 4.3(D)
LEGAL OPINION ON RBNV
Opinions to be delivered by Baker & McKenzie (subject to its standard form of opinion) prior to Closing:
     (a) The Seller is a corporation that is duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, with the requisite power and authority to enter into and perform its obligations under this Agreement and all other agreements entered in connection with the transactions contemplated thereby, and has taken all necessary corporate action to authorize the execution and performance thereof.
     (b) The Agreement and all other agreements and obligations undertaken in connection with the transactions contemplated hereby constitute or will constitute, following the execution and delivery thereof, the valid and legally binding obligations of Seller, enforceable against it in accordance with the respective terms, subject to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to the discretionary authority of a court of competent jurisdiction with respect to the granting of a decree ordering specific performance or other equitable remedies.
     (c) The execution, delivery and performance by Seller of this Agreement, and the agreements contemplated herein do not violate (i) to our knowledge, the provisions of the law applicable to Seller and (ii) its articles of association (or comparable charter documents, each as amended from time to time), or any resolution of its supervisory board or management board.
     (d) Seller is not precluded by the terms of any contract, agreement or other instrument from (i) entering into this Agreement, or (ii) entering into any agreement or transaction contemplated in this Agreement, or (iii) from the consummation of any of the foregoing.
     (e) To our knowledge, no material consents, approvals, orders or authorizations of, or registrations, or declarations of filing with, any person are required in connection with the execution and delivery and consummation of the Agreement, or the agreements contemplated herein, other than the ones obtained or contemplated to be obtained by this Agreement.
     (f) The registered share capital (Stammkapital) of the Company is [ * ] . The Seller is the sole shareholder of the Company. The only capital stock of the Company issued is the Share and there are no other shares of capital stock of the Company issued and outstanding. Neither the Company nor the Seller is under any obligation to increase the registered share capital of the Company, and no shareholders’ resolution has been passed resolving an increase of the (registered) share capital / the issuance of new shares or a redemption of shares. The Seller has full right and title to the Share.
     (g) Neither the Company nor the Seller has given to any person any right to acquire or subscribe for shares in the Company that will survive the Closing. No rights, including but not limited to option rights, warrants, convertibles and similar rights, have been
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granted or issued relating to any shares of the Company that will survive the Closing. There are no resolutions of the general meeting of shareholders of the Company that have not yet been fully effectuated providing for the issuance of shares in the capital of the Company or the grant of options or other rights to acquire shares in the capital of (or any interest in) the Company.
     (h) Except as set forth in the Agreement and the Disclosure Letter, to our knowledge, there is no litigation or proceeding pending against the Seller before any court or administrative agency which is likely to materially and adversely affect the ability of the Seller to perform its obligations under the Agreement or which seeks to prevent the consummation of the transactions contemplated by the Agreement.
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SCHEDULE 4.4(C)
LEGAL OPINION ON DYNAVAX
Opinions to be delivered by Morrison & Foerster LLP (subject to its standard form of opinion) prior to closing:
     (a) The Purchaser is a corporation that is duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, with the requisite power and authority to enter into and perform its obligations under this Agreement and all other agreements entered in connection with the transactions contemplated thereby, and has taken all necessary corporate action to authorize the execution and performance thereof.
     (b) The Agreement and all other agreements and obligations undertaken in connection with the transactions contemplated hereby constitute or will constitute, following the execution and delivery thereof, the valid and legally binding obligations of Purchaser, enforceable against it in accordance with the respective terms, subject to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to the discretionary authority of a court of competent jurisdiction with respect to the granting of a decree ordering specific performance or other equitable remedies.
     (c) The execution, delivery and performance by the Purchaser of this Agreement, and the agreements contemplated herein do not violate (i) to our knowledge, the provisions of any federal or California statute or regulation applicable to the Company, (ii) the Company’s certificate of incorporation or bylaws, or (iii) to our knowledge, any resolutions of its board of directors.
     (d) Purchaser is not precluded by the terms of any contract, agreement or other instrument from (i) entering into this Agreement, or (ii) entering into any agreement or transaction contemplated in this Agreement, or (iii) from the consummation of any of the foregoing.
     (e) To our knowledge, no material consents, approvals, orders or authorizations of, or registrations, or declarations of filing with, any person are required in connection with the execution and delivery and consummation of the Agreement, or the agreements contemplated herein, other than the ones obtained or contemplated to be obtained by this Agreement.
     (f) Except as set forth in the Agreement, to our knowledge, there is no litigation or proceeding pending against the Purchaser before any court or administrative agency which is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under the Agreement or which seeks to prevent the consummation of the transactions contemplated by the Agreement.
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SCHEDULE 5.2(B)(I)
NOTARIAL TRANSFER DEED
Notarial Protocol
Transacted in                                                                                  , this                                          of 2006
Before me, the undersigned notary

officiating at                                                                                  , appeared today:
            {                    }
acting not in his/her own name, but in the name and on behalf of
1.	Dynavax Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, having its registered and business offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710, United States of America (“Transferee”),

by virtue of Power of Attorney dated , the original of which has been submitted and a certified copy of which is attached to this Notarial Protocol as Annex 1

and

2.	Rhein Biotech N.V., a public limited liability company organized and existing under the laws of The Netherlands, with its corporate seat at Maastricht and its registered office at Oude Maasstraat 47, 6229 BC Maastricht, The Netherlands (“Transferor”);

by virtue of Power of Attorney dated , the original of which has been submitted and a certified copy of which is attached to this Notarial Protocol as Annex 2.
Acting as aforesaid, the person appearing then asked for the notarial recording of the following share transfer agreement:
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§ 1 Object of the Transfer
1.1	The Transferor is the legal owner of the entire issued share capital of Rhein Biotech Gesellschaft für Neue Biotechnologische Prozesse und Produkte m.b.H., a private limited liability company organized and existing under the laws of Germany (Gesellschaft mit beschränkter Haftung), with its corporate seat at Düsseldorf, Germany and its principal place of business at Eichfelder Strasse 11, 40595 Düsseldorf, Germany (“Company”), consisting of 1 share, with a nominal value of [ * ] (the “Share”).
§ 2 Transfer of Shares
2.1	Transferor hereby transfers the Shares to Transferee. Transferee hereby accepts such transfer.

2.2	The transfer of the Shares shall include any and all rights pertaining to the Shares as at the date and time of transfer.
§ 3 The Underlying Sale Contract
3.1	The underlying contract (Verpflichtungsgeschäft) for the sale and purchase of the shares has been concluded and documented in a separate document, being the Share Sale and Purchase Agreement dated (the “Sale and Purchase Agreement”).

3.2	This notarial deed effects only the transfer of the shares (Verfügungsgeschäft), and all rights and obligations of the Transferor and Transferee relating to the sale and purchase of the Share are governed exclusively by the Sale and Purchase Agreement.
§ 4 Costs and transfer taxes
4.1	Each Party to this deed hall bear its own costs and expenses in connection with the preparation, execution and consummation of this deed, including, without limitation, any and all professional fees and charges of its advisors.

4.2	The costs of the notarisation of this deed shall be borne by .

4.3	Any transfer taxes including, without limitation, real estate transfer tax (Grunderwerbssteuer) which are triggered by the execution of this deed shall be borne as stipulated in the Sale and Purchase Agreement.
§ 5 Miscellaneous
5.1	This deed contains all of the terms and conditions relating to the subject matter of this deed.

5.2	If any provision of this deed shall be invalid or unenforceable for any reason whatsoever, the remaining provisions of this deed shall not be affected thereby. The invalid or unenforceable provision shall be replaced by a valid and enforceable provision in order to achieve the intent of the Parties to the fullest extent possible.
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8.3	All changes and amendments to this deed shall require written form unless notarial form is required by law. This requirement shall also apply to any changes or amendments to the provision contained in the foregoing sentence.
8.4 This deed shall be governed and construed in accordance with the laws of the Federal Republic of Germany. In the event of any dispute arising out of this Agreement, such dispute shall be resolved in accordance with the dispute resolution provisions of the Sale and Purchase Agreement.
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SCHEDULE 5.2(B)(II)
NOTIFICATION OF TRANSFER
To:
The Directors
Rhein Biotech Gesellschaft für Neue Biotechnologische Prozesse und Produkte m.b.H.,
Eichfelder Strasse 11
40595 Düsseldorf
Germany
Notification of Transfer
Notice is hereby given pursuant to § 16 of the German Limited Company Act (GmbHG) that:
Rhein Biotech N.V., a public limited liability company organized and existing under the laws of The Netherlands, with its corporate seat at Maastricht and its registered office at Oude Maasstraat 47, 6229 BC Maastricht, The Netherlands
has, by notarial deed executed today, transferred its holding of 1 share with a nominal value of [ * ] in Rhein Biotech GmbH, such share being the entire issued share capital, to
Dynavax Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware, having its registered and business offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710, United States of America,
and Dynavax Technologies Corporation is thus now the new sole shareholder of Rhein Biotech GmbH.
for and on behalf of RHEIN BIOTECH N.V.

By:

Title:

Date:

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SCHEDULE 5.2 (B)(III)
COMMERCIAL AGREEMENT
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CONFIDENTIAL
DEFINITIVE COMMERCIAL AGREEMENT
This Definitive Commercial Agreement (the “Agreement”) is entered into this 21st day of April, 2006 by and between:
Rhein Biotech NV, incorporated under the laws of the Netherlands having its registered office at Oude Maasstraat 47, NL 6229 BC Maastricht, The Netherlands (hereinafter “RBNV”);
And
Rhein Biotech GmbH, formed and in good standing under the laws of Germany, having its seat in Dusseldorf, Eichsfelder Strasse 11, 40595, Germany, (“RBG”);
And
Dynavax Technologies Corporation, a USA corporation having its offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710 USA (“Dynavax”).
(With each of RBNV, RBG and Dynavax, referred individually as a “Party” and collectively as the “Parties”)
RECITALS
Whereas, Crucell NV (“Parent”) is the owner of substantially all of the share capital of Berna Biotech AG (“Berna”), which is the owner of substantially all of the share capital of RBNV, which is in the vaccine business and owns 100 percent of the share capital of RBG;
Whereas, Dynavax is in the vaccine development business and is a party to a License and Supply Agreement with Berna;
Whereas, Dynavax is purchasing RBG, and RBNV is selling RBG to Dynavax, under the Share Sale and Purchase Agreement dated March
27, 2006;
Whereas, RBNV and Dynavax have entered into a Letter of Intent dated March 10, 2006, in connection with the purchase of the RBG stock and the commercial agreements associated therewith (the “Letter of Intent”), for the purpose of reaching non-binding understanding as to certain terms and binding understanding as to others (as set forth therein), in order to negotiate a written share purchase agreement and written commercial agreements (jointly the “Definitive Agreements,” more particularly defined below);
And Whereas, RBNV and Dynavax have negotiated the Definitive Agreements, including the terms of the Agreement, which provides, inter alia, for the termination of certain pre-existing agreements among the Parties (including superseding such Letter of Intent with regard to the subject matter of this Agreement), and the granting of certain license and other rights, as more specifically described hereinbelow.
NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties agree as follows:
SECTION 1. DEFINITIONS. The following initially capitalized terms have the following meanings when used in this Agreement (and derivative forms of them will be interpreted accordingly):
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CONFIDENTIAL
1.1	“Affiliate” means, as to any person or entity, any other person or entity, which controls, is controlled by, or is under common control with such person or entity. A person or entity shall be regarded as in control of another entity only if it owns or controls, directly or indirectly, at least fifty percent (50%) of the equity securities or other ownership interests in the subject entity entitled to vote in the election of directors or with the power to direct or elect management of such subject entity. Affiliates of RBNV include Parent, Green Cross Vaccine Corp. (an entity organized under the laws of the Republic of Korea), Rhein Vaccines B.V., Berna Biotech A.G., and Crucell Holland B.V.,. Affiliation shall be determined based on RBG being wholly owned by Dynavax, and not owned at all by RBNV.

1.2	“Alum” means any composition that is or contains aluminum in any form, regardless of whether [ * ]

1.3	“Asian Country” means any country geographically located on the continent of Asia. To be clear, the Asian Countries exclude Australia and New Zealand.

1.4	“Closing Date” means the first date set forth above.

1.5	“Control” means, with respect to a particular item of know-how or a particular Patent at a given date, the ownership of or a license under, together with the right to grant a license or sublicense of the scope set forth in the Agreement under, such item of know-how or Patent, without breaching any written agreement with a third party in existence as of such date.

1.6	“Cytovax” means the prophylactic cytomegalovirus vaccine currently under development in NovoVacs BV.

1.7	“Cytovax Program Products” means [ * ] , including Cytovax.

1.8	“Definitive Agreements” means (i) the Share Sale and Purchase Agreement (parties are RBNV and Dynavax) dated as of March 27, 2006; (ii) this Agreement (parties are RBNV, RBG, and Dynavax); (iii) the Supervax Exclusive License Agreement dated as of the Closing Date (parties are RBNV, RBG and Green Cross); (iv) the Termination Agreement dated as of the Closing Date (parties are Berna and Dynavax); and (v) the Waiver Agreement relating to the employee stock plans (by managers and employees of RBG) dated as of the Closing Date.

1.9	[ * ]

1.10	“Dynavax Notice” has the meaning given in the first paragraph of Section 3.1.

1.11	“Existing Contracts” has the meaning given in Section 2.1.

1.12	“Heplisav” means Dynavax’s current Hepatitis B vaccine containing Hepatitis B surface antigen and Dynavax’s 1018 ISS.
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CONFIDENTIAL
1.13	“Heplisav Program Product” means [ * ] In this context, [ * ] The product Heplisav is included among the Heplisav Program Products.

1.14	[ * ]

1.15	“High Cost Registration European Countries” means all countries that are members of the European Union as of the Closing Date, and Norway, Switzerland and Iceland, other than the Low Cost Registration European Countries.

1.16	“Know How” means all materials, information, experience and data, formulae, procedures, results and specifications, in written or electronic form, that (i) are Controlled by RBG or RBNV as of the Closing Date, (ii) are not generally known and (iii) are not subject to a third party confidentiality obligation that prevents RBG or RBNV from disclosing the same. Know How includes the Master Cell Line.

1.17	“Low Cost Registration European Countries” means any country within the European Union as of the Closing Date, and Norway, Switzerland and Iceland, in which the approval for marketing of a vaccine product [ * ]

1.18	“Master Cell Line “ means the [ * ] strain, designated as [ * ] that exists as master cell banks designated as [ * ] and working cell banks designated as [ * ] as such cell line is described and referred to in the following IND filed with the FDA: [ * ] This strain is referred to between the Parties as the [ * ] strain.

1.19	“Patents” means all granted patents, including utility models and certificates of invention, and reissues, reexaminations, supplementary protection certificates, extensions, and term restorations thereof, and patent applications, including any continuations, continuations-in-parts, divisionals thereof, and the like.

1.20	[ * ] is defined by reference to [ * ] it [ * ] to [ * ] or [ * ] for a [* ]

[ * ] means to [ * ] and [ * ] a [ * ] or [ * ] of [ * ] are [ * ] pursuant to a [ * ] that provides that [ * ] of [ * ] as a [ * ] from [ * ] to [ * ] or [ * ] for [ * ] of a [ * ] in [ * ] or [ * ] for the [ * ] of [ * ] the [ * ] in a [ * ] for [ * ] which [ * ] is [ * ] of this definition [ * ] qualify [ * ]

1.21	“RBG IP” means RBG Patents and the related Know How, both as of the Closing Date.

1.22	“RBG Patents” means Patents Controlled by RBG as of the Closing Date that are listed in Exhibit 1.16.

1.23	“Supervax” shall mean the current prophylactic two dose Hepatitis B vaccine that includes the [ * ] adjuvant. [ * ]

1.24	“Supervax Program Products” means all prophylactic Hepatitis B vaccines that contain all of the following: [ * ] The Supervax Program Products include Supervax.
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CONFIDENTIAL

1.25	“Theravax” means a therapeutic Hepatitis B vaccine that contains all of [ * ]

1.26	“Theravax Program Products” means all therapeutic Hepatitis B vaccines that contain all of [ * ] The Theravax Program Products include Theravax.

1.27	“Traditional Hepatitis B Vaccine” means any vaccine that contains [ * ] For the avoidance of doubt, Traditional Hepatitis B Vaccine includes the following Hepatitis B vaccines registered at Closing: [ * ]
In addition, throughout this Agreement the words “include” (and all conjugations of it), “such as” and “for example” shall each be deemed to be followed by the words “without limitation,” “but without limitation,” or similar language against construing the language as limiting.
SECTION 2. CONFIRMATION, AMENDMENT AND TERMINATION OF EXISTING CONTRACTS AMONG THE PARTIES
2.1	Confirmation of Existing Contract Obligations. Except for the March 1, 2005 Agreement between RBG, RBNV and Berna (which is terminated by the Share Sale and Purchase Agreement), and except to the extent specifically modified herein and/or by a separate amendment attached hereto as an Exhibit, all terms of pre-existing (prior to the Closing Date) contracts among RBG on the one hand and RBNV, and its Affiliates, on the other hand the “Existing Contracts;” the Existing Contracts exclude the Definitive Agreements), are hereby confirmed and remain in full force and effect.

2.1.1	The Parties hereby agree that this Agreement sets forth the entire understanding between the Parties and their Affiliates with respect to the ownership of, all licenses to, and all rights to use and practice, the RBG IP and the [ * ] strain (here and everywhere else used in this Agreement where we refer to [ * ] we mean the strain [ * ] as described in [ * ] Release Testing, Genetic and Product Characterisation). That is to say, where we refer above to “except to the extent specifically modified hereunder,” the grants of licenses under and rights to use and practice the RBG IP set forth in this Agreement is, together with the remainder of this Section 2.1.1 and Sections 2.4 and 2.5, are intended to supersede all prior understandings with respect to the ownership of, licenses under, and rights to use RBG IP and the [ * ] strain, and to set forth the Parties’ entire agreement with respect to all of the foregoing matters mentioned in this sentence. RBNV and its Affiliates hereby acknowledge that they have no ownership or license rights in the RBG IP (excluding the Master Cell Line) and the [ * ] strain other than the license rights set forth in this Agreement. RBNV acknowledge that they have no financial interest in the RBG IP or [ * ] strain other than as set forth in Section 2.4 and 2.5.

2.2	Termination of Berna Agreement. The Termination Agreement between Dynavax and Berna, which sets forth the Parties’ mutual agreement to terminate the License and Supply Agreement, dated November 19, 2003, is attached as
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Exhibit 2.2. Thus, such License and Supply Agreement is terminated. Section 2.1 of this Agreement shall not viewed or deemed in any way to resurrect it.

2.3	Assignment of Supervax Trademark Rights. The Supervax Trademark Assignment Agreement between RBG and Berna is attached as Exhibit 2.3.

2.4	Fully Paid-Up License Rights. All Patent and Know-How rights, including RBG Patents rights, granted to RBNV, RBG, and their Affiliates, in pre-existing agreements between or among RBNV, RBG and their Affiliates, are hereby paid-up and royalty-free at the Closing Date. With the exception of (1) any outstanding invoices at Closing, (2) the arrangements specifically made and/or referenced in the Definitive Agreements executed at Signing and/or Closing (such as the profit share for Supervax, the loan repayments, any outstanding accounts payable, any open invoices, and the payments under Section 2.5) and (3) the [ * ] between RBG and RBNV described in the October 1, 2005 Addendum to License Agreement (between RBG and GCVC dated June 30, 1998) with respect to the License and Technology Transfer Agreement between [ * ] sharing arrangement is also referred to at the end of Section 2.5). RBG and RBNV hereby waive all rights to any and all claims to all monies owed under such pre-existing agreements. If RBNV or RBG requests in writing, RBG or RBNV, respectively, shall promptly execute, and deliver to the other, any formal amendment documents confirming the waiver of any monetary obligations owing thereto and/or to its Affiliates and specific to the aforesaid pre-existing documents. Such confirmations must be consistent with this Agreement and the other Definitive Agreements. Such confirmations shall not have any force of effect to the extent inconsistent with this Agreement and/or any of the other Definitive Agreements.

2.5	RBNV Rights to RBG Third Party License Revenues. RBG shall pay to RBNV all monies (excluding those already included in RBG’s accounts receivable as of the Closing Date) received by RBG from third parties pursuant to obligations in license agreements with RBG, which agreements exist on the Closing (other than current licenses with RBNV and its Affiliates and specifically excluding [ * ] and the License and Technology Transfer Agreement between [ * ] ) (“Current Licenses”), to the extent that such monies exceed [ * ] annually after adjustment for payments owed (a) based on agreements existing at Closing, to other third parties from such monies (including any royalties due to such other third parties on in-licensed IP sublicenses to the RBG licensees), and (b) for intellectual property that becomes licensed under the Current Licenses due to RBG obtaining control thereof after the Closing Date, to such third parties pursuant to the written agreement by which RBG obtains such control. For the purposes of clarity, these payments shall not include any payments received by RBG with respect to its Supervax Program Products, Theravax Program Products and Cytovax Program Products. RBNV shall have reasonable audit access to records of such payments on reasonable terms and at reasonable times. Such audits must be performed by a reputable certified public accountant, under appropriate obligations of confidentiality. Such audits shall not be made more frequently than once annually, no later than three (3) years after the payment period being audited.
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Current Licenses specifically exclude the following:
[ * ]
With respect to such [ * ] the [ * ] referred to in the October 1 2005 Addendum to License Agreement (between RBG and GCVC dated June 30, 1998) shall continue in full force and effect.
SECTION 3. SUPERVAX RIGHTS OF FIRST REFUSAL AND FIRST NEGOTIATION
3.1	European Countries (other then Low Cost Registration European Countries). Dynavax, or an Affiliate thereof, shall promptly notify RBNV in writing within [ * ] of taking its decision to develop the first Supervax Program Product (and thereafter within [ * ] after it takes such decision with respect to each subsequent Supervax Program Product not already (at the time of such decision) subject to a pre-existing third party agreement) for any High Cost Registration European Countries (“Dynavax Notice”). Dynavax, and/or an Affiliate thereof, shall not [ * ] the (i) development and commercialization (including marketing and selling), and/or (ii) distribution and/or sale of such Supervax Program Product(s) for and in High Cost Registration European Countries until after the Parties have exercised their commercially reasonable efforts according to this Section 3.1 (unless RBNV fails to provide within the time period stated in Section 3.1.1 a notice that RBNV wishes to negotiate with Dynavax or its Affiliate under that Section).

3.1.1	Schedule and Procedure. Within [ * ] of receiving notification pursuant to Section 3.1, RBNV, or an Affiliate thereof, may notify Dynavax in writing of RBNV’s, or an Affiliate’s, intention to negotiate a development and commercialization agreement with Dynavax or an Affiliate thereof (the “RBNV Notice”). If RBNV, or an Affiliate thereof, does not provide the RBNV Notice, then Dynavax may deem the failure to answer as a negative response and shall be free to proceed with third-party transactions regarding such Supervax Program Product rights in any and/or all of the countries mentioned in the Dynavax notice, without restriction.

3.1.2	Within [ * ] of receiving the RBNV Notice, Dynavax, or an Affiliate thereof, shall provide RBNV with a good faith written proposal for a development and commercialization agreement (at a term sheet or greater level of detail, but not required to be at the level of a fully drafted agreement), which may, at Dynavax’s discretion, [ * ] for such Supervax Program Product in the specific country or countries (“Dynavax Proposal”).

3.1.3	Within [ * ] of receipt by RBNV of the Dynavax Proposal (“Negotiation Period”), RBNV and Dynavax, or their designated Affiliates, shall exercise their commercially reasonable efforts to negotiate, [ * ] the terms of such development and commercialization arrangement, including [ * ] .

3.1.4	Dynavax, or an Affiliate thereof, shall not offer more favorable terms, such as an
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offer that does not require the sharing of development costs (if the offer to RBNV included such sharing), than those offered to RBNV under Section 3.1.2 (if a proposal under such Section was required of Dynavax), within [ * ] from the expiration of the Negotiation Period, unless those terms have first been offered to, and rejected by, RBNV, which rejection or approval shall be provided within [ * ] of notification. A failure to respond within such [ * ] shall be considered a rejection. After such [ * ] period, Dynavax, RBG and their Affiliates shall be free to proceed with third-party transactions regarding such Supervax Program Products rights in any and/or all of the countries mentioned in the Dynavax notice, without restriction.
Dynavax is entitled to provide the Dynavax Notice to RBNV with respect to one or more High Cost Registration European Countries. Dynavax may also choose (in its sole discretion) to include in the Dynavax Notice Low Cost Registration European Countries, and is not required to proceed separately, contemporaneously or later under Section 3.2. RBNV is not entitled to pick and choose among countries in a Dynavax Notice, but rather must respond on a group basis to the country or countries that is or are included in the Dynavax Notice.
Dynavax is entitled to provide the Dynavax Notice to RBNV with respect to one or more Supervax Program Products. RBNV is not entitled to pick and choose among Supervax Program Products in a Dynavax Notice, but rather must respond on a group basis to the Supervax Program Product(s) that is or are included in the Dynavax Notice.
3.2	Asian Countries and Low Cost Registration European Countries. Dynavax, or an Affiliate thereof, shall promptly notify RBNV in writing within [ * ] of taking its decision to [ * ] in any Asian Country(ies) and/or Low Cost Registration European Country(ies). Such decision must only be made if the Supervax Program Product and data regarding it is such that it shall be at a stage that it would be reasonable to [ * ] it being understood and agreed that if in the particular country it is customary that [ * ] Dynavax, and/or an Affiliate thereof, shall not [ * ] any third party for the sale and/or distribution of Supervax for and in any Asian Country(ies) and/or Low Cost Registration European Country(ies) until after the Parties have exercised their commercially reasonable efforts according to this Section 3.2 (unless RBNV fails to provide a notice that it wishes to negotiate with Dynavax or its Affiliate under Section 3.2.1 within the deadline stated in such Section in which case Dynavax and RBG are free to proceed regarding such Supervax Program Product rights for the country(ies) mentioned in the notice, without restriction).

3.2.1	Schedule and Procedure. Within [ * ] of receiving notification pursuant to Section 3.2, RBNV, or an Affiliate thereof, may notify Dynavax in writing of RBNV’s, or an RBNV Affiliate’s, intention to negotiate a commercialization agreement with Dynavax, or an Affiliate thereof, with respect to the Asian Country(ies) and/or Low Cost Registration European Country(ies) mentioned in Dynavax’s or its Affiliate’s notice (such notice from RBNV, the “RBNV Notice”). If RBNV, or an Affiliate thereof, does not provide the RBNV Notice, then Dynavax may deem the failure to answer as a negative response. In that case, Dynavax and RBG are free
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to proceed regarding such Supervax Program Product rights for the country(ies) mentioned in their notice, without restriction.

3.2.2	Within [ * ] of receipt of the RBNV Notice, RBNV and Dynavax, or their designated Affiliates, shall exercise their commercially reasonable efforts to negotiate, [ * ] in good faith, the essential terms and conditions of sales and distribution, including [ * ] .

3.2.3	In case negotiations under Section 3.2.2 (if required to be initiated thereunder) do not result, within the specified [ * ] in an agreement as specified in Section 3.2.2, Dynavax, or an Affiliate thereof, may [ * ] provided that Dynavax, or an Affiliate thereof, shall not offer to such third parties more favorable terms than those offered to RBNV, within [ * ] after the end of discussions under Section 3.2.2 without first offering such more favorable terms to RBNV. RBNV is obliged to respond yes or no to the more favorable terms within [ * ] A failure to respond within such [ * ] is considered a rejection.
The principles of the last two paragraph of Section 3.1 apply to Section 3.2 as well. To avoid any doubt, this Section 3.2 does not apply to Supervax Program Product rights for Low Cost Registration European Countries where such rights for the particular countries have already been passed upon by RBNV through the mechanism of Section 3.1.
3.3	First Negotiation. Dynavax and RBNV agree that, for [ * ] after the Closing Date, neither Party nor their Affiliates, shall negotiate with any third parties, without first negotiating and discussing in good faith with each other, any possible joint development, research, collaboration and/or marketing agreement for [ * ]
SECTION 4. GRANT OF LICENSES.
4.1	Supervax. RBG hereby confirms its exercise of the exclusive (even as to the grantor) license option in the License Option Agreement Supervax dated November 9, 2005, between RBG and Green Cross Vaccine Corporation (the “Superseded Option”). The terms of such resulting exclusive license are described in the Exclusive License Agreement attached hereto as Exhibit 4.1, which terms supersede the Superseded Option.

4.2	Master Cell Line and Hepatitis B Surface Antigen [ * ] . Subject to any pre-existing third party agreements and the terms of this Agreement (including the covenants specified in Section 6 hereof), RBNV and its Affiliates, hereby with respect to Section 4.2.1 agree that RBG and Dynavax have, and with respect to Section 4.2.2 grant, and confirm the grant, to RBG and Dynavax, of the following rights:

4.2.1	The right to use the Master Cell Line for Hepatitis B surface antigen ([ * ] ) currently in RBG’s possession (including progeny of such cell line) for any and all permitted purposes, including clinical and commercial production. “Permitted purposes” in this context means all activities outside the scope of the exclusive
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license of Section 4.3.2, other than activities forbidden in Section 6, during the time period forbidden therein.
4.2.2	A non-exclusive license under all Patents (if any) owned, or controlled with the right to sublicense, by RBNV to develop, make, have made, use, offer to sell, sell, store and import Hepatitis B surface antigen ([ * ] ) produced on the Master Cell Line, but while the license of Section 4.3.2 is in effect only outside the scope of the exclusive license of Section 4.3.2; and excluding activities forbidden in Section 6, during the time period forbidden therein.

4.2.3	Sublicense Rights. The rights and licenses specified in 4.2.1 and 4.2.2 above are sublicensable without RBNV’s and its Affiliates’ consent through one or more tiers or layers of sublicensees to RBG’s and Dynavax’s Affiliates, third party contract manufacturers, contract clinical and analytical service providers, distributors, and commercial development and/or marketing partners (including licensees).

4.2.4	The rights and licenses granted in this Section 4.2 are royalty-free and fully paid-up as far as any payments to RBNV and its Affiliates are concerned, and are perpetual.

4.3	RBG License Grants to RBNV. Subject to the terms of this Agreement and any restrictions stated in in-licenses by which RBG acquired Control of any RBG IP that is not owned by RBG, RBG hereby grants to RBNV and its Affiliates, and RBNV and its Affiliates shall hereby receive, the following rights:

4.3.1	a fully paid-up, royalty-free, non-exclusive, license under RBG IP, in perpetuity, to develop, make, have made, use, sell, offer to sell, store, import and export any and all products, except for Supervax Program Products, Theravax Program Products, Cytovax Program Products and Heplisav Program Products.
4.3.1.1	The exclusion of Supervax Program Products, Theravax Program Product, Cytovax Program Products and Heplisav Program Products from the foregoing license means (without limitation) that such license does not extend to the making and selling of Hepatitis B surface antigen (or any other ingredient covered by or made using the RBG IP) for inclusion (or under contractual terms that would permit their inclusion) in any Supervax Program Product(s), Theravax Program Product(s), Cytovax Program Product(s) and/or Heplisav Program Product(s). Accordingly, RBNV and their Affiliates shall only supply Hepatitis B surface antigen, made using RBG IP, and such other ingredients to third parties under circumstances in which such third parties (and any entities to which they may transfer such antigen and other ingredients) are legally forbidden and precluded from making Supervax Program Products, Theravax Program Products, Cytovax Program Product and Heplisav Program Products using the supplied quantities of such antigen and other ingredients. Notwithstanding the foregoing, RBNV and its Affiliates shall not be required to amend
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their existing agreements to comply with the restrictions specified in this Section 4.3.1, but shall exert its reasonable diligent efforts, which do not adversely financially impact RBNV, to include such terms upon amendment thereof and shall include them on any voluntary extension to the relationship (i.e. one that is not required without RBNV’s or its Affiliate’s consent under the contract that exists as of the Closing Date).
4.3.2	a fully paid-up exclusive license under RBG IP, to develop, make, use, offer to sell, store, sell and import Traditional Hepatitis B Vaccines (such as [ * ] and any combination vaccines (containing two (2) or more vaccines directed against diseases caused by independent agents) that (a) include a Traditional Hepatitis B Vaccine (such as [ * ] ), but (b) exclude Heplisav Program Products. Such license shall be exclusive, even as to Dynavax and RBG, for a term lasting until the longer of the end of ten years or the life of the last-to-expire applicable RBG Patent.
4.3.2.1	The foregoing license explicitly does not extend to the making and selling of Hepatitis B surface antigen (or any other ingredient covered by or made using the RBG IP) for inclusion (or under contractual terms that would permit their inclusion) in any Supervax Program Product(s), Theravax Program Product(s), Cytovax Program Product(s) and/or Heplisav Program Products. Accordingly, RBNV and their Affiliates shall only supply Hepatitis B surface antigen, made using RBG IP, and such other ingredients to third parties under circumstances in which such third parties (and any entities to which they may transfer such antigen and other ingredients) are legally forbidden and precluded from making Supervax Program Products, Theravax Program Products, Cytovax Program Product and Heplisav Program Products using the supplied quantities of such antigen and other ingredients. Notwithstanding the foregoing, RBNV and its Affiliates shall not be required to amend their existing agreements to comply with the restrictions specified in this Section 4.3.2, but shall exert its reasonable diligent efforts, which do not adversely financially impact RBNV, to include such terms upon amendment thereof and shall include them on any voluntary extension to the relationship (i.e. one that is not required without RBNV’s or its Affiliate’s consent under the contract that exists as of the Closing Date).
4.3.3	For the avoidance of doubt, the licenses of Section 4.3.1 and 4.3.2 do not in any way diminish the scope of RBG’s rights to the Supervax Program Products, Theravax Program Products and Cytovax Program Products.

4.3.4	Sublicense Rights and Restrictions. The licenses of both Sections 4.3.1 and 4.3.2 are subject to restrictions on RBG’s ability to license and sublicense pursuant to pre-existing third-party agreements (i.e. agreements with entities other than Affiliates). Other than such third party licensing restrictions:
(1)	RBNV’s non-exclusive license rights provided in subsection 4.3.1 above
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are sublicensable in conjunction with the grant of a license or sublicense under [ * ]

(2)	RBNV’s exclusive license rights provided in subsection 4.3.2 above, are sublicensable [ * ] without any requirement that RBNV license other intellectual property in conjunction with the grant of the sublicense.

(3)	To avoid any doubt, any sublicensees under the license of subsection 4.3.1 and any sublicensees under the license of Section 4.3.2 shall be subject to the same restrictions as stated in Sections 4.3.1.1 and 4.3.2.1, respectively, as if such sublicensees were RBNV or an RBNV Affiliate.
4.3.5	RBG Obligation to Secure Third Party Licensor Consent. At RBNV’s written request, RBG shall promptly notify each third party licensor of RBG IP, of RBG’s obligation under Section 4.3 to sublicense rights in such RBG IP to RBNV, and if consent or amendment under the appropriate license agreement is required, then RBG shall [ * ] to obtain written consent from each such third party licensor. Promptly upon securing each required consent from a third party licensor, if the terms of the consent are acceptable to RBNV, then the Parties shall execute a formal sublicense agreement with RBNV providing for (1) the sublicense of RBG IP rights to RBNV, and (2) the assumption of obligations by RBNV as provided for in such third party license agreements. If any such sublicense requires the payment of monies to the third party licensor (including any payment in the form of an amendment that results in a payment of less money to RBG under the contract than without such amendment), RBNV shall be informed in writing of such potential financial obligation, and RBNV shall be responsible for the payment of all such fees to said third party licensor. RBNV shall be entitled to terminate such sublicense in accordance with its terms, but shall not in this manner be able to avoid responsible for any non-cancelable sublicensing-related fees.
4.3.6	Licensed RBG Patent Maintenance. Given the non-exclusive nature of the license of Section 4.3.1, RBG and Dynavax will be under no requirement to prosecute or maintain RBG Patents, which do not specifically claim [ * ] If RBG and Dynavax elect to abandon any RBG Patent, RBG and/or Dynavax will first give RBNV reasonable notice of such intention and the opportunity to prosecute or maintain such RBG Patent. In this case, optionally, at RBNV’s sole discretion, RBNV may do so in its own name; provided that RBG and Dynavax will receive a non-exclusive license to such RBG Patents, consistent with the licenses granted herein and with any pre-existing third party agreements (i.e. if 3rd party obligations exist that apply to the practice of the inventions claimed in the RBG Patents taken over by RBNV, then RBNV must comply with such 3rd party license obligations respecting such practice). If RBG and Dynavax choose, as part of a strategic move, to abandon a particular RBG Patent, which does not claim specifically [ * ] and which would reasonably benefit the RBG Patent portfolio, then the Parties will diligently [ * ]
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4.4	Defense of Patent Litigation. If either Party after the Closing is warned or sued by a third party alleging or charging infringement of any Patents claiming the licensed Know How or the use thereof by either Party or its Affiliates, then the Party that was warned or sued shall notify promptly the other Party. Except only if, as and to the extent otherwise provided in Article 8, each Party shall be responsible, at its expense, for settling and/or defending such warning, allegation or charge (including associated litigation) to the extent relating to such Party’s or its Affiliates’ use of the licensed Know-How. [ * ] Upon a Party’s reasonable request, the other Party agrees to reasonably assist in any such defense on mutually agreed reasonable terms, provided that the requesting Party agrees to reimburse the other Party for the reasonable out of pocket expenses incurred by the other Party for the provision of such assistance. Dynavax and RBG are considered a single “Party” for purposes of this Section 4.4.

4.5	Patent Enforcement.

4.5.1	Notification. In the event that a Party obtains actual knowledge that a third party’s activities likely infringe one or more of the RBG Patents within the scope of the exclusive license granted in Section 4.3.2, it shall promptly notify the other Party of any such likely infringement.

4.5.2	Control of Suit:
4.5.2.1	As to the infringement of exclusively licensed RBG Patents pursuant to Section 4.3.2, RBG shall have the first right to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name and the other Parties hereto shall be kept informed at all times of all such proceedings taken by RBG. If RBNV, or another Party licensee, requests, such Party may join with RBG as a Party to the lawsuit or other proceeding in a monitoring capacity only at its own expense. However, even if RBNV chooses to join the suit in such a monitoring capacity, RBG shall retain sole control of the prosecution of such suit or proceedings, as the case may be.

4.5.2.2	If (a) RBG elects not to file legal proceedings against a third party within [ * ] such possible infringing activities, and has not engaged in, or has terminated, reasonably diligent business discussions to terminate such infringement, and (b) the infringement involves the commercialization of a product that competes directly with any then-marketed product of RBNV or any of its Affiliates, and if the alleged infringement is likely to have a more than insignificant impact on RBNV’s business in the country(ies) where sales of allegedly infringing product is occurring, then RBNV shall have the right to effect termination of such infringement, including bringing suit or other proceedings against the infringer in its own name. The other Parties hereto shall be kept informed at all times of all such proceedings taken by RBNV. RBNV shall not be authorized to make any admission, consent, or other representation during the proceeding, which
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would admit the invalidity or unenforceability of an RBG Patent, without the advice and consent, in writing, from RBG, which RBG is entitled to withhold in its reasonable discretion. If RBG (or an RBG Affiliate) requests, such entity may join with RBNV as a party to the lawsuit or other proceeding at its own expense. In this case, RBNV shall retain control of the prosecution of such suit or proceedings, as the case may be, except that RBG shall have the sole right to control the prosecution of such suit or proceedings as regards all matters affecting validity and/or enforceability of the RBG Patent(s).
4.5.3	Costs and Monetary Recovery: Each Party shall bear all its costs incurred in connection with such lawsuit or other proceeding. Any monetary recovery shall first be paid to the Parties (and their Affiliates) to reimburse their legal and other costs associated with the legal proceeding. [ * ] remaining recovery shall be paid to or retained by RBNV, [ * ] remaining recovery shall be paid to or retained by RBG.

4.5.4	Disclaimer. Nothing in this Agreement shall be construed as obligating any Party the right, to proceed against a third party infringer.

4.5.5	Area of No RBNV Enforcement Rights. RBNV and its Affiliates shall not have any right to enforce the RBG Patents outside the scope of the exclusive license in Section 4.3.2 during the time period while it remains exclusive. Without limitation, this means that RBNV and its Affiliates have no right to enforce the RBG Patents within the scope of the non-exclusive license of Section 4.3.1, to the extent broader than the license of Section 4.3.2 (i.e. outside of any overlap between Section 4.3.1 and Section 4.3.2).
SECTION 5. TECHNICAL ASSISTANCE AND COOPERATION
5.1	Master Cell Line Issues-Cooperation. Dynavax and RBNV acknowledge that the Master Cell Line is (1) used by RBNV and its Affiliates for the production of products that are approved by Governmental Authorities, and that are currently on the market, and (2) is confidential and of crucial importance to the Parties. Accordingly, [ * ] ensure the best and most informed approach. To avoid any doubt, [ * ] Dynavax and RBNV further agree to use reasonable efforts to promptly notify the other party of any and all communications to and from Governmental Authorities relating to the safety of the Master Cell Line, as well as of any communication and/or concerns expressed by such regulatory authority relating to the safety, quality or characterization of the Master Cell Line, and agree to consult promptly with each other to resolve any such concerns with the FDA or such other Governmental Authorities. The Parties agree to share all safety, toxicity and tumorogenicity data regarding the Master Cell Line that any of them (or their Affiliates) generates (or receives or contracts for) [ * ]

5.2	Production Technology Assistance. RBG will provide to RBNV and to its Affiliates reasonable access to assistance regarding the Hepatitis B and
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Hansensula polymorpha production technologies as in existence at RBG on the Closing (with no updating), as follows:

5.2.1	Troubleshooting. For a period of [ * ] after Closing, RBG will make available for general diagnosis and troubleshooting, in each year during this [ * ] period up to [ * ] at a cost of [ * ] per FTE month, which cost may be adjusted for inflation every year, plus all travel and related expenses, provided that RBNV provides RBG at least [ * ] advance notice of such request. [ * ] RBG’s technical personnel supplied by RBG for such general diagnosis and troubleshooting.

5.2.2	Long Term Projects. For a period of [ * ] after Closing, RBG will make available for long term projects, including training of Parent’s personnel, up to an aggregate of [ * ] of which no more then [ * ] within [ * ] at a cost of [ * ] per FTE month, which cost may be adjusted for inflation every year, plus all travel and related expenses, provided that Parent provides RBG at least [ * ] advance notice of such request. [ * ] RBG technical personnel supplied by RBG for such long term projects.

5.2.3	The aggregate FTEs stated in Sections 5.2.1 and 5.2.2 are stated collectively for RBNV and its Affiliates together. They are not each separately entitled to this number of FTEs.

5.3	No Transfer or Supply Obligations. Other than is mentioned in Sections 5.1 and 5.2, there are no obligations for RBG or RBNV to supply each other or their Affiliates, Know How, products or other materials pursuant to the license grants herein. Any such existing obligations are hereby waived. The Parties remain free to contract in writing for new such obligations in the future in their sole discretions.
SECTION 6. COVENANTS NOT TO COMPETE
6.1	[ * ] RBG and Dynavax, for [ * ] after Closing, will not develop and/or market, and/or license others to develop and/or market, for [ * ] Hepatitis B vaccine, other than Heplisav Program Products.

6.2	[ * ] RBG and Dynavax, for [ * ] after Closing, will not develop and/or market, and/or license others to develop and/or market, [ * ] other than Heplisav Program Products.
SECTION 7. REPRESENTATIONS AND WARRANTIES
7.1	RBG warrants and represents to RBNV that any and all RBG IP rights licensed from third parties, which rights are necessary for the research, development, manufacture, marketing, sale or importation of the products known as (a) [ * ] and/or (b) HepavaxGene, are sublicensable, and have been sublicensed, to RBNV and its Affiliates, without the need to secure the prior consent from such third parties.
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7.2	RBNV, RBG and Dynavax warrant and represent to each other that (i) it has the full right and authority to enter into this Agreement and to grant the rights granted herein; (ii) it has not previously granted any rights to third parties in conflict with the rights and options granted herein; (iii) it shall not violate the law or existing contractual obligations by executing this Agreement; (iv) it is not bound by any obligations to third parties that would impair its ability to perform its obligations or grant the licenses contemplated herein; and (v) it has duly executed this Agreement. UNLESS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, PATENT VALIDITY, TECHNICAL FEASIBILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY WARRANTIES CONCERNING THE INHERENT PROPERTIES OF KNOW HOW AND RBG IP SUPPLIED OR LICENSED UNDER THIS AGREEMENT. EACH PARTY MAKES NO WARRANTY AS TO THE MERCHANTABILITY OF THE PRODUCTS, ITS LICENSED KNOW HOW OR LICENSED PATENTS.
SECTION 8. INDEMNIFICATIONS AND INSURANCE
8.1	Licensee Third Party Responsibilities.

8.1.1	Dynavax/RBG Responsibility. Dynavax and RBG shall be responsible, and shall hold RBNV harmless for: (i) all financial obligations to third parties (i.e. parties that are not Parties hereto and Affiliates thereof) due to the receipt or exercise by Dynavax or RBG of the rights addressed in section 4.2; and (ii) all requirements in relation to RBNV’s existing (as of the Closing Date) third-party licenses, arising out of Dynavax’s or RBG’s receipt or exercise of the rights addressed in section 4.2 of which RBNV informs Dynavax (i.e. if third-party obligations exist (meaning that they are provided for in a written agreement with a third party executed before the Closing Date) for the use of the Master Cell Line by RBG and Dynavax under the license of Section 4.2, then fulfillment of those obligations shall not be RBNV’s responsibility, but RBNV must inform RBG and Dynavax of such third-party obligations in order for RBG and Dynavax to be able to fulfill them). For the avoidance of any doubt, RBNV shall not be liable for any financial obligations to third parties, including for example upstream royalties or other payments, arising out of Dynavax’s, RBG’s or their Affiliates’ exercise of rights to third-party technology the rights in which have been sublicensed hereunder.

8.1.2	RBNV/Affiliate Responsibility. RBNV is responsible, and shall hold RBG and Dynavax harmless for: (i) all financial obligations to third parties (i.e. parties that are not Parties hereto and Affiliates thereof) due to the receipt or exercise by RBNV and its Affiliates of the license of subsection 4.3.1 and/or 4.3.2, and (ii) all requirements in relation to RBG’s existing (as of the Closing Date) third-party licenses for RBG IP, arising out of RBNV’s or its Affiliates’ receipt or exercise of the licenses of subsections 4.3.1 and 4.3.2 of which RBG and/or Dynavax informs RBNV (i.e. if third-party obligations exist (meaning that they are provided for in a
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written agreement with a third party executed before the Closing Date) for the exercise of the licenses of Sections 4.3.2 and 4.3.2 shall not be Dynavax’s nor RBG’s responsibility, but Dynavax or RBG must inform RBNC of such third-party obligations in order for RBNV and its Affiliates to be able to fulfill them. For the avoidance of any doubt, RBG and Dynavax shall not be liable for any financial obligations to third parties, including for example upstream royalties or other payments, arising out of RBNV’s or its Affiliates’ exercise of rights to third-party RBG IP sublicensed hereunder.

8.1.3	Cooperation. The Parties shall cooperate in the mechanics of making payment to any upstream licensors. This includes that the sublicensing Party will forward payments and reports received from the sublicensed Party to the third-party licensor, promptly after receipt, and will share promptly all notices of delinquency and non-payment received.
8.2	General Product Indemnification.
(a)	Each licensing Party herein (“Licensor”) shall not be liable for, and each licensed Party herein (“Licensee”) shall defend indemnify and hold Licensor together with its Affiliates and the directors, officers and employees of all of them (the “Licensor Indemnitees”) harmless against, any and all liabilities (including product liability and infringement of third party Patents insofar as such infringement relates to activities carried out by Licensee under this Agreement), damages, losses costs, and expenses, including reasonable attorney’s fees (collectively “Damages”), resulting in any manner from third-party claims, demands and actions (collectively, “Claims”) arising out of (a) the use by Licensee or its Affiliates of the Master Cell Line and/or the licensed Know How, or (b) the Licensee’s other activities in exercise of a license granted it hereunder, including the development or manufacture of licensed (hereunder) prototypes or clinical supplies by Licensee or its Affiliates, or the use of any licensed (hereunder) product manufactured, or used by Licensee or its Affiliates by any human being regardless of whether such use was contemplated by the Parties, except in the case of each (a) and (b) to the extent such liabilities result from (x) the willful misconduct, or gross negligence by the Licensor Indemnitees and/or (y) the Licensor’s breach of its representations and warranties under this Agreement. For purposes of illustration, Dynavax shall not be responsible and shall be defended and held harmless by RBNV for product liabilities relating to [ * ] while RBNV shall not be responsible for and shall be defended and held harmless by Dynavax and RBG for product liabilities relating to Supervax Program Products, Theravax Program Products and Cytovax Program Products. RBG is the Licensor, and RBNV and its Affiliates are the Licensees, regarding the licenses of Section 4.3. RBNV is the Licensor, and RBG, Dynavax and their Affiliates are the Licensees, regarding the licenses of Section 4.2.

(b)	RBG hereby agrees to indemnify, defend and hold harmless RBNV and its
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Licensor Indemnitees from and against all Damages resulting from Claims to the extent arising out of (1) a breach of RBG’s representations and warranties under this Agreement, and/or (2) RBG Indemnitees’ willful misconduct, or gross negligence. Likewise, RBNV hereby agrees to indemnify, defend and hold harmless RBG and its Licensor Indemnitees (including Dynavax and its people) from and against all Damages resulting from Claims to the extent arising out of (1) a breach of RBNV’S representations and warranties under this Agreement, and/or (2) RBNV Indemnitees’ willful misconduct, or gross negligence.
8.3	Indemnification Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under Section 8, Indemnitee shall promptly notify the other Party (the “Indemnitor”) of any claim, demand, action, or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel at Indemnitee’s own expense. The indemnity obligations under this Article 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, only to the extent actually prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under this Article 8. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and all of their employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 8.
If the Parties cannot in good faith agree as to the application of Section 8.2 to any particular Claim, then each Party may the conduct its own defense of such Claim and reserves the right to claim indemnification (to the extent provided for in Section 8.2) from the other Party upon resolution of the underlying Claim.
8.4	Insurance. Each Party shall maintain insurance against all foreseeable risks and claims arising from its performance of activities licensed hereunder.

8.5	Limitation of Liability. EXCEPT TO THE EXTENT A PARTY MAY BE REQUIRED TO INDEMNIFY THE OTHER FOR AMOUNTS PAID TO
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THIRD PARTIES OR AS REGARDS A BREACH OF A CONFIDENTIALITY OBLIGATION, NEITHER PARTY (NOR ITS AFFILIATES) SHALL BE LIABLE TO THE OTHER PARTY (NOR ITS AFFILIATES) FOR PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES (SUCH AS LOST PROFITS, OPPORTUNITY COSTS, MISSED BUSINESS OPPORTUNITIES, OR OTHER THINGS CAUSED BUT NOT PROXIMATELY CAUSED BY ANY BREACH OR DEFAULT UNDER THIS AGREEMENT, WHETHER THE THEORY OF LIABILITY IS GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) PRODUCT LIABILITY OR OTHERWISE). EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES.
SECTION 9. MISCELLANEOUS
9.1	Governing Law. This Agreement will be governed by the laws of [ * ] (without giving effect to its conflict of law rules and regulations). Any dispute shall be resolved by arbitration before the London Court of International Arbitration in accordance with the [ * ] applying the substantive law of [ * ] excluding conflicts of law rules.

9.2	Arbitration Procedure.

Any controversy, dispute or claim which may arise out of or in connection with this Agreement, including the exhibits attached hereto, or the interpretation, enforceability, performance, breach, termination or validity thereof, including disputes relating to alleged breach or termination of the foregoing, but excluding any determination as to the infringement, validity or claim interpretation of Patents of each Party related to the subject matter hereof and/or the misuse and/or misappropriation of a Party’s Information, (each a “Dispute”) shall be resolved by binding arbitration in accordance with the [ * ] except where this rules conflict with this provision, in which case this provision controls. The Arbitration shall be held in English and shall take place in London. The Dispute shall be construed in accordance with the laws of [ * ] exclusive of conflicts of law rules. The arbitration tribunal shall consist of three neutral arbitrators, each of whom shall be an attorney who (a) has at least fifteen (15) years of experience in the biopharmaceutical field in a law firm or corporate law department of over twenty-five (25) lawyers or (b) was a judge of a court of general jurisdiction. However: (X) at least one of the arbitrators must be an attorney described in clause (a) of the foregoing sentence; (Y) at least one of the arbitrators must be trained in [ * ] and have been admitted to practice in [ * ] ; and (Z) at least one of the arbitrators must be a native English speaker. The arbitrators shall be neutral, independent, disinterested, and impartial. Each Party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal. After appointment, the Parties shall have no ex-parte communication with their proposed arbitrator. If one Party fails to nominate its arbitrator or, if the Parties’ arbitrators cannot agree on the person to be named as chairman within
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[ * ] the President of the London Court of International Arbitration shall make the necessary appointments. Within [ * ] of initiation of arbitration, the Parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrators. Failing such agreement, the Arbitration Rules of the London Court of International Arbitration will control the procedures and scheduling and the Parties will follow procedures that meet such a time schedule. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. Any request for such provisional measures by a Party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition, the Arbitrator Tribunal may, at the request of a Party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the Parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction. The decision of the arbitration tribunal must be in writing and must specify the basis on which the decision was made, and the award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. AS IS CONSISTENT WITH SECTION 8.5, THE ARBITRATOR SHALL BE EMPOWERED TO AND SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES (SUCH AS LOST PROFITS, OPPORTUNITY COSTS, MISSED BUSINESS OPPORTUNITIES, OR OTHER THINGS CAUSED BUT NOT PROXIMATELY CAUSED BY ANY BREACH OR DEFAULT UNDER THIS AGREEMENT, WHETHER THE THEORY OF LIABILITY IS GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) PRODUCT LIABILITY OR OTHERWISE), AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEY’S FEES OR COSTS.
9.3	Notice and Reports. All notices required by this Agreement shall be in writing. All notices and reports shall be sent by fax followed by overnight courier to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

To RBNV:	Rhein Biotech NV
Oude Maasstraat 47,
NL 6229 BC Maastricht,
The Netherlands
[ * ]

To RBG:		Rhein Biotech GmbH
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Eichsfelder Strasse 11 Dusseldorf 40595
Germany
[ * ]

To Dynavax:	Dynavax Technologies Corporation 2929 Seventh Street, Suite 100 Berkeley, CA 94710 USA

[ * ]
ATTN: CEO

With a required copy to Dynavax at the same
address and fax, to “ATTN: LEGAL
DEPARTMENT.”
Any notices shall be deemed given when received by the other Party, including in the case of notices sent by facsimile, if the sender has a valid confirmation of the facsimile going through.
9.4	Priority of Agreement. The Parties agree and acknowledge that this Agreement supersedes any and all prior written or oral agreements between the Parties and any of their affiliates concerning the subject matter of this Agreement. In particular, this Agreement supersedes the Letter of Intent in all respects regarding the subject matter of this Agreement. The Letter of Intent shall not be used to interpret or deemed to limit or modify the terms of this Agreement. However, the Confidentiality Agreement will remain in effect and will not be superseded by this Agreement; provided, however, that information exchanged between the Parties (with each Party for this purpose being deemed to include its Affiliates) shall be deemed exchanged under the Confidentiality Agreement) and protected thereunder; and provided, further, that notwithstanding any restriction on use stated in such Confidentiality Agreement, the right of a Party and its Affiliates to use items of confidential information, materials and know-how as stated in this Agreement shall not be restricted by such Confidentiality Agreement within the scope of a right or license granted hereunder to such Party and its Affiliates and instead the Parties’ (and their Affiliates’) rights stated in this Agreement shall prevail. This Agreement and the Exclusive License Agreement between Green Cross and RBG and the Trademark Assignment Agreement both signed on the Closing Date together state the Parties entire agreement with respect to Supervax Program Products, as if they were a single agreement, with none of such agreement superseding any of the others of them.
9.5	Assignability. This Agreement may not be assigned without the prior written consent of the other Party, except (i) to an Affiliate, (ii) upon merger of a Party, or (iii) upon the sale of all or substantially all of Licensee’s assets relating to the
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manufacture of antibodies or proteins. Any attempted assignment contrary to the terms of this provision shall be void.

9.6	Force Majeure. Neither Party or its Affiliates shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this Agreement, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event

9.7	Expenses. Each Party shall bear its own expenses, if not expressly agreed otherwise in this Agreement.

9.8	Amendment and Waiver. This Agreement may be amended or modified only by a writing executed by each of the Parties. No waiver of any breach of this Agreement will be deemed to constitute a continuing waiver of any subsequent breach, whether of the same or of any other provision hereof.

9.9	Severability. If any provision of this Agreement is held or found to be unenforceable, such provision shall be deemed severed and stricken from this Agreement, but the remainder of this Agreement shall under all circumstances remain in full force and effect. The Parties intend that even is a provision is found to be unenforceable and thus deemed severed and stricken from this Agreement, the remaining terms of this Agreement shall continue in effect in all cases, and there shall be no right to rescind or terminate this Agreement.

9.10	Counterparts. This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which when taken together will constitute a single agreement. Delivery of an executed counterpart signature page of this Agreement by facsimile, email or other electronic transmission will be effective as delivery of a manually executed counterpart of this Agreement.
{REMAINDER OF PAGE INTENTIONALLY BLANK}
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THIS AGREEMENT HAS BEEN EXECUTED BY DYNAVAX, RBG AND RBNV, TO HAVE EFFECT ON THE DATE FIRST WRITTEN ABOVE ON THE FIRST PAGE OF THIS AGREEMENT.

For RBNV:

By:	/s/ P.G.J. Heijmanns
Name:	P.G.J. Heijmanns
Title :	Managing Director

For Dynavax:

By:	/s/ Dino Dina
Name:	Dino Dina, M.D.
Title:	President and CEO

For RBG:

By:	/s/ Frank Ubags
Name:	Frank Ubags
Title:	CEO
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Exhibit 1.16
The RBG Patents
[ * ]
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Exhibit 2.2
Termination of Berna Agreement
TERMINATION AGREEMENT
This Termination Agreement (“Agreement”) is made as of the 21st day of April 2006 (hereinafter the “Effective Date”) by and between
BERNA BIOTECH AG, a Swiss Company having its registered Head Office at Rehhagstrasse 79, CH-3018 Bern, Switzerland (“Berna”)
And
DYNAVAX TECHNOLOGIES CORPORATION, a USA corporation having its offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710 USA (“Dynavax”).
(With each of Berna and Dynavax, referred individually as a “Party” and collectively as the “Parties”).
WITNESSETH
WHEREAS, Berna is the owner of 100 per cent of the share capital of Rhein Biotech NV (hereinafter “RBNV”), which prior to the Effective Date owned 100 percent of the share capital of Rhein Biotech GmbH (hereinafter “RBG”);
WHEREAS, Berna and Dynavax are parties to the License and Supply Agreement dated November 19, 2003 (“November 19 Agreement”), a copy of which is attached hereto as Exhibit 1;
WHEREAS, Dynavax is purchasing RGB, and RBNV is selling RGB to Dynavax;
WHEREAS, the sale of RBG to Dynavax is conditioned on the Parties’ mutual termination of the November 19, 2003 Agreement on the terms and conditions set forth in this Termination Agreement;
NOW THEREFORE, in consideration of the premises, the mutual understandings and the obligations herein contained, and intending to be legally bound, the Parties do hereby agree as follows,:
1.	Pursuant to Section 15.2 of the November 19 Agreement, the Parties mutually agree to terminate the November 19 Agreement as of the Effective Date.

2.	With the exceptions of (a) any payments already made under the November 19 Agreement, (b) any payments due and owed as of Closing to Berna, and (c) the Parties’ obligations under Section 14 of the November 19 Agreement, all financial and other obligations based on the November 19 Agreement are forever waived and forgiven.
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3.	Without limiting the generality of the foregoing, neither Party shall be bound by the surviving Sections 4.4 thorough 4.9, 8, 9 through 13 and 16 of the November 19 Agreement, notwithstanding Section 15.6 of the November 19 Agreement. The confidentiality clause 14 shall, however, survive termination.

4.	Any and all rights of the Parties relating to the subject matter of the November 19 Agreement, shall be only as set forth in the Definitive Commercial Agreement dated as of the Effective Date, among Dynavax, RBG and Rhein Biotech NV.
(Signature page follows)
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IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed, in two copies, each an original, by their respective duly authorized officers and representatives with effect as of the date first above written.

DYNAVAX TECHNOLOGIES CORPORATION

/s/ Dino, Dina

By:	Dino Dina, M.D.	By:	blank
Title:	President & CEO	Title:	blank

Date:	blank	Date:	blank

BERNA BIOTECH AG

/s/ René Beukema

By:	René Beukema	By:	blank
Title:	General Counsel & Corporate	Title:	blank
Secretary of Crucell Holland, B.V.

Date:	21 April, 2006	Date:	blank
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Exhibit 2.3
Supervax Trademark Assignment Agreement
TRADEMARK ASSIGNMENT AGREEMENT
This Trademark Assignment Agreement (“Agreement”) is made as of the .... day of March 2006 (hereinafter the “Effective Date”) by and between
BERNA BIOTECH AG, a Swiss Company having its registered Head Office at Rehhagstrasse 79, CH-3018 Bern, Switzerland (“Assignor”)
And
RHEIN BIOTECH GmbH, formed and in good standing under the laws of Germany, having its seat in Dusseldorf, Eichsfelder Strasse 11, 40595, Germany, (“Assignee”);
WITNESSETH
WHEREAS, Assignor has adopted, and used, the mark “SUPERVAX” (hereinafter the “Trademark”), which it has registered worldwide. Attached Exhibit 1 identifies the specific registrations by country;
WHEREAS, Assignor has exclusively licensed, on a worldwide basis, the Trademark to Assignee in a Trademark License Agreement having the Effective Date of October 24, 2005;
WHEREAS, Assignor is selling its equity interest in Assignee to another Party, and as a consequence, is willing to assign the Trademark to Assignee, and Assignee is willing to acquire title to such Trademark;
NOW THEREFORE, in consideration of the premises, the mutual understandings and the obligations herein contained, and intending to be legally bound, Assignor and Assignee do hereby agree as follows,:
1. For good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby assign to Assignee all rights, title and interest in and to said Trademark, the goodwill of the business symbolized by said mark, along with the registrations thereof worldwide.
2. Assignor shall cooperate with all of Assignee’s reasonable requests for the execution of formal documents, which Assignee may require to record its title to said registrations with, and assume responsibilities for representation before, the trademark office authorities of the various countries in which the Trademark is registered.
3. As of Closing, Assignee shall assume all responsibilities for the filing, prosecution, and maintenance of the Trademark worldwide.
4. The terms and conditions of this Assignment Agreement, including the Attachments hereto, constitute the entire agreement and understanding of the Parties,
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supersede all previous communications, whether oral or written, between the Parties, including any previous agreement or understanding varying or extending the same. There are no further or other agreements or understandings, written or oral, in effect between the Parties with respect to the subject matter hereof.
5. This Agreement may be released, discharged, abandoned, changed or modified in any manner, only by an instrument in writing of equal formality, signed by the duly authorized officer or representative of the Parties.
6. Notices. All notices required by this Agreement shall be in writing. All notices shall be sent by fax followed by overnight courier to the Parties at the following addresses or such other addresses as may be designated in writing by the respective Parties:

To Berna:	Berna Biotech AG
Rehhagstrasse 79
CH-3018 Berne
Switzerland
[ * ]

To RBG:		Rhein Biotech GmbH
Eichsfelder Strasse 11
Dusseldorf 40595
Germany
[ * ]
Any notices shall be deemed given when received by the other Party.
7. Force Majeure. No Party, or its Affiliates, shall be liable for any failure or delay in performance under this Agreement which is due in whole or in part directly or indirectly to any cause of any nature beyond the reasonable control of such Party or its Affiliate.
(Signature page follows)
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70.

CONFIDENTIAL
IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed, in two copies, each an original, by their respective duly authorized officers and representatives with effect as of the date first above written.
RHEIN BIOTECH GmbH

/s/ Frank Ubags		/s/ Z. Janowicz

By:	Frank Ubags	By:	Z. Janowicz
Title:	managing director	Title:	COO

Date:	21 April, 2006	Date:	21 April, 2006

BERNA BIOTECH AG

/s/ René Beukema

By:	René Beukema	By:	blank
Title:	General Counsel & Corporate	Title:	blank
Secretary of Crucell Holland, B.V.

Date:	21 April 2006	Date:	blank
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CONFIDENTIAL
EXCLUSIVE LICENSE AGREEMENT
This Exclusive License Agreement (“Agreement”) is made as of the 21st day of April 2006 (hereinafter the “Effective Date”) by and between
GREEN CROSS VACCINE CORP., a corporation organized and existing under the laws of the Republic of Korea, having its registered offices at 227-3, Kugai-Ri, Kiheung-Eup, Yongin City, Kyounggi Province, Republic of Korea, (“Licensor”)
And
RHEIN BIOTECH GmbH, formed and in good standing under the laws of Germany, having its seat in Düsseldorf, Eichsfelder Strasse 11, 40595, Germany, (“Licensee” or “RBG”);
(With Licensor and Licensee, referred individually as a “Party” and collectively as the “Parties”).
WITNESSETH
WHEREAS, Berna Biotech AG (“Berna”) is the owner of substantially all of the share capital of (1) Rhein Biotech NV, incorporated under the laws of the Netherlands having its registered office at Oude Maasstraat 47, NL 6229 BC Maastricht, The Netherlands (hereinafter “RBNV”), which prior to the Effective Date owned 100 percent of the share capital of RBG and of (2) Rhein Vaccines B.V., which owns 100% of the share capital of Licensor;
WHEREAS, the Parties entered into a Development agreement dated January 1, 2003 (“Development Agreement”), whereby Licensee provided services for the development of Supervax (defined below) for and on behalf of Licensor; and subsequent thereto, the Parties enter into the “License Option Agreement Supervax” dated November 9, 2005 (“Option Agreement”), which grants the Licensee an exclusive worldwide option to an exclusive license for Supervax;
WHEREAS, Dynavax, a vaccine company based in the USA, and RBNV entered into a Letter of Intent dated March 10, 2006, to sell RBG to Dynavax (the “Letter of Intent);
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WHEREAS, among other things the Letter of Intent also provided certain licensing terms regarding Supervax, which licensing terms regarding Supervax are being superseded by this Agreement;
WHEREAS, as an ancillary condition to the sale of RBG to Dynavax, Dynavax shall cause RBG to exercise the exclusive license option in the Option Agreement, and Licensor shall grant such exclusive license as provided for hereinbelow.
NOW THEREFORE, in consideration of the premises, the mutual understandings and the obligations herein contained, and intending to be legally bound, Licensor and Licensee do hereby agree as follows:
SECTION 1: DEFINITIONS
Plural used in this Agreement shall mean singular and vice versa. The following initially capitalized terms shall have the following meanings when used in this Agreement (and derivative forms of them will be interpreted accordingly):

1.1	“Actual Cost for Filling and Packaging of vials” shall mean the cost [ * ]

1.2	“Affiliate” shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; or (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general-partnership interest, of a Party. Affiliates of Licensor include Crucell N.V., a Dutch corporation; RBNV; Rhein vaccines B.V.; and Berna Biotech AG. Affiliation shall be determined based on RBG being wholly owned by Dynavax, and not owned at all by RBNV.

1.3	“Cost for Registration” shall mean all costs related to entering into registrations, or obtaining regulatory approvals (such as BLAs and NDAs in the U.S. and regulatory approvals have a similar effect in other countries), in each case for Supervax for prophylactic applications or indications, including all direct, indirect, internal and external costs related to:
[ * ]
The Parties recognize that there is some overlap among different categories included in (a) – (b). Individual costs, however, shall not be double-counted across multiple categories. Any overlap between the categories shall not, however, be used or interpreted to narrow any of (a) – (b).

1.4	“Cost for Technology Transfer” shall mean all [ * ] respecting Supervax.

1.5	“Development Agreement” shall have the meaning given in the second recital above.
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1.6	“Effective Date” shall have the meaning stated above in the first paragraph of this Agreement.

1.7	“Field” means the prevention (or prophylaxis) of disease in humans.

1.8	“Letter of Intent” shall have the meaning given in the third recital above.

1.9	“License Revenues” shall mean all [ * ] in respect of such sublicense. To be clear, the following, even if received from a Sublicensee pursuant to such an agreement, are excluded from License Revenues:
[ * ]
As regards (c) and (d), the recovered (through the payment from the Sublicensee) expenses shall not then be included under any cost category that is included as a deduction to arrive at Net Profit. As regards (a), [ * ] As regards (b), [ * ] As regards (c), this exclusion from License Revenues is limited to actual cost and as regards internal personnel costs is limited to reasonable FTE rates at the rate of [ * ] adjusted for inflation every year by reference to [ * ] with the first adjustment to be made with respect to FTEs devoted in [ * ] plus all materials, travel and related expenses.

1.10	“Marketing, Sales & Distribution Expenses” shall mean Licensee’s and its Affiliates’ direct, indirect, internal and external costs to market, sell and distribute Supervax Program Products, including the following types of such costs:
[ * ]
1.11	“Net Profit” shall mean the sum of [ * ] minus all of the following: [ * ]

To the extent such calculation results in a negative number (i.e., a loss) for the applicable reporting period, then [ * ]

Internal costs included in Net Sales shall be accounted for based on actual cost, with internal labor costs being billed at a rate of [ * ] adjusted for inflation every year by reference to [ * ] with the first adjustment to be made with respect to FTEs devoted in [ * ] External costs shall be accounted for at the amount equal to amounts paid out to third parties. RBG is entitled to do all accounting hereunder in accordance with U.S. generally accepted accounting principles, consistently applied.

If there is any overlap among different cost deduction categories used in the calculation of Net Sales and Net Profits, such individual costs, however, shall not be double-counted across multiple such deducted categories. Any overlap between the categories shall not be used or interpreted to narrow, however, any such deducted cost category.

1.12	“Net Sales” shall mean the gross invoice price of sales of Supervax Program Products made by Licensee, and its Affiliates to third parties (including distributors and Sublicensees) less deductions for [ * ] Sales made by third parties, such as Sublicensees, which sales are used to calculate the payment of License Revenues to Licensee, shall not be included in Net Sales. Sales from Licensee or its Affiliate to third-party selling agents or contractors, where Licensee or its Affiliate has no royalty or profit interest in the resales by the such agents or contractors (as in the case of a traditional distributor), shall be included in the calculation of Net Sales (although resales by such agents or contractors shall not be).
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1.13	“Option Agreement” shall have the meaning given in the second recital above.

1.14	“Patent” shall mean granted patents, including utility models and certificates of invention, and reissues, re-examinations, supplementary protection certificates, extensions, and term restorations thereof, and patent applications therefor, including any continuations, continuations-in-parts, divisionals thereof, and the like.

1.15	“Patent Costs” shall mean all direct, indirect, internal and external patent preparation, prosecution, extension and maintenance costs specifically relating to Supervax Program Products or the manufacture, use, clinical testing thereof, including fees to patent offices and outside and counsel, and a reasonable accounting of internal legal resources, together with those costs referred to in the last sentence of Section 4.2 below as well as those referred to in the last sentence of Section 8.1.1 below.

1.16	“Payment Term” means, for a given country, the period from first commercial sale of the first Supervax Program Product in a given country, to [ * ] thereafter. Payment Term is determined on a country-by-country basis.

1.17	“Supervax Technology” shall mean all materials, information, experience and data, formulae, procedures, culture medium and growth conditions, results and specifications, manufacturing processes, equipment specifications, purification processes, regulatory filings, and rights of reference thereto, product registrations, and vaccine-related clinical and pre-clinical data, in written or electronic form, which are related specifically to Supervax, which (i) are in the possession of Licensor at the Effective Date, and/or has been transferred to Licensee prior to the Effective Date pursuant to the obligations of preceding Research/License Agreement, and the Development Agreement (as defined herein), (ii) are necessary or useful in connection with the research, development, manufacture of Supervax, (iii) are not subject to a third party confidentiality obligation that prevents Licensor from disclosing the same, and (iv) are not generally known or published. Schedule 1.11 provides an exemplary list of Supervax Know How. This list is not all-inclusive. Items otherwise fitting within the foregoing definition but not stated on such list remain nevertheless included in the Supervax Technology.

1.18	“Sublicensee” shall mean a third party to whom Licensee has granted a license and/or sublicense under the Supervax Technology to make, use, offer to sell, import, use or sell Supervax in the Field.

1.19	“Supervax” shall mean the current prophylactic two dose Hepatitis B vaccine that includes the [ * ] adjuvant. [ * ]

1.20	“Supervax Program Products” means all prophylactic Hepatitis B vaccines that contain all of the following: [ * ] The Supervax Program Products include Supervax.

In addition, throughout this Agreement the words “include” (and all conjugations of it), “such as” and “for example” shall each be deemed to be followed by the words “without limitation,” “but without limitation,” or similar language against construing the language as limiting.
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SECTION 2: LICENSE GRANT
2.1	Exclusive License. Licensor grants to Licensee and its Affiliates a profit share-bearing (solely as set forth in this Agreement), worldwide, exclusive (even as to Licensor and its Affiliates) license under the Supervax Technology to develop, make, have made, use, sell, offer to sell, store, import, export and distribute Supervax Program Products in the Field for the Term.

2.1.1	Sublicense Right. The license grant of Section 2.1 shall include the right to sublicense third parties (through one or more tiers or layers of sublicensees without consent from Licensor) the right to develop, make, have made, use, offer for sale, store, sell, import and/or export Supervax Program Products in the Field in one (1) or more countries of the world.

2.2	Retained Rights. Licensor shall retain the right to use the Supervax Technology to perform and have performed research and development in the Field, and any other activities, including commercial activities, provided the subject matter of such other activities are not [ * ] Supervax Program Products in the Field. As long as the exclusive license is in effect, the right to reference product registration files is not included. However to the extent any third party may reference such regulatory file for a generic marketing approval (i.e. an ANDA-like filing) Licensor may do the same, provided that it is understood and agreed Licensor must derive rights thereto in the same manner as third parties, and does not obtain any additional rights or access to such data through this agreement.

2.3	License Field Restrictions. The license grant of Section 2 is restricted by Section 6 of the Definitive Commercial Agreement among Licensee, RBNV, and Dynavax Technologies Corporation, of even date herewith, as quoted below:
“SECTION 6: COVENANTS NOT TO COMPETE
6.1 [ * ] RBG and Dynavax, for [ * ] after Closing, will not develop and/or market, and/or license others to develop and/or market, for [ * ] Hepatitis B vaccine, other than Heplisav Program Products.
6.2 [ * ] RBG and Dynavax, for [ * ] after Closing, will not develop and/or market, and/or license others to develop and/or market, [ * ] other than Heplisav Program Products.”
SECTION 3: DEVELOPMENT AND COMMERCIALIZATION OBLIGATIONS
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1.1	3.0 Definition of Efforts. “Commercially Reasonable Diligent Efforts” shall mean a reasonable level of efforts, commensurate with the efforts that a similarly situated biotechnology company would devote to a product of similar potential and having similar commercial advantages and disadvantages, taking into account all relevant commercial factors such as: [ * ] In assessing Commercially Reasonable Diligent Efforts RBG and its Affiliates will ignore any negative impact to RBG and its Affiliates of Licensor’s Net Profit share or RBNV’s rights set forth in Section 3.1 and 3.2 of the Definitive Commercial Agreement among RBG, RBNV and Dynavax of even date with this Agreement.

3.1	Exertion of Efforts. RBG, and/or its Affiliates, shall exert Commercially Reasonable Diligent Efforts to develop and commercialize Supervax in those countries where it is reasonable in applying the Commercially Reasonable Diligent Efforts standard to do, including via the following kinds of activities:

3.1.1	progress a Supervax Program Product through development to registration, including conducting clinical trials and preparing and filing applications for registration;

3.1.2	scaling up the manufacturing process for a Supervax Program Product to the scale required for the clinical trials of Section 3.1.1;

3.1.3	developing a commercial production process for a Supervax Program Product, and implementing the same in a commercial manufacturing facility; and

3.1.4	marketing, offering to sell, selling, importing and distributing Supervax.

3.2	Decision as to for which Countries to Develop and Commercialize Supervax.

3.2.1	Licensee is entitled to decide for which countries it wishes to develop and commercialize Supervax, provided such decision is consistent with the Commercially Reasonable Diligent Efforts standard.

3.3	If Licensee takes the decision to file for marketing approval, and/or to market, no Supervax Program Product in any particular country in or for which Licensee has made a contrary decision for a Heplisav Program Product, and the Commercially Reasonable Diligent Efforts standard would require marketing Supervax in such country (taking into account all factors provided for in the definition of such standard above, including gray market effects on countries where Licensee will be marketing a Supervax Program Product and the potential impact on the selling price in such countries), then Licensee shall promptly inform Licensor in writing. Licensor may then inform Licensee, that for such country, Licensee’s exclusive license is revoked, and, thereafter Licensor or an Affiliate theoreof, will have the rights to register, market, offer to sell and sell Supervax in such country. Licensor shall have the right to reference regulatory dossiers useful for registration in such market. Licensor shall in this case be entitled under its license in Section 4.3.1 of the Definitive Commercial Agreement between the Parties of even date with this Agreement to manufacture Supervax Program Product solely to supply itself solely for such reverted countries. In addition, Licensee agrees to discuss in good faith with Licensor the possibility of Licensee supplying Licensor with quantities of Supervax Program Product for
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Licensor’s sales in any such reverted countries, but Licensor shall not be required to supply Licensor unless the Parties reach written agreement as to such supply and in any case Licensee shall not be required under any circumstances to prioritize supply for the reverted countries ahead of supply for countries where Licensee retains its license nor shall Licensee be required to increase its capacity for production of Supervax Program Products. Licensor will owe Licensee and shall pay Licensee [ * ] of Net Profits on Supervax in each reverted country (if there ever are any), applying the cost definitions and mechanics of set forth in this Agreement mutatis mutandis to calculate Licensor’s Net Profits and provide for it to pay Licensee’s share of it to Licensee.

3.4	Commercial Partners/Sublicensee Efforts. Licensee’s Affiliates’, Sublicensees’ and distributors’ efforts shall count as Licensees’ efforts for purposes of evaluating diligence under this Article 3.

3.5	Tolling in Case of [ * ] Licensee’s diligence obligations under this Article 3 shall be tolled for the period of any [ * ] of [ * ] of the [ * ] from [ * ] that [ * ]

3.6	Sole Diligence Obligations. Licensee’s sole obligations to practice or work the licensed technology and to diligently develop and commercialize hereunder shall be those explicitly set forth above in this Article 3. No other such obligations of any kind shall be imposed on License or any of its Affiliates, whether implied at law or in equity, or provided in statute.
SECTION 4: PAYMENT FOR GRANTED RIGHTS
4.1	Profit Sharing. The Parties hereby agree to share the Net Profits realized from the sale and licensing of Supervax in accordance with the following:

4.1.1	Development Reimbursement Share. Licensee shall pay Licensor [ * ] of the Net Profit until Licensee has paid Licensor an amount equal to the principal development investment made by Licensor pursuant to the Development Agreement, plus accumulated interest at [ * ] per annum, as per Schedule 1. Payment for Supervax attached hereto (“Development Investment”). This [ * ] share of Net Profits is payable until the Development Investment has been fully repaid to Licensor, even if [ * ]

4.1.2	Fully Reimbursed Share. During the Payment Term but after Licensee’s payments of Net Profit have equaled the Development Investment, Licensee shall pay Licensor [ * ] of the Net Profit earned in such time period.

4.1.3	No More Profit-Sharing After the Payment Term, Except to Reimburse the Development Investment. Except as provided in Section 4.1.1, Licensee shall not owe Licensor any further Net Profit with respect to each country in which the Payment Term has expired.
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4.2	Licensee Obligations. Licensee shall be solely responsible for the payment of any royalties, license fees, and milestone or other payments due to third parties contracted by Licensee under licenses or similar agreements necessary to allow the manufacture, use or sale of Supervax in the Field. However, these amounts shall be included as a deduction in the calculation of Net Profits.
SECTION 5: PAYMENTS; BOOKS AND RECORDS; AUDIT
5.1	Net Profit Reports and Payments. After the first Net Sale is recorded, Licensee agrees to submit quarterly written reports to Licensor within ninety (90) days after the end of each calendar quarter (December 31, April 1, July 1, and October 1), stating in each such report the number, description, and aggregate Net Sales sold during the calendar quarter by Licensee and its Affiliates (if applicable), the Net Profit and the amount owed to Licensor. Concurrently with the submission of such reports, Licensee, as the case may be, shall pay the Net Profit Share in accordance with Section 4.1.

5.2	Method of Payment.

5.3	All payments due hereunder to Licensor shall be paid in Euros in immediately available funds, for Licensor’s account, to a bank designated in writing by Licensor.

5.4	Interest. If any payment under this Agreement is not made by the date on which the same becomes due and payable, the late Party shall owe the other Party interest at the rate of LIBOR plus two percent (2%) per annum on any outstanding amount until payment is made in full.

5.5	No Refunds. Payments referred to herein shall not be refundable.

5.6	Currency Conversion. If any currency conversion shall be required in connection with the calculation of Profit Share hereunder, such conversion shall be calculated at the published rate of [ * ] for such period.

5.7	Withholding Taxes. If Licensee is required by law to withhold taxes from any payments due hereunder to Licensor, then Licensee shall be entitled to deduct the entire amount of the required withholding from the amount otherwise due hereunder, shall pay the amount required to be withheld to the relevant tax authority, and shall provide evidence of such payment to Licensor within sixty (60) days thereafter. Licensee agrees to reasonably cooperate with Licensor as to from what country payments required hereunder are made, provided that any change in country requested by Licensor does not have a negative impact on taxes due by Licensee (i.e., does not cause Licensee to owe greater taxes) that Licensor is unwilling to reimburse Licensee.

5.8	Records; Inspection. Licensee, its Affiliates and their Sublicensees, shall keep complete, true, and accurate books of account and records for the purpose of determining the Profit Share amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of Licensee, or its Affiliate, or Sublicensee, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by an independent public accounting firm of national
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prominence retained by the other Party for the purpose of verifying the Net Profit Share statements, no more than once per set of records. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Licensee and Licensor. The Licensor’s representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section shall be at the expense of the Licensor, unless a variation or error producing an increase exceeding [ * ] of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period will be paid the Licensee.
SECTION 6: CONFIDENTIALITY
6.1	This section 6 amends and restates the confidentiality provisions, as they pertain solely to Supervax, pursuant to (1) Section 4.1 of the Research License Agreement dated October 16, 1992, (2) Section 5a. of the Development Agreement dated January 1, 2003, and (3) Section 7 of the License Option Agreement Supervax dated November 9, 2005, each of (1), (2) and (3) between Licensee and Licensor’s Affiliate, Green Cross Vaccine Corp.

6.2	All documents, materials and know-how which may be furnished to the receiving Party hereto (the “Recipient”) by the disclosing Party hereto (the “Disclosing Party”) pursuant to this Agreement, and the predecessor agreements referred to in Section 6.1 hereinabove, shall be, if suitably marked or designated in tangible form, deemed the Disclosing Party’s “Proprietary Information” and, therefore, considered confidential and shall not be used by Recipient other than for the purposes licensed under this Agreement and for the exercise of the Recipient’s rights under this Agreement. Recipient shall use the same degree of care regarding Disclosing Party’s Proprietary Information as it uses in protecting and preserving its own proprietary/confidential information of like kind to avoid disclosure or dissemination thereof, but no less than a reasonable degree of care. Information which is disclosed orally or otherwise than in tangible form shall be considered Proprietary Information if: (a) the information is identified as confidential at the time of disclosure and a written summary is provided to the Recipient within thirty (30) days thereafter, or (b) the information is identified as confidential in writing and provided to the Recipient prior to or at the time of disclosure by the Disclosing Party.

6.3	This confidentiality obligation shall not apply to information if the information: (a) is publicly known or which the Recipient has documentary records which establish its or its Affiliate’s knowledge prior to this disclosure; (b) subsequently becomes publicly known and/or published through no fault of the Recipient; (c) is independently developed without use or reference to the other Party’s Proprietary Information; (d) is required by operation of law or requirement of a governmental authority or rules of any securities exchange having jurisdiction to be disclosed (provided that the Party making the required disclosure gives reasonable (under the circumstances) advance
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notice of the required disclosure and all reasonable assistance to seek confidential treatment or a protective order if appropriate ); or (e) is or was brought to the Recipient’s attention by a third Party who has a legal right to do so.
SECTION 7: PUBLICATIONS AND PUBLICITY
7.1	Each Party agrees not to use the name of the other Party or any member of its staff in sales promotion work or advertising, or in any other form of publicity, without the written permission of the other Party.

7.2	Neither Party shall disclose in any press release, public statement, or public release, the terms of this Agreement or any information with respect to this Agreement (including, without limitation, any release of information in connection with any scientific and medical conference) without the other Party’s express written permission. The foregoing shall not apply to disclosures under an understanding of confidentiality or to information, which had theretofore been disclosed by or with the consent of the other Party. Either Party will be free to publish the results of the Supervax project after providing the other Party with a [ * ] (which period shall commence to the date that the other Party receives the text which is to be published and a summary of the manner of intended publication) in which to review and approve each publication, which approval shall not be unreasonably withheld. In any such publication by Licensor, Licensee’s contribution shall be acknowledged by Licensor. Notwithstanding any of the foregoing, nothing in this Agreement shall be deemed to prevent a Party (or its Affiliate) from complying with its reporting requirements as part of its responsibilities as a public company. This includes public company reporting requirements of Dynavax Technologies Corporation, a Delaware corporation. Accordingly, while Licensee will attempt to give Licensor advance notice of any such required disclosures, and will reasonably consider Licensee’s comments thereon if provided on a timeline that is reasonable in view of the required disclosure, Licensee and its Affiliates retain the right to make all legally required disclosures (including as legally required based on SEC interpretations), based on the good faith advice of its outside corporate counsel.
SECTION 8: INTELLECTUAL PROPERTY
8.1	Defense of Third Party Infringement Claims.

8.1.1	Infringement Claims. If the production, sale or use of any Supervax in the Field results in a claim, suit or proceeding alleging patent infringement against Licensee or Licensor (or their respective Affiliates or Sublicenses), such Party shall promptly notify the other Party hereto in writing setting forth the facts of such claim in reasonable detail. The Party subject to such claim shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its own choice, provided, however, it shall not enter into any settlement which admits or concedes that any aspect of the Patent or Know How of the
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other Party hereto is invalid or unenforceable without the prior written consent of such other Party. Such Party shall keep the other Party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding. All liabilities under this Section are and shall be deemed deductible costs in the calculation of Net Profits via inclusion within the Patent Costs.
SECTION 9: WARRANTIES, INDEMNIFICATION AND INSURANCE
9.1	Disclaimer. UNLESS EXPRESSLY STATED HEREIN, LICENSOR DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY CONCERNING THE SUPERVAX KNOW HOW, AND THAT LICENSEE’S USE OF SUPERVAX KNOW HOW WILL BE FREE FROM INFRINGEMENT OF PATENTS OF THIRD PARTIES.

9.2	Warranties and Representations.

9.2.1	Both Parties. Licensor and Licensee warrant and represent that: (i) they have the power and authority to enter into this Agreement and perform the responsibilities and obligations herein and the execution and delivery of this Agreement has been duly authorized; (ii) they have the power to carry out their obligations under this Agreement; and (iii) nothing in this Agreement or in the execution or performance thereof shall constitute a breach, violation or default of any provision contained in such Party’s certificate or articles of incorporation or other organizing instruments nor violate any contract or other commitment of such Party.

9.2.2	Licensor Representations. Licensor represents and warrants to Licensee the following:
9.2.2.1	Licensor shall not grant, during the Term, any rights to third parties, or take any actions or fail to take any actions, which grant or action(s) would impair the rights granted to Licensee herein.

9.2.2.2	As of the Effective Date, Licensor has sufficient legal and/or beneficial title to, and/or the right to license, the Supervax Technology necessary for the purposes contemplated under this Agreement and to grant the licenses contained herein, including those items of Supervax Technology listed in Schedule 1.1.

9.2.2.3	As of the Effective Date, Licensor is not aware, nor should it be aware, of any third party communications alleging that any Supervax Technology licensed under this Agreement would infringe any valid patent rights of any third party.

9.2.2.4	As of the Effective Date, Licensor does not own, does not control, and has not filed, any Patent that claims one or more inventions relating to the composition, formulation, manufacture and/or the use, of Supervax Program Products, and is not entitled to assignment from any other entity any Patent claiming an invention made prior to the Effective Date which invention relates to the composition, formulation, manufacture and/or use of Supervax Program Products.
9.3	Indemnification.
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9.3.1	Except to the extent resulting from the willful misconduct or gross negligence, or breach of representation and warranty of Licensor or any of its Affiliates, Licensor shall not be liable for and Licensee shall indemnify and hold Licensor harmless against any and all liabilities, damages, losses, costs, and expenses, whether direct or indirect, consequential, incidental, including reasonable attorney’s fees, in all cases that are paid to third parties (“Damages”), resulting from claims, demands, actions, other proceedings and judgments in all cases brought or obtained by third parties (“Third-Party Claims”) arising out of: the offer for sale, sale, manufacture, importation and/or use of Supervax by Licensee, its licensees, distributors, employees, consultants and investigators, or agents during or after Licensee-authorized pre-clinical and clinical studies, and as a result of the manufacture and/or sale of Supervax.

9.3.2	Licensor shall indemnify, defend and hold harmless Licensee and its Affiliates and their directors, officers and employees from and against all Damages to the extent resulting from Third-Party Claims arising out of the willful misconduct or gross negligence, or breach of representation and warranty of, Licensor and/or any of its Affiliates.

9.4	Indemnification Procedure. If a Party (the “Indemnitee”) intends to claim indemnification hereunder, Indemnitee shall promptly notify the other Party (the “Indemnitor”) of any claim, demand, action, or other proceeding for which the Indemnitee intends to claim such indemnification. The Indemnitor shall have the right to participate in, and to the extent the Indemnitor so desires jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel at Indemnitee’s own expense. The indemnity obligations under Section 9.3 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior express written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after notice of any such claim or demand, or the commencement of any such action or other proceeding, only to the extent actually prejudicial to its ability to defend such claim, demand, action or other proceeding, shall relieve such Indemnitor of any liability to the Indemnitee under Section 9.3 with respect thereto, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to the Indemnitee otherwise than under Section 9.3. The Indemnitor may not settle or otherwise consent to an adverse judgment in any such claim, demand, action or other proceeding, that diminishes the rights or interests of the Indemnitee without the prior express written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and all of their employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 9.4.

If the Parties cannot in good faith agree as to the application of Section 9.3’s subsections to any particular Claim, then each Party may the conduct its own defense
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of such Claim and reserves the right to claim indemnification (to the extent provided for in Section 9.3) from the other Party upon resolution of the underlying Claim.
9.5	LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT A PARTY IS REQUIRED TO INDEMNIFY THE OTHER FOR AMOUNTS PAID TO THIRD PARTIES OR AS REGARDS THE BREACH OF ANY CONFIDENTIALITY OBLIGATION, PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES (SUCH AS LOST PROFITS, OPPORTUNITY COSTS, MISSED BUSINESS OPPORTUNITIES, OR OTHER THINGS CAUSED BUT NOT PROXIMATELY CAUSED BY ANY BREACH OR DEFAULT UNDER THIS AGREEMENT, WHETHER THE THEORY OF LIABILITY IS GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) PRODUCT LIABILITY OR OTHERWISE), AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEY’S FEES OR COSTS. To be clear, this does not negate Licensor’s right to its direct damages equal to its share of Net Profits as provided for hereunder, if notwithstanding earning such Net Profits Licensee does not pay to Licensor the required share.
SECTION 10: TERM AND TERMINATION
10.1	Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Section 10, shall continue in full force and effect in perpetuity, even though the payment obligation under Section 4.1.1 ends once the Development Investment has been repaid and the obligations to pay a share of Net Profits in Section 4.1.2 ends on a country-by-country basis as the Payment Term expires in each country.

10.2	Termination for Cause. Either Party to this Agreement may terminate this Agreement in the event the other Party shall be in material breach of this Agreement (including by default), and such material breach shall have continued uncured for [ * ] after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such [ * ] period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [ * ] period, or in the case of a breach incapable of cure during such time period, delivered a plan to cure the breach as promptly as practicable by the application of Commercial Reasonable Diligent Efforts, together with an undertaking to carry out such plan. However, if Licensee terminates this Agreement due to Licensor being in material breach of this Agreement, which breach cannot be or is not cured as provided in this Section, the licenses granted by Licensor in Section 2.1 shall continue after such termination.

10.3	Entire Agreement. Licensee and Licensor may terminate this Agreement upon mutual agreement at any time.
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10.4	Termination Upon Insolvency or Bankruptcy. The Parties acknowledge that the Supervax Technology are ‘intellectual property’ for purposes of Section 365(n) of the U.S. Bankruptcy Code and that Licensee will have the ability to exercise all rights provided by Section 365(n) with respect to the Supervax Technology licensed hereunder. In this regard, the Parties agree that Section 365(n) of the U.S. Bankruptcy Code will govern Licensee’s and Licensor’s rights to intellectual property licensed under this Agreement in the event Licensor files for or is placed in bankruptcy. The Parties explicitly intend that to the extent the laws of another country whose laws govern the bankruptcy (or similar status) of Licensor afford or allow for similar protection of a license in bankruptcy, such protection shall extend to the license granted in Section 2.1 hereof and such license shall not be terminated based on the bankruptcy (or similar status) of Licensor.

10.5	Rights and Obligations on Term, Termination, or Suspension.

10.5.1	Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

10.5.2	Except for termination by Licensee pursuant to Section 10.2, upon termination of this Agreement by either Party, at Licensor’s written request, Licensee and its Affiliates shall destroy all supplies of Supervax Technology, and all documents describing Supervax Technology, and shall promptly thereafter confirm such destruction in writing to Licensor.

10.5.3	Return of Materials. Upon any termination of this Agreement, Licensee and Licensor shall promptly return to the other all Confidential Information received from the other (except one copy of which may be retained for archival purposes).

10.5.4	Stock on Hand. In the event this Agreement is terminated for any reason, the Licensee and their respective Affiliates and Sublicenses shall have the right to sell or otherwise dispose of the stock of any Supervax then on hand, subject to the payment of Profit Share as provided herein.

10.5.5	Survival on Termination. If this Agreement terminates or expires for any reason, Sections 1, 5.8, 6, 7, 8 (as applied to Damages resulting from Third-Party Claims arising out of activities occuring during the term of the Agreement and 9-12 shall survive such termination or expiration.

10.5.6	No Prejudice of Rights. Termination by either Party pursuant to this Article shall not prejudice any other remedy that a Party might have, nor shall it affect either Party’s accrued rights.
SECTION 11: DISPUTE RESOLUTION
11.1	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term, which disputes relate to either Party’s rights and/or
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obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 11 if and when a dispute arises under this Agreement. Unless otherwise specifically recited in this Agreement, disputes between the Parties will be resolved as recited in this Section 11.
11.2	Dispute Resolution through Party Management. If the Parties are unable to resolve a dispute within thirty (30) days of being requested by a Party to resolve a dispute, any Party may, by written notice to the other, have such dispute referred to their respective chief executive officers or duly authorized designees, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. In the event the designated executive officers are not able to resolve such dispute within such period, either Party may at anytime after the thirty (30) day period invoke the provisions of Section 11.3 hereinafter.

11.3	Arbitration. Any controversy, dispute or claim which is not resolved pursuant to Section 11.2 and which may arise out of or in connection with this Agreement, including the exhibits attached hereto, or the interpretation, enforceability, performance, breach, termination or validity thereof, including disputes relating to alleged breach or termination of the foregoing (each a “Dispute”) shall be resolved by binding arbitration in accordance with the Rules of the London Court of International Arbitration then pertaining, except where this rules conflict with this provision, in which case this provision controls. The Arbitration shall be held in English and shall take place in London. Subject to Section 11.6, the Dispute shall be construed in accordance with the laws of [ * ] exclusive of its conflicts of law rules. The arbitration tribunal shall consist of three neutral arbitrators, each of whom shall be an attorney who has at least fifteen (15) years of experience in the biopharmaceutical field with a law firm or corporate law department or was a judge of a court of general jurisdiction who has at least fifteen (15) years of experience in the biopharmaceutical field. However: (X) at least one of the arbitrators must be an attorney described in clause (a) of the foregoing sentence; (Y) at least one of the arbitrators must be trained in [ * ] law and have been admitted to practice in [ * ] ; and (Z) at least one of the arbitrators must be a native English speaker. The arbitrators shall be neutral, independent, disinterested, and impartial. Each Party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal. After appointment, the Parties shall have no ex-parte communication with their proposed arbitrator. If one Party fails to nominate its arbitrator or, if the Parties’ arbitrators cannot agree on the person to be named as chairman within thirty (30) days, the President of the London Court of International Arbitration shall make the necessary appointments. Within thirty (30) days of initiation of arbitration, the Parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight (8) months from selection of the arbitrators. Failing such agreement, the Arbitration [ * ] will control the procedures and scheduling and the Parties will follow such procedures and meet
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such a time schedule. Each Party has the right before or, if the arbitrators cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from any court of competent jurisdiction provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. Any request for such provisional measures by a Party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition, the Arbitrator Tribunal may, at the request of a Party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the Parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction. The decision of the arbitration tribunal must be in writing and must specify the basis on which the decision was made, and the award of the arbitration tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such an award and order of enforcement. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEY’S FEES OR COSTS.
11.4	Enforcement. The arbitral award, including any injunctive relief granted, may be enforced in any court of competent jurisdiction (i.e. any court having subject matter jurisdiction over the dispute and personal jurisdiction over the Parties).

11.5	Confidential Information. With respect to any dispute relating to the misuse and/or misappropriation of a Party’s Confidential Information, in each case, a Party may seek preliminary injunctive relief pending resolution of the Dispute under Section 11.3, and submit such dispute to any court of competent jurisdiction (i.e. any court having subject matter jurisdiction over the dispute and personal jurisdiction over the Parties).
SECTION 12: MISCELLANEOUS
12.1	Entire Agreement. This Agreement, together with the Definitive Commercial Agreement, contains the entire agreement of the Parties regarding the subject matter hereof and supersedes all prior agreements, understandings, and negotiations regarding the license rights to Supervax, including the Development Agreement, the Letter of Intent and the Option Agreement. Such superseded agreements shall not be used to interpret this Agreement. This Agreement may not be changed, modified, amended, or supplemented except by a written instrument signed by both Parties hereto.

12.2	Severability. If any portion of this Agreement shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law, then the remainder of the Agreement shall not be affected thereby; provided, however, that if any provision hereof is invalid or unenforceable, then a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of the Agreement including the invalid or unenforceable provision.
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12.3	Force Majeure. Neither Party or its Affilaites shall be liable for any unforeseeable event beyond its reasonable control not caused by the fault or negligence of such Party, which causes such Party to be unable to perform its obligations under this Agreement, and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the Party unable to perform shall promptly notify the other Party. It shall further use its best efforts to resume performance as quickly as possible and shall suspend performance only for such period of time as is necessary as a result of the force majeure event..

12.4	Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Licensee and Licensor as partners or joint venturers with respect to this Agreement. Neither Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

12.5	Notices Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

If to Licensor:	Green Cross Vaccine Corp.
227-3, Kugai-Ri, Kiheung-Eup
Yongin City
Kyounggi Province
Republic of Korea
[ * ]

Required copy to Rhein Biotech NV:
Rhein Biotech NV
Oude Maasstraat 47,
NL 6229 BC Maastricht,
The Netherlands
[ * ]

If to Licensee:	Rhein Biotech GmbH
Eichsfelder Strasse 11
Dusseldorf 40595
Germany
[ * ]

Required copy to Dynavax Technologies Corporation:
Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, CA 94710
USA
[ * ]
ATTN: LEGAL DEPARTMENT
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12.6	Headings. The paragraph headings herein are inserted for convenience only and shall not be construed to limit or modify the scope of any provision of this Agreement.

12.7	Assignment and Successors Rights/Waiver. Except in connection with a sale by a Party of all or substantially all of its assets to which this Agreement relates, or a Party’s merger with another entity, or an assignment to a Party’s Affiliate, this Agreement may not be assigned without the prior written consent of either Party, and is binding upon and shall inure to the benefit of the Parties hereto, their representatives, successors and permitted assigns. No failure or successive failures on the part of either Party, its successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement, shall operate as a discharge of such covenant, agreement or condition, or render the same invalid, or impair the right of either Party, its successors and permitted assigns to enforce the same in the event of any subsequent breach or breaches by the other Party, its successors or permitted assigns.

12.8	Choice of Law. Subject to the bankruptcy treatment of intellectual property pursuant to Section 11.6, this Agreement shall be exclusively governed by and construed in accordance with the laws of [ * ] (without giving effect to its conflict of law rules and regulations).
IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed, in two copies, each an original, by their respective duly authorized officers and representatives with effect as of the date first above written.
RHEIN BIOTECH GmbH

/s/ Frank Ubags

By:	Frank Ubags	By:	blank
Title:	CEO	Title:	blank
Date:	21 April, 2006	Date:	blank
GREEN CROSS VACCINE CORP
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/s/ C.P.E. Moonen

By:	C.P.E. Moonen	By:	blank
Title:	Managing Director	Title:	blank
Date:	21 April, 2006	Date:	blank
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Schedule 1.1
Examples of Supervax Technology
[ * ]
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Schedule 1
Development Investment
[ * ]
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DATED APRIL 21, 2006
Between
RHEIN BIOTECH N.V.
and
RHEIN BIOTECH GMBH
and
BERNA BIOTECH AG

AGREEMENT

Baker & McKenzie Amsterdam N.V.
Leidseplein 29
1017 PS Amsterdam, The Netherlands
Tel: +31-20-5517555
Fax: +31-20-6267949
(attorneys: THL/SCA)
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THIS AGREEMENT is made effective as of the 21 day of April, 2006 (the “Agreement”)
Between:
(1)	Rhein Biotech N.V.,
a public limited liability company (naamloze vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of The Netherlands, with its corporate seat at Maastricht, with its address at Oude Maasstraat 95, 6220 BC Maastricht, the Netherlands (“RBNV”);

(2)	Rhein Biotech Gesellschaft fur neue biotechnologische Prozesse und Producte mbH, a company organized and existing under the laws of Germany, with its corporate seat at Dusseldorf, Germany, with its address at Eichfelder Strasse 11, 40595 Dusseldorf, Germany (“GmbH”); and

(3)	Berna Biotech A.G., a public limited liability company, incorporated under the laws of Switzerland, with its corporate seat in Bern, and having its address at Rehhagstrasse 79, CH-3018 Bern, Switzerland (“Berna”).
WHEREAS :
(H)	RBNV is holder of the entire issued share capital of GmbH;

(I)	By agreement dated March 1, 2005 (the “March 2005 Agreement”), RBNV, Berna and GmbH have agreed upon certain terms in relation to the manner in which GmbH shall operate its business in a more independent manner;

(J)	RBNV is in the process of selling GmbH to Dynavax Technologies Corporation of Berkeley, USA (“Dynavax”);

(K)	The sale of GmbH to Dynavax as well as certain arrangements that shall be agreed upon between RBNV and its affiliates, on the one hand, and GmbH and Dynavax, on the other hand, will be consummated pursuant to a share sale and purchase agreement (the “SPA”), a commercial agreement (the “Commercial Agreement”), as well as various other documents referred to in such agreements (jointly with the SPA and the Commercial Agreement, the “Transaction Documents”);

(L)	In connection with the sale to Dynavax, the parties wish to set forth herein their agreement with regard to the termination of the March 2005 Agreement.
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THEREFORE IT IS HEREBY AGREED as follows:
ARTICLE 1 – DEFINITIONS AND OTHER RULES OF CONSTRUCTION
1.1	Capitalized terms. When used herein any capitalized terms shall have the meaning as set forth in the March 2005 Agreement, unless otherwise defined herein.

Documents. References to any document, including this Agreement, are references to that document as amended, supplemented, novated or replaced from time to time.

Recitals, Clauses, Paragraphs and Schedules. References in this Agreement to Recitals, Clauses, Paragraphs and Schedules are to clauses and paragraphs in and recitals and schedules to this Agreement. The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

Headings. Headings are inserted for convenience only and shall not affect the construction of this Agreement.
ARTICLE 2 – TERMINATION
Unless to the extent provided otherwise in the Transaction Documents, the parties hereto agree that the March 2005 Agreement shall terminate and be extinguished in its entirety, and have no further force and effect, at Closing as defined in the SPA.
Without prejudice to the generality of the foregoing, the Parties acknowledge for the avoidance of doubt that among other things:
1.	RBNV shall from Closing no longer have any obligations in relation to the management and employee share ownership plan as referred to in Article 8 of the March 2005 Agreement;

2.	neither RBNV nor Berna Biotech AG shall have any obligations to GmbH to provide any financing;

3.	it is contemplated that various inter-company agreements that were mentioned in the March 2005 Agreement and/or referenced in the Commercial Agreement (as defined in Section 5.2 b (iii) of the SPA), shall survive the closing of the SPA, subject to the terms of the Commercial Agreement and in many instances as supplemented, superseded or otherwise amended pursuant to the Commercial Agreement. It is understood and agreed that these inter-company agreements may initially have been in draft form attached to the March 2005 Agreement and that if a different version has been executed then this executed version will control.
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ARTICLE 3 — VARIOUS
3.1	Governing law. This Agreement shall be governed by and construed in accordance with the laws of [ * ] .
3.2 Dispute resolution
All disputes arising in connection with this Agreement, or further agreements or contracts resulting thereof, shall be finally settled in accordance with the Arbitration [ * ] including the possibility of arbitral summary proceedings. The arbitral tribunal shall be composed of three arbitrators. The place of arbitration shall be [ * ] . The arbitral procedure shall be conducted in the English language. The arbitral tribunal shall decide according to the rules of law (“naar de regelen des rechts”). Consolidation of the arbitral proceedings with other arbitral proceedings pending in [ * ] , as provided in [ * ] is excluded.
3.3 Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
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IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.
Rhein Biotech N.V.:

/s/ P.G.J. Heijmanns

By	:	P.G.J. Heijmanns	By	:	blank
Title	:	managing director	Title	:	blank
Rhein Biotech GmbH:

/s/ Frank Ubags			/s/ J. Janowicz

By	:	F. Ubags	By	:	Z. Janowicz
Title	:	managing director	Title	:	managing director
Berna Biotech A.G.:

/s/ René Beukema

By	:	René Beukema	By	:

Title	:	General Counsel & Corporate
		Secretary of Crucell Holland, B.V.	Title	:

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SCHEDULE 5.2 (B) (IV)
EMMP AGREEMENT
AGREEMENT
With regard to
EMPLOYEE AND MANAGEMENT PARTICIPATION PLAN
This agreement is made on this {___} day of March, 2006 (the “Agreement”)
Between:
1.	Dynavax Technology Corporation, a corporation organized and existing under the laws of the State of Delaware, having its registered and business offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710, United States of America (“Dynavax”); and

2.	Rhein Biotech N.V., a public limited liability company organized and existing under the laws of The Netherlands, with its corporate seat at Maastricht and its registered office at Oude Maasstraat 47, 6229 BC Maastricht, the Netherlands (“RBNV”).
whereas:
-	RBNVis the legal and beneficial owner of the entire issued share capital of Rhein Biotech Gesellschaft für Neue Biotechnologische Prozesse und Produkte m.b.H., a private limited liability company organized and existing under the laws of Germany (Gesellschaft mit beschränkter Haftung), with its corporate seat at Düsseldorf, Germany and its principal place of business at Eichfelder Strasse 11, 40595 Düsseldorf, Germany (“GmbH”).

-	Under article 8 of the agreement between RBNV, GmbH and Berna Biotech AG dated March 1, 2005, GmbH was to prepare an employee and management participation plan for approval by GmbH’s Supervisory Board, pursuant to which GmbH’s members of the management and eligible employees (jointly the “Eligible Persons”) would be granted rights to acquire (non-voting) shares in GmbH, with a maximum of [ * ] of the share capital being allocated to the members of the management and [ * ] to the eligible employees (the “Equity Rights”).

-	RBNV wishes to sell to Dynavax and Dynavax wishes to purchase from RBNV, the entire issued share capital of GmbH.
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CONFIDENTIAL
In view of the sale of GmbH to Dynavax, Dynavax and RBNV have agreed that Dynavax shall be fully responsible for awarding and/or replacing the Equity Rights.
hereby agree, as follows:
1.	Dynavax hereby assumes any and all obligations of RBNV in relation to the Equity Rights, and agrees that it instead of RBNV shall be fully responsible for granting the Equity Rights and/or replacing the Equity Rights, and that all costs and expenses in relation thereto shall be borne by Dynavax.

2.	Dynavax shall be fully responsible for awarding the Equity Rights and/or replacing them by payments in cash, rights to acquire shares in Dynavax and/or any other rights exercisable against Dynavax, the GmbH or any other party.

3.	Dynavax shall hold RBNV harmless from and shall indemnify RBNV against and shall reimburse RBNV for any and all claims, threats, suits, damages, taxes, penalties, costs and expenses, and other liabilities incurred, suffered or expended by RBNV in relation to the Equity Rights.

3.	Without prejudice to the obligations of Dynavax under this Agreement, the members of the management of GmbH, being [ * ] , shall co-sign this Agreement for acknowledgement of this Agreement and thereby waiving any rights they may have against RBNV in relation to the Equity Rights.

4.	This Agreement is entered subject to the consummation of the transactions contemplated by the share purchase agreement between RBNV and Dynavax dated as of the date hereof (the “SPA”).

6.	The provisions contained in Article 14 (Notices) and 15 (Governing Law and Arbitration) of the SPA shall similarly apply to this Agreement.

7.	This Agreement may be signed in multiple counterparts, each of which will constitute an original, but all of which when taken together will constitute a single agreement.
IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.
Dynavax Technology Corporation

Name :

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CONFIDENTIAL

Title :

Rhein Biotech N.V.

Name : C.P.E. Moonen	Name	: P.G.J. Heijmans
Title : managing director		Title : managing director
Each member of the management of GmbH co-signs this Agreement for acknowledgement of this Agreement thereby waiving any rights they may have against RBNV in relation to the Equity Rights.

Name :	[ * ]	Name :	[ * ]
Title :			Title :

Name :	[ * ]	Name :	[ * ]
Title :			Title :

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CONFIDENTIAL
SCHEDULE 5.3(C)(V)(I)
WAIVER AGREEMENT
A G R E E M E N T
on the Waiver of Management Participation Rights
among
DYNAVAX Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, CA94710-2753, USA
(“DYNAVAX”),
Rhein Biotech NV (“RHEIN NV”)
and
Mr./Ms.
(“______”)
RHEIN-BIOTECH Gesellschaft für neue biotechnologische Prozesse und Produkte mbH (“RHEIN GmbH”), its shareholder Rhein Biotech NV (“RHEIN NV”), Berna Biotech AG (“Berna”) in an agreement dated March 1, 2005, refer to creation of management participation rights with respect to the shares of RHEIN GmbH (the “Management Participation Plan”). Under the Management Participation Plan, Mr./Ms ___ was entitled to acquire certain shares in RHEIN GmbH at a preferred price.
DYNAVAX is contemplating the acquisition of all the outstanding capital stock in RHEIN GmbH from RHEIN NV (the “Transaction”). Mr./Ms ___ is prepared to waive his rights under the Management Participation Plan and any other rights or interests he may have to acquire the capital stock of RHEIN GmbH (the “Purchase Rights”), including without limitation, any pre-emptive, subscription, option, call, warrant or other similar rights
In light of these facts, the Parties agree as follows:
1. Mr./Ms ___ hereby waives, under the condition of full payment of the Consideration agreed and defined under Section 2 of this Agreement, all rights pertaining to him under the Management Participation Plan, or any other Purchase Rights to the extent they exist, with respect to the purchase and
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CONFIDENTIAL
transfer of shares in RHEIN GmbH. Upon full payment of the Consideration, Mr./Ms ___shall no longer be entitled to purchase or acquire any of the shares of RHEIN GmbH.
2. In consideration of this waiver, DYNAVAX undertakes to pay as part of the closing of the Transaction and simultaneously with the payments to Rhein NV pursuant to the Transaction an amount of EUR ___ to Mr./Ms ___ (the “Consideration”). The Consideration shall be paid to a bank account to be designated by Mr./Ms ___.
3. DYNAVAX’ obligation to pay the Consideration is subject to the closing of the Transaction.
4. The Parties agree that, upon full performance of this Agreement, all rights of Mr./Ms ___ existing under the Management Participation Plan (or any other Purchase Rights, to the extent they exist) will be settled in full and that RHEIN GmbH shall have no further obligations to Mr./Ms ___ under the Management Participation Plan (or any other Purchase Rights, to the extent they exist).
5. The Parties shall keep all details regarding the transaction described herein in strictest confidence, except as required by legal duties or to advisers who are bound by professional confidentiality.
6. This Agreement shall exclusively be governed by and construed in accordance with the laws of [ * ] .
7. If a clause of this Agreement proves to be invalid or unenforceable, the remaining provisions and undertakings of this Agreement shall continue in full force and effect. The invalid or unenforceable clause shall be replaced by such clause which in substance, time and essence comes as close as possible to the intended purpose of the invalid or unenforceable clause.
8. Mr./Ms ___ has had the opportunity or has consulted with his tax advisors relating to any tax consequences to him of entering into this agreement. Any income tax consequences of this Agreement will be borne by Mr./Ms ___.

Date/Place:

DYNAVAX Technologies Corporation	Mr./Ms _____
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CONFIDENTIAL
SCHEDULE 5.3(C)(V)(II)
GRATIFICATION AGREEMENT
A G R E E M E N T
on the Payment of Gratifications for Employees
b e t w e e n
DYNAVAX Technologies, 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753, USA
(“DYNAVAX”)
a n d
RHEIN-BIOTECH Gesellschaft für neue biotechnologische Prozesse und Produkte mbH, Eichsfelder Straße 11, 40595 Düsseldorf, Germany
(“RHEIN GmbH”)
DYNAVAX intends to acquire all shares in RHEIN GmbH from RHEIN NV.
In connection with the acquisition of all shares in RHEIN GmbH DYNAVAX is prepared to grant a gratification to certain employees of RHEIN GmbH (hereinafter referred to as “EMPLOYEES”). The EMPLOYEES who shall participate in the gratification scheme are listed in ANNEX A to this Agreement.
In light of these facts, the Parties agree as follows:
1. DYNAVAX undertakes to pay on the day of Closing an amount of [ * ] (the “GRATIFICATION”) to the RHEIN GmbH which shall pass on the GRATIFICATION to the EMPLOYEES. The GRATIFICATION shall be paid to RHEIN GmbH and RHEIN GmbH undertakes vis-à-vis DYNAVAX to allocate the GRATIFICATION to the individual Employees according to a schedule to be determined at the sole discretion of RHEIN GmbH, using, inter alia, the following objective criteria:
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CONFIDENTIAL
•	monthly salary,

•	performance within the last business year,

•	participation and efforts in connection with the transfer of the business to DYNAVAX.
2. DYNAVAX’ obligation to pay the GRATIFICATION is subject to the condition that DYNAVAX has purchased and acquired all shares in RHEIN GmbH from RHEIN NV. In case DYNAVAX has not purchased and acquired such shares by April 30, 2006, this Agreement shall become void and no mutual obligations whatsoever shall survive.
3. The Parties shall keep all details regarding the transaction described herein in strictest confidence, except as required by legal duties or to advisers who are bound by professional confidentiality.
4. This Agreement shall exclusively be governed by and construed in accordance with the laws of [ * ] . It replaces Art. 8 of the Agreement between Rhein NV, Rhein GmbH and Berna Biotech AG dated March 1, 2005 as far as the EMPLOYEES are concerned.
5. If a clause of this Agreement proves to be invalid or unenforceable, the remaining provisions and undertakings of this Agreement shall continue in full force and effect. The invalid or unenforceable clause shall be replaced by such clause which in substance, time and essence comes as close as possible to the intended purpose of the invalid or unenforceable clause.

Date/Place:

DYNAVAX TECHNOLOGIES CORPORATION	RHEIN-BIOTECH GESELLSCHAFT FÜR NEUE BIOTECHNOLOGISCHE PROZESSE UND PRODUKTE MBH
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SCHEDULE 7.1
COMPANY WARRANTIES
All words and expressions defined in the Agreement shall, unless the context otherwise requires or unless otherwise expressly indicated, have the same respective meanings herein.
The Seller represents and warrants to the Purchaser that, except as set forth in the Disclosure Letter:
1 Organisation
(a)	The Company has been duly incorporated and is validly existing under the laws of Germany, being the jurisdiction of its incorporation.

(b)	No proposal has been made or resolution adopted for the dissolution or liquidation of the Company, no circumstances exist which may result in the dissolution or liquidation of the Company, and in relation to the Company no proposal has been made or resolution adopted for a statutory merger or division, or a similar arrangement.

(c)	The Company has not been (i) declared bankrupt or (ii) granted a temporary or definitive moratorium of payments or (iii) made subject to any insolvency or reorganization proceedings or (iv) involved in negotiations with any of its creditors or taken any other step with a view to the readjustment or rescheduling of all or part of its debts, nor has, to the best knowledge of the Seller, any Person applied for a declaration of bankruptcy or any such similar arrangement for the Company, and the Company is currently not in a financial situation which would oblige the Company to file for insolvency.

(d)	The current articles of association of the Company read in conformity with the copy thereof attached hereto as Annex 1(d).

(e)	The Company meets all registration requirements under applicable law and evidence thereof (where available in the form of extracts) is attached hereto as Annex 1(e). The said evidence is correct and includes essential particulars as of the dates thereon and the information contained therein has not been modified by any subsequent event.

(f)	The Company has no directors (Geschäftsführer) and authorized officers (Prokuristen), other than the persons named in Annex 1(f).

(g)	The Company is duly qualified to conduct its business as presently conducted.
2 Capitalisation
(a)	The registered share capital (Stammkapital) of the Company is [ * ] . The Seller is the sole shareholder
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of the Company. The only capital stock of the Company issued is the Share and there are no other shares of capital stock of the Company issued and outstanding. Neither the Company nor the Seller is under any obligation to increase the registered share capital of the Company, and no shareholders’ resolution has been passed resolving an increase of the (registered) share capital / the issuance of new shares or a redemption of shares. The Seller has full right and title to the Share.

(b)	There are no grounds on the basis whereof the issue of the Share may be invalidated.

(c)	The issuance of all shares in the Company was duly authorized, validly issued, and in compliance will all applicable securities laws and other applicable Legal Requirements. The Share is fully paid-up, no repayment of share capital has taken place or has been resolved, and the Share is free and clear of any Encumbrances.

(d)	Apart from any obligations referred to in the Agreement, there are no obligations binding upon the Purchaser, as Seller’s successor in title to the Share, or the Company with respect to any shares in the Company, such as trust, shareholders’ or voting agreements, rights of pre-emption or agreements restricting the transfer of such shares (other than those set forth in the articles of the Company) or the payment of dividends.

(e)	Neither the Company nor the Seller has given to any person any right to acquire or subscribe for shares in the Company that will survive the Closing. No rights, including but not limited to option rights, warrants, convertibles and similar rights, have been granted or issued relating to any shares of the Company that will survive the Closing. There are no resolutions of the general meeting of shareholders of the Company that have not yet been fully effectuated providing for the issuance of shares in the capital of the Company or the grant of options or other rights to acquire shares in the capital of (or any interest in) the Company.

(f)	No one, with the exception of the holder of the Share, has any right to distributions arising out of the profit, reserves and/or liquidation balance of the Company. The right to receive dividends or distributions of any kind (whether payable now or in the future) on the shares of the Company has not been disposed of by the Seller.
3 Subsidiaries
The Company does not have branches or (equity or beneficiary) interests in other (legal) persons and the Company is not a party to any limited or general partnership agreement or equivalent, other than the ownership of a shareholding held in Novovacs B.V., a private limited liability company under the laws of the Netherlands, in relation to which the Company is party to a joint-venture agreement dated December 1, 2004.
4 Financial Statements
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(a)	To the Seller’s best knowledge, the Company has always in all material respects kept its books in accordance with the applicable statutory requirements. The administration and bookkeeping of the Company is in all material respects accurate and complete, has been maintained properly in accordance with applicable law.

(b)	The Seller has provided the Purchaser with true and complete copies of (i) the audited financial statements of the Company for the financial year ended on December 31, 2004, consisting of balance sheets for the Company as of each of such dates and income statements for the Company for the year then ended and (ii) the audited financial statements of the Company for the financial year ended on December 31, 2005, consisting of balance sheets for the Company as of each of such dates (the “2005 Balance Sheet”) and income statements for the Company for the year then ended, ((i) and (ii) together the “Financial Statements").

(c)	The Financial Statements were prepared in accordance with the applcvable accounting principles.

(d)	The Financial Statements provide in all material respects a true and fair view of the financial position and of the results of operations of the Company, in accordance with the above mentioned standards under which they were prepared.

(e)	To the extent required under applicable law, the Company has complied with its obligation to publish its annual accounts.
5 Absence of Changes
Since December 31, 2005, (i) Company has operated its business substantially consistent with its past practice during 2005; (ii) no event or circumstance has occurred that could reasonably have a Material Adverse Effect on the Company.
6 Real Property
(a)	Annex 6(a) sets forth an accurate and complete list of each parcel of real property legally and beneficially owned by the Company (“Real Property Owned").

(b)	Annex 6(b) sets forth an accurate, correct and complete list of each parcel of real property leased to or committed to be leased to the Company (“Real Property Leased”). The Disclosed Information contains copies of each lease contract relating to the Real Property Leased. The Company is not in breach of any material terms and conditions of such contracts.
7 Material Contracts
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(a)	For purposes of this article 7, the Contracts mentioned in section A4(vii) of the Disclosure Letter shall be deemed Material Contracts.

(b)	Each Material Contract is currently valid and in full force and effect in all material respects, and is in all material respects enforceable by Company in accordance with its terms.

(c)	The Company is not in any material respect in default, and no party has notified Company in writing that it is in default, under any Material Contract.

(d)	To the best of Seller’s Knowledge, the performance of the Material Contracts will not result in any violation of or failure by Company to comply with any Governmental Rule material to the Compay’s business.
8 Regulatory Compliance; Manufacturing
(a)	The currently submittes Regulatory Applications and approved Regulatory Approvals filed and owned by the Company related to Supervax are in all material respects in full force and effect.

(b)	The Company has made available to the Purchaser the Clinical Data related to Supervax.
9 Intellectual Property Rights
(a)	For the purposes of this section:

"Registered IP Rights” shall mean intellectual property rights (national and international) registered in a public register, including but not limited to patent rights, model and design rights, domain names, topography rights and/or trademark rights.

"Non-Registered IP Rights” shall mean all intellectual property rights (national and international) not being registered in a public register, including but not limited to copyrights, artist rights, data base rights, sound recording rights, producer’s rights and/or any other neighbouring rights, portrait rights, trade names and know how (including patentable inventions for which no patent applications has been filed), and trade secrets, as well as any rights that are similar to any of the foregoing.

"Licensed Rights” shall mean any rights granted to the Company in respect of Registered IP Rights and Non-Registered IP Rights of third parties.

“IP Rights” shall mean Registered IP Rights and Non-Registered IP Rights.

“Company’s IP Rights” shall mean the Registered IP Rights set forth in Annex 9(b), the Non-Registered IP Rights owned by the Company as of the date of Agreement, and the Licensed Rights.

(b)	The Company is the owner of the Registered IP Rights set forth in Annex 9(b) . The Annex contains all Registered IP Rights owned by the Company.
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(c)	To the Seller’s best knowledge, the right of the Company to make, use and/or exploit the Company’s IP Rights will not be affected by the Closing and/or the implementation of the Transaction Agreements, subject to the Commercial Agreement.

(d)	To the Seller’s best knowledge, the activities of the Company as currently conducted with respect to Supervax and the manufacture of the hepatitis B surface antigen) does not infringe upon any IP Rights of any third party and does not require the Company to obtain any additional license or other agreement to use any IP Rights of others. The Company has not received any written communications alleging that the Company has violated the intellectual property rights of any third party. No claims are pending by any person with respect to the ownership, validity and enforceability of the Company’s IP Rights.

(e)	To the Seller’s best knowledge, the Company is not aware of any violation by a Third Party of any of Company’s IP Rights.
10 Litigation and compliance
There are no Proceedings pending or, to the Knowledge of Seller threatened against, relating to or affecting the Company, any of Company’s material properties, assets, operations or businesses, before any court, arbitrator, (semi)governmental department, or other authority.
11 Permits and Subsidies/Grants
(a)	To the Seller’s best knowledge, all necessary licenses, consents, approvals, permissions, permits and authorisations (collectively, “Permits”) have been obtained and are still held by the Company to enable it to lawfully carry on its business effectively in the places and in the manner in which such business is now carried on.

(b)	A complete list of the permits is set forth in Annex 11(b).

(c)	To the Seller’s best knowledge, the Permits are valid and in full force and effect and the Seller knows of no reason, and is not aware of any facts or circumstances which would be likely to give rise to any reason, why any of such Permits would be suspended, cancelled, revoked or not renewed.
12 Insurance
(a)	The Company has currently in effect the insurance policies listed in Annex 12(a) (“Insurance Policies”). The Insurance Policies are in full force and effect. The Company has not entered into any insurance policies other than the Insurance Policies.
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(b)	There are no pending or asserted claims as to which any insurer has denied liability, and there are no claims that have been disallowed or according to the involved insurer have been filed improperly.

(c)	There is no claim under any Insurance Policy that has been improperly filed or as to which any insurer has questioned, disputed or denied liability. Company has not received any notice of, nor does Company have any Knowledge of any facts that might result in, a material increase in the premium for any Insurance Policy.

(d)	The consummation of the Transaction will not cause a breach, termination, modification, or acceleration of any Insurance Policy.
13 Employees
(a)	Set forth in Annex 13(a) is a complete list of the names of all employees of the Company. The Company engages no freelancers, commercial agents or makes use of rented employees that have a material impact on the Company.

(b)	To the Seller’s best knowledge, there is no agreement or understanding (contractual or otherwise) between the Company and any employee or ex-employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of such employment.

(c)	There are no collective agreements or other agreements or arrangements between the Company and any trade union or other body representing the employees (such as works councils) applicable to the Company. The Company has no works council, and it is not member with any employer association. To the Seller’s knowledge, Company’s employees do not intend to establish a works council.

(d)	To the Knowledge of Seller, there are no claims, disputes or controversies pending (either out of court or in front of a court) involving any (former or present) employee or group of employees. To Seller’s Knowledge, Company has not suffered or sustained any work stoppage and no such work stoppage is threatened.

(e)	Company has complied with all Legal Requirements in all material respects related to the employment of its employees, including provisions related to wages, social security contributions, hours, leaves of absence, equal opportunity, occupational health and safety, workers’ compensation, severance, collective bargaining and the payment of social security and other Taxes.
14 Taxation
(a)	The Company has in all material respects timely and correctly prepared and made all filings, returns, payments and withholdings, given all notices, maintained all records and supplied all other information in relation to Taxes which it was required to make, give, maintain or supply under any applicable laws or administrative pratice, and any such filings, returns, notices etc. are in compliance with the applicable laws in respect to their material contents.

(b)	The Company has in accordance with the applicable laws maintained and stored all bookkeeping records and documents that are necessary for the completeness and documentability of their tax and in particular their VAT-declarations.
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(c)	The Company has not entered into any arrangement (including but not limited to “rulings”) with any tax authority or is subject to a special regime with regard to (the payment of) Taxes.

(g)	There is no pending dispute, including but not limited to litigation, between the Company and any tax or finance authority.
15 Customers and Suppliers
None of the top ten (10) customers, organized by total revenue of the Company during the fiscal year ended December 31, 2005 and none of the top five (5) suppliers, organized by total volume of purchases of the Company during the fiscal year ended December 31, 2005 has given Company notice terminating or canceling any Material Contract.
16 Environmental Matters
(a)	The Company has been and is in all material respects in compliance with all applicable Environmental Laws. Company has not received, nor knows of the issuance of, any notice of violation alleging non-compliance with any Environmental Law.

(b)	The Company has obtained and currently maintains all Environmental Permits necessary for the conduct of the business as currently operated, and to Seller’s Knowledge the Company’s business and operations have been and are conducted in all material respects in compliance with all such Environmental Permits. Company has not received any notice that the Company lacks any such Environmental Permit and, to Seller’s Knowledge, no such notice is threatened.
17 Brokers
Neither the Seller nor the Company, nor their Affiliates have engaged, or caused to be incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of the Agreement and the transactions contemplated hereby.
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New Definitions:
“Clinical Data” means all laboratory, analytical, pre-clinical and clinical data prepared by, for or on behalf of Company or its Affiliates or in Company’s and/or its Affiliates’ or suppliers’ or distributors’ possession in any form, or to which any of them has rights, which data is with respect to hepatitis B surface antigen or any Product.
“Contract” shall mean any agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied), whether or not legally binding.
“Environmental Laws” means all Governmental Rules related to the protection of human health and protection of the Environment, including those related to the prevention of risks resulting from any pollution or contamination or protection of the air, soil, sediments, ground water, surface water or land surface, and/or realted to the protection from dangers to the public safety or order or the well-being or health being in effect on the date of this Agreement and the Closing Date and any other Governmental Rules having a similar subject matter.
“Environmental Permit” means any permit, registration, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.
“Governmental Authority” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, parliament, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal), including any Regulatory Agency, whether domestic or foreign; (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.
“Governmental Rule” means any applicable law (Gesetz, Verordnung Satzung), judgment, order, decree, statute, ordinance, directive, rule or regulation issued, rendered or promulgated by any Governmental Authority.
“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Order” means any: (a) temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or
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award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.
“Products” means Cytovax Program Products, Supervax Program Products and Theravax Program Products, as each is defined in the Commercial Agreement.
“Regulatory Agency” means any Governmental Entity — whether foreign, domestic, national, regional or provincial — that regulates the safety, efficacy, reliability, manufacture, investigation, sale, marketing or promotion of pharmaceuticals, medical products, biologics or biopharmaceuticals, including the FDA, the EMEA, and their counterparts.
“Regulatory Applications” shall mean (a) all applications for Regulatory Approval for the Products anywhere in the world, and (b) all applications and/or licenses required to legally clinically test in humans Products anywhere in the world, such as investigational new drug applications in the U.S.
“Regulatory Approvals” shall mean all approvals to legally sell the Products as a pharmaceutical.
“Seller’s Knowledge.” “Seller’s awareness,” “Seller’s best knowledge” or words of similar import shall mean the actual knowledge of the Seller’s statutory directors after having made reasonable enquiries into the affairs of the Company in respect of the relevant matter to which this qualification applies with the managing directors of the Company.
“Tax” or “Taxes” means all forms of taxation, duties and levies including public impositions deriving from the refunding of subsidies or grants, whether in Germany or elsewhere, including but not limited to income tax (including amounts equivalent to or in respect of income tax required to be deducted or withheld from or accounted for in respect of any payment), corporate taxes, trade tax, wealth tax, wage tax, value added tax, customs and other import or export duties, excise duties, stamp duty, stamp duty reserve tax, development land tax, national insurance, customs, social security or other similar contributions, and any interest, penalty, surcharge or fine in connection with it.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LIST OF ANNEXES
ANNEX 1(D)
ARTICLES OF ASSOCIATION
ANNEX 1(E)
COMPANY REGISTRATION
ANNEX 1(E)
DIRECTORS / PROXYHOLDERS
ANNEX 6(A)
REAL PROPERTY OWNED
ANNEX 6(B)
REAL PROPERTY LEASED
ANNEX 9(B)
REGISTERED IP RIGHTS
ANNEX 11(B)
PERMITS
ANNEX 1.1(A)(I)(1)A2A
INSURANCE POLICIES
ANNEX 13A
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EMPLOYEES
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 1(D)
ARTICLES OF ASSOCIATION
Beglaubigte Abschrtft

Binding German Version
Gesellschaftsvertrag
der
Rhein Biotech Gesellschaft für neue bio-
technologische Prozesse und Produkte mbH
§1
Firma, Sitz
(1)	Die Firma der Gesellschaft lautet: Rhein Biotech Gesellschaft für neue biotechnologische Prozesse und Pro-dukte mbH.

(2)	Die Gesellschaft hat ihren Sitz in Düs-seldorf.
§2
Gegenstand des Unternehmens
(1)	Gegenstand des Unternehmens ist die Entwicklung, Herstellung und der Vertrieb neuer biotechnologischer Prozesse und Produkte.

(2)	Die Gesellschaft kann alle Tätigkeiten ausüben, die den vorgenannten Zwe-cken unmittelbar oder mittelbar zu dienen geeignet sind. Sie darf insbe-sondere im In- und Ausland Nieder-lassungen gründen und andere Unter-nehmen gleicher oder ähnlicher Art übernehmen, sich an solchen Unter-nehmen beteiligen, mit derartigen Un-ternehmens Kooperations- und Interes-sengemeinschaftsverträge abschließen sowie eigene Tochtergesellschaften gründen.
Convenience Translation
Articles of Association
of
Rhein Biotech Gesellschaft für neue
biotechnologische Prozesse und Produk te mbH
§1
Name, Registered Office
(1)	The name of the Company is: Rhein Biotech Gesellschaft für neue bio-technologische Prozesse und Produkte mbH.

(2)	The Company’s registered office is in Dusseldorf.
§2
Object
(1)	The object of the Company is the development, manufacturing and distribution of new biotechnology processes and products.

(2)	The Company is entitled, within the scope of the aforementioned object, to transact any and all business that is suitable to promote the object of the Company direct or indirectly. In particular, domestically and abroad the Company is entitled to establish bran- ches, to acquire similar or resembling companies, to participate in such companies, to conclude cooperation and joint venture agreements with such companies and to establish subsidiaries.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

§3
Dauer der Gesellschaft und Geschäfts- jahr
(1)	Die Gesellschaft ist auf unbestimmte Zeit errichtet.

(2)	Das Geschäftsjahr entspricht dem Ka-lenderjahr.
§4
Stammkapital
Das Stammkapital der Gesellschaft beträgt [ * ] (in Worten: [ * ] ).
§5
Geschäftsfiihrung und Vertretung
(1)	Die Gesellschaft hat einen oder meh-rere Geschäftsführer (die “Geschäfts-führung“). Die Geschäftsführung wird vom Aufsichtsrat bestellt und abberu-fen. Die Geschäftsführung wird unter-stützt durch einen Chief Financial Of-ficer (“CFO“) und einen Director Bu-siness Development (“Director Busi-ness Development“), die Angestellte der Gesellschaft sind. Geschäftsführer, CFO und Director Business Develop-ment bilden gemeinsam die Ge-schäftsleitung (“Geschäftsleitung“).

(2)	Der Vorsitzende des Aufsichtsrates vertritt die Gesellschaft gegenüber den Geschäftsführern, insbesondere bei deren Bestellung und Abberufung so-wie bei dem Abschluss und der Been-digung der entsprechenden Dienstver-träge.

(3)	Hat die Gesellschaft mehrere Ge-schäftsführer, kann der Aufsichtsrat einen Geschäftsführer zum Vorsitzen-den bestimmen.
§3
Duration
and Financial Year
(1)	The Company is incorporated for an unlimited period of time.

(2)	The fiscal year of the Company is the calendar year.
§4
Share Capital
The share capital of the Company amounts to [ * ] (in words: [ * ] ).
§5
Management and Representation
(1)	The Company shall be represented by one or more Managing Directors (the “Management”). The Management shall be appointed and dismissed by the Supervisory Board. A Chief Financial Officer (“CFO”) and a Director Business Development as employees of the Company will assist the Management. The Managing Directors, the CFO and the Director Business Development constitute the Management Team (“Management Team”).

(2)	The Chairman of the Supervisory Board represents the Company vis-à-vis the Managing Directors, in particular, with regard to their appointment and dismissal as well as the respective conclusion of the service agreements.

(3)	If more Managing Directors represent the Company the Supervisory Board may appoint one Managing Director as chairman of the Management.

(4)	Ist nur ein Geschäftsführer bestellt, so vertritt er die Gesellschaft allein. Falls mehrere Geschäftsführer bestellt sind, wird die Gesellschaft durch zwei Ge-schäftsführer gemeinsam oder durch einen Geschäftsführer gemeinsam mit einem Prokuristen vertreten.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Der Auf-sichtsrat kann jedoch bestiminen, dass einer oder mehrere oder alle Ge-schäftsführer die Gesellschaft einzeln vertreten können.

(5)	Der Aufsichtsrat kann den Geschäfts-führer, mehrere oder alle Geschäfts-führer ganz allgemein oder fiir den Einzelfall von den Beschrankungen des § 181, 1. Alt. und/oder 2. Alt. BGB befreien.

(6)	Der Aufsichtsrat gibt der Geschäfts-führung eine Geschäftsordnung.

(7)	Die Geschäftsführung bedarf zu den in der Geschäftsordnung des Manage-ments und den durch Beschluss des Aufsichtsrates festgesetzten Geschäf-ten der Zustimmung des Aufsichtsra-tes.
§6
Gesellschafterbeschlüsse
(1)	Die von den Gesellschaftern in Ange-legenheiten der Gesellschaft zu tref-fenden Bestimmungen und Entschei-dungen erfolgen durch Beschlussfas-sung in der Gesellschafterversamm-lung mit einfacher Mehrheit der bei der Beschlussfassung abgegebenen Stimmen, soweit nicht der Gesell-schaftsvertrag oder das Gesetz eine andere Mehrheit vorschreiben.

(2)	Sofern der Gesellschaftsvertrag keine abweichende Regelung trifft, be-schließt die Gesellschafterversamm-

(4)	If only one Managing Director is appointed, he/she shall represent the Company single-handedly. If several Managing Directors are appointed, the Company shall be represented by two Managing Directors jointly or by one Managing Director together with one procurist. The Supervisory Board may, however, determine that one or several or all Managing Directors may represent the Company single-handedly.
(5)	The Supervisory Board may release the Managing Director, several or all Managing Directors from the restrictions of § 181, 1. Alt. and/or 2. Alt. German Civil Code either generally • or in an individual case.

(6)	The Supervisory Board shall draw up rules of procedure for the Management.

(7)	The Management shall require the prior consent of the Supervisory Board for the business transactions and measures described in the rules of procedure of the Management or adopted by a Supervisory Board’s resolution.
§6
Quotaholders’ Resolutions
(1)	The resolutions and decisions to be passed by the quotaholders in the matters of the Company shall be effected by the passing of a resolution at the Quotaholders’ Meeting by a simple majority of votes cast for the passing of the resolution, insofar as the Articles of Association or Statute do not prescribe a different majority.

(2)	Unless otherwise stipulated in the Articles of Association the Quota-holders’ Meeting shall have all powers lung über alle Angelegenheiten von besondere Bedeutung far die Gesell-schaft, insbesondere über die Feststel-lung des Jahresabschlusses, die Ver-wendung des Bilalzgewinns, die Wahl der Abschlussprüffer und die Entlastung der Geschäftsführer und Aufsichtsratsmitglieder. Die Feststel-lung des Jahresabschlusses soil zu-sammen mit der Beschlussfassung ü-ber die Entlastung der Geschäftsführer und der Aufsichtsratsmitglieder erfol-gen.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(3)	Gesellschafterversammlungen werden vom Vorsitzenden des Aufsichtsrates, den Geschäftsführern oder einem Ge-sellschafter, der mindestens 10% des Stammkapitals hält, einberufen. In den Fällen des § 8 Abs. 1 Satz 3 hat die Einberufung innerhalb von 10 Werk-tagen zu erfolgen. Jeder Gesellschafter ist schriftlich (außerhalb Europas mittels Luftpost) unter Einhaltung einer Frist von einer Woche zu laden. Die Ladung enthält die Tagesordnung so-wie Tag und Ort der Versammlung. Der Tag der Versammlung darf nicht früther als eine Woche nach Absen-dung der zuletzt versandten Ladung liegen. Die Gesellschafterversamm-lungen finden grundsätzlich am Sitz der Gesellschaft in deren Geschäftsräumen statt. Sie können auch an einem anderen Ort, auch außerhalb der Bundesrepublik Deutschland, stattfin-den, es sei denn, ein Gesellschafter widerspricht unverzuglich nach Zu-gang der Ladung.

(4)	Die Gesellschafter können auf die Einhaltung der Förmlichkeiten hin-sichtlich Zeit, Einberufung, Ort und Gegenstand der Gesellschafterver-sammlung verzichten.

(5)	Je € 50 Nominalbetrag eines Ge-sehäftsanteils geben eine Stimme.

regarding issues of significant importance for the Company, in particular, regarding the approval of the annual financial statements, the appropriation of the balance sheet profits, the choice concerning the auditor of annual financial statements and the ratification of the acts of the Managing Directors and the members of the Supervisory Board. The approval of the annual financial statements should be combined with the decision about the ratification of the acts of the Managing
Directors and the members of the Supervisory Board.

(3)	Quotaholders’ Meetings shall be called in by the chairman of the Supervisory Board, the Managing Directors or a quotaholder representing at least 10% of the registered share capital. Within the scope of § 8 para. 1 Sentence 3 the Quotaholders’ Meeting shall be called in within 10 business days. Each quotaholder shall be invited separately and in writing (outside Europe via airmail) observing a time limit of not less than one week. The notice shall contain the agenda and shall stipulate place and date of the meeting, which shall not be earlier than one week after the dispatch of the last notice sent. In general, the Quotaholders’ Meetings take place in the premises at the Company’s registered office. They may also take place at different places, also outside Germany, unless a quotaholder objects without undue delay after receiving the notice.

(4)	The quotaholders can waive the compliance with all formalities regarding time, convening, place and agenda of the Quotaholders’ Meeting.

(5)	Each quotaholding with a nominal amount of € 50 has a vote.

(6)	Jeder Gesellschafter kann sich in der Gesellschafterversammlung durch ei-nen beliebigen Bevollmächtigten ver-treten und sein Stimmrecht ausüben lassen. Vollmachten bedürfen zu ihrer Gültigkeit der Textform.

(7)	Die Gesellschafterversammlung ist beschlussfähig, wenn mindestens 50% des Stammkapitals vertreten sind. Er-weist sich eine Gesellschafterver-sammlung als nicht beschlussfähig, so ist unter Beachtung von Abs.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3 binnen einer Woche eine zweite Versamm-lung mit gleicher Tagesordnung ein-zuberufen, die ohne Rucksicht auf die Höhe des vertretenen Stammkapitals beschlussfähig ist; hierauf ist in der Einberufung hinzuweisen.

(8)	Der Abhaltung einer Gesellschafter-versammlung bedarf es nicht, wenn sämtliche bezüglich des jeweiligen Beschlussgegenstandes stimmberech-tigten Gesellschafter sich in Textform mit der zu treffenden Bestimmung oder mit einer schriftlichen Abgabe der Stimme einverstanden erklären und die Abhaltung einer Gesellschafter-versammlung nicht zwingend vorge-schrieben ist.

(9)	Den Vorsitz in der Gesellschafterver-sammlung und bei Beschlüssen au-ßerhalb von Gesellschafterversamm-lungen führt der Gesellschafter (oder dessen Vertreter) mit der bezüglich des stimmberechtigten Kapitals höchsten Beteiligung.

(10)	Über jede Gesellschafterversammlung und jeden außerhalb einer Gesell-schafterversammlung gefassten Be-schluss ist ein Protokoll zu erstellen, dass vom Vorsitzenden der Gesell-schafterversammlung zu unterzeichnen ist. Eine Kopie der Protokolle ist den Gesellschaftern innerhalb von

(6)	Each quotaholder may be represented at the Quotaholders’ Meeting and have his voting right exercised by any other person to whom a power of attorney has been granted. Powers of attorney require the text form in order to be valid.

(7)	In the Quotaholders’ Meeting there shall only be a quorum if at least half of the registered share capital participates. In the case that in the
Quota-holders’ Meeting there is no quorum within one week a second meeting regarding the same agenda in consideration of para. 3 shall be convened in which shall be a quorum notwithstanding the represented share capital. This fact shall be pointed out in the convening.

(8)	The holding of a Quotaholders’ Meeting is not required if all the quota-holders entitled to vote in respect of the subject matter of the resolution declare in text form that they agree to the passing of the resolutions or by casting their votes in writing and the holding of a Quotaholders’ Meeting is not mandatory.

(9)	Chairman of the Quotaholders’ Meeting and in the case of resolutions outside the Quotaholders’ Meeting shall be the quotaholder (or his representative) representing the biggest participation with regard to the voting capital.

(10)	A minute is to be produced about each Quotaholders’ Meeting and each resolution adopted outside a Quota-holders’ Meeting and is to be signed by the chairman of the Quotaholders’ Meeting. A copy of the minutes shall be delivered to each quotaholder within ten days after such meeting /
zehn Tagen nach der jeweiligen Ge-ellschafterversammlung / Beschluss-assung zu übersenden.
§7
Aufsichtsrat
(1)	Die Gesellschaft hat einen Aufsichtsrat, der aus vier Mitgliedern besteht. Die Mitglieder mussen der englischen Sprache in Wort und Schrift mächtig sein.

(2)	Die Mitglieder des Aufsichtsrates werden wie folgt bestellt und abberu-fen: Rhein Biotech N.V. oder deren

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Gesamtrechtsnachfolger kann zwei Aufsichtsratsmitglieder entsenden. Die übrigen Aufsichtsratsmitglieder werden durch die Gesellschafterverammlung gewählt, eines davon auf nicht bindenden Vorschlag der Ge-schäftsleitung. Für die Abberufung der betreffenden Aufsichtsratsmitglieder gelten die vorstehenden Regelungen entsprechend. Jedem Beschluss über die Bestellung oder Abberufung der Aufsichtsratsmitglieder soil eine Konsultation mit der Geschäftsleitung voangehen.

(3)	Neben den regulären Mitgliedern des Aufsichtsrates können Ersatzmitglie-der für ein oder mehrere Aufsichts-ratmitglieder bestellt werden. Für de-ren Bestellung gilt Abs. 2 entspre-chend. Sollte ein Mitglied des Auf-sichtsrates vor Ablauf der Bestel-lungsperiode aus dem Aufsichtsrat ausscheiden, so tritt das Ersatzmit- glied für den Rest der Bestellungspe-riode an die Stelle des ausscheidenden Aufsichtsratmitgliedes.

(4)	Der Aufsichtsrat wählt eines seiner Mitglieder zum Vorsitzenden und ein weiteres Mitglied zu dessen Stellver-
resolution.
§7
Supervisory Board
(1)	The Company has a Supervisory Board made up of four members, which shall have a proper knowledge of the English language.

(2)	The members of the Supervisory Board shall be appointed and dismissed as follows: Rhein Biotech N.V. or its universal successor may appoint two members of the Supervisory Board. The further members of the
Supervisory Board shall be elected by the Quotaholders’ Meeting, one of them on a non-binding proposal by the Management Team. Regarding the dismissal of the respective members of the Supervisory Board, the aforementioned regulations apply accordingly. Any Resolution in connection with the appointment or dismissal of the members of the Supervisory Board shall only be adopted after consulting the Management Team.

(3)	In addition to the appointment of the regular members of the Supervisory Board, reserve members to one or more Supervisory Board members may be appointed for who’s appointment para. 2 applies accordingly. Should a member of the Supervisory Board resign his office before severing a full term, his designated reserve member shall assume the aforementioned office for the remaining period of time.

(4)	The Supervisory Board shall elect one of its members as chairman and a further member as his representative.
treter.
(5)	Soweit bei der Wahl der Aufsichts- ratsmitglieder keine andere Zeit ver-einbart wurde, sind sie für die Zeit bis zur Beendigung der Gesellschafterver-sammlung bestellt, die über ihre Ent-lastung für das erste Jahr nach dem Beginn der Amtszeit beschließt.

(6)	Scheidet ein Mitglied des Aufsichtsra-tes aus, ohne dass ein Ersatzmitglied seine Position ubemehmen kann, fin-den Neubestellungen nach Abs. 2 statt. Die Amtszeit des neu bestellten Aufsichtsratmitglieds endet mit Ablauf der Amtszeit des ausgeschiedenen Aufsichtsratmitglieds.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(7)	Soweit eine Vergütung an die Mit-glieder des Aufsichtsrates gezahlt werden soil, bedarf dieses eines die Vergütung festlegenden Beschlusses der Gesellschafterversammlung. Un-abhangig davon, ob durch Beschluss der Gesellschafterversammlung eine an die Mitglieder des Aufsichtsrates zu zahlende Vergütung bestimmt wird, erhalten die Mitglieder des Auf-sichtsrates Aufwendungsersatz für alle Auslagen, die sie in ihrer Eigenschaft als Mitglieder des Aufsichtsrates verauslagt haben.

(8)	Jedes Mitglied des Aufsichtsrates kann sein Amt durch eine an den Vor-sitzenden des Aufsichtsrates zu rich-tende schriftliche Erklärung niederle-gen. Der Vorsitzende des Aufsichtsra-tes informiert die Gesellschaft. Der Vorsitzende des Aufsichtsrates ist verpflichtet, die Gesellschafterver-sammlung and die Gesellschaft im Falle seines Ausscheidens zu unter-richten.

(5)	Unless agreed on a different term at the election the members of the Supervisory Board are appointed for a term lasting until the end of the Quotaholders’ Meeting granting ratification to their acts in the first fiscal year following the commencement of the term of office.

(6)	New appointments shall take place according to para. 2 if a member of the Supervisory Board retires from office, without a reserve member being able to assume his position. The new members’ term of offices shall expire with the terms of office of the previously appointed member.
(7)	Any compensation to be paid to the members of the Supervisory Board must be determined, if at all, in a resolution of the Quotaholders’ Meet-ing. Despite whether compensation to be paid to the members of the Supervisory Board is determined in a resolution of the Quotaholders’ Meeting, the members of the Supervisory Board shall receive a compensation for all disbursements paid in their capacity as Supervisory Board members.

(8)	Each member of the Supervisory Board shall be entitled to retire from office upon informing the chairman of the Supervisory Board in writing. The chairman shall inform the Company. The chairman shall be obliged to inform the Quotaholders’ Meeting and the Company in the case of his retirement from office.
§8
Beschlüsse des Aufsichtsrats
(1)	Der Aufsichtsrat ist beschlussfähig, wenn mindestens drei Mitglieder an der Beschlussfassung teilnehmen. Entscheidungen des Aufsichtsrates werden, soweit gesetzlich oder auf Grund eines Gesellschafterbeschlusses nichts anderes zwingend bestimmt ist, mit einfacher Mehrheit gefasst. Bei Stimmengleichheit ist der Beschluss-gegenstand der Gesellschafterver-sammlung zur Entscheidung vorzule-gen.

(2)	Der Aufsichtsrat soil mindestens ein-mal im Vierteljahr zusammenkom- men. Die Beschlüsse des Auf-sichtsrates werden grundsätzlich in Aufsichtsratssitzungen getroffen. Auf-sichtsratssitzungen werden vom Auf-sichtsratsvorsitzenden, im Falle seiner

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Verhinderung von seinem Stellvertre-ter, unter Einhaltung einer Frist von mindestens sieben Tagen einberufen. Die Ladung enthält die Tagesordnung, Tag und Ort der Versammlung. Der Ladung sollen etwaige für eine sach-gemäße Vorbereitung auf die Be-schlussfassung erforderlichen Unter-lagen beigefügt werden. Die Einhal-tung der Förmlichkeiten ist nicht er-forderlich, wenn alle Aufsichtsrats-mitglieder hierauf verzichten.

(3)	Abwesende Aufsichtsratmitglieder können dadurch an der Beschlussfas-sung des Aufsichtsrates teilnehmen, dass sie per Telefon oder einem ande-ren Kommunikationsmittel, bei dem sichergestellt ist, dass sie und die an-deren anwesenden Aufsichtsratsmit-glieder einander hören und miteinan-der sprechen können, zu der Verhand-lung zugeschaltet werden. In diesem Fall gelten sie als an der Beschlussfas-sung beteiligt. Der Geschäftsführer, im Falle der Bestellung von mehreren Geschäftsführern der Vorsitzende der
§8
Supervisory Boards’ resolutions
(1)	The quorum for meetings of the Supervisory Board shall be not less than three Supervisory Board members. As far as not mandatory required otherwise by law or by a resolution of the Quotaholders’ Meeting, the Supervisory Board shall pass its resolutions by the simple majority vote. In the case of a tie in votes the matter will be referred to and resolved upon by the Quotaholders’ Meeting.

(2)	The Supervisory Board shall meet at least every quarter. In general, the Supervisory Board makes its decisions in Supervisory Board meetings. Supervisory Board meetings shall be called in by the chairman of the Supervisory Board, in the case of his absence by its representative, observing a time limit of not less then seven days. The notice shall contain the agenda, date and place of the meeting. The documents should be attached that may be necessary for the appropriate preparation for the resolution. Compliance with all formalities is not required if waived by all members of the Supervisory Board.

(3)	Absent Supervisory Board members may participate in the adopting of resolutions by the Supervisory Board by phone or another communication method by which they and all other Supervisory Board members can hear and speak to each other. In this manner they shall be deemed to have taken part in the passing of the resolution. The Managing Director, or in the event of the appointment of several Managing Directors, the chairman of the Management shall join the Supervisory Board meetings, if not otherwise

Geschäftsführung, nehmen an den Sit-zungen des Aufsichtsrates teil, soweit der Aufsichtsrat nichts anderes be-schließt.

(4)	Abwesende Aufsichtsratsmitglieder können auch dadurch an der Be-schlussfassung des Aufsichtsrats teil-nehmen, dass sie schriftliche Stimm-abgaben überreichen lassen. Die schriftlichen Stimmabgaben können durch andere Aufsichtsratsmitglieder überreicht werden. Sie können auch durch Personen, die nicht dem Auf-sichtsrat angehören, übergeben wer-den, wenn diese hierzu durch die ab-wesenden Aufsichtsratsmitglieder in Textform ermächtigt wurden.

(5)	Der Abhaltung einer Aufsichtsratsit-zung bedarf es nicht, wenn alle Mit-glieder des Aufsichtsrates schriftlich erklären, dass sie dem Beschluss oder der schriftlichen

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Stimmabgabe zu-stimmen und das Gesetz nicht zwin-gend die Abhaltung einer Aufsichts-ratssitzung vorschreibt.

(6)	Sprache, auch Schriftsprache, des Aufsichtsrates ist englisch. Über jede Sitzung ist Protokoll zu führen. So-weit Protokolle des Aufsichtsrates zum Handel sregister einzureichen sind, ist zusätzlich eine deutsche Fas- sung des Protokolls zu erstellen. Eine Kopie der Protokolle ist den Auf-sichtsratsmitgliedern innerhalb von zehn Tagen nach der jeweiligen Sit-zung zu übersenden.

(7)	Der Vorsitzende des Aufsichtsrates, im Falle seiner Verhinderung, sein Stellvertreter, ist verantwortlich für die Umsetzung der Aufsichtsratbe- schlüsse und für die Vertretung des Aufsichtsrates gegenuber Dritten so-wie gegenüber der Gesellschaft. Für den Fall, dass der Stellvertreter an der Durchftihrung beteiligt ist, bedarf es decided by the Supervisory Board.
(4)	Absent Supervisory Board members may also participate in the adopting of resolutions by the Supervisory Board by submitting their votes in writing. The written votes may be submitted by other members of the Supervisory Board. They may also be submitted by persons who do not belong to the Supervisory Board if such persons are entitled by the incapacitated Supervisory Board members in text form to do so.

(5)	The holding of a Supervisory Board meeting is not required if all members of the Supervisory Board declare in writing that they agree to the resolution or to a casting of their votes in writing and statute does not prescribe the mandatory holding of a Supervisory Board meeting.

(6)	English shall be the language for the Supervisory Board meetings and documents. A minute is to be produced about each meeting. In the event that minutes of the Supervisory Board have to be submitted to the Commercial Register in addition, a German version of the minutes has to be prepared. A copy of the minutes shall be delivered to each member of the Supervisory Board within ten days after such meeting.

(7)	The chairman of the Supervisory Board, in the case of his absence its representative, is responsible for the implementation of Supervisory Board resolutions and the representation of the Supervisory Board with reference to third parties as well as to the Company. In the event of the representative participating in implementation, third party shall not nicht des Nachweises, dass der Vor-sitzende verhindert war.

(8)	Die Mitglieder des Aufsichtsrates sind – auch nach Ausscheiden aus dem Aufsichtsrat – verpflichtet, über ihre Tätigkeit als Aufsichtsratsmitglied Stillschweigen zu bewahren. Diese Verpflichtung schließt die Geheimhal-tung aller Geschäfis- und Betriebsge-heimnisse ein. Alle Schriftstücke, welche die Mitglieder wahrend der Dauer ihrer Amtszeit erhalten haben, sind bei Ausscheiden aus dem Auf-sichtsrat der Gesellschaft auszuhändi-gen.

(9)	Der Aufsichtsrat soil sich eine Ge-schäftsordnung geben. Diese regelt die Einzelheiten der Sitzungen und weite-re Verfahrensfragen.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

§9
Funktionen und Befugnisse des Auf sichtsrates
(1)	Der Aufsichtsrat hat die Geschäftsfüh-rung zu Uberwachen. Zu diesem Zweck kann er von der Geschäftsfüh-rung jederzeit Auskunft über alle An-gelegenheiten der Gesellschaft verlan-gen; er kann insbesondere die Bücher und Schriften der Gesellschaft sowie deren Vermögensgegenstände einse-hen und prüfen. Er kann mit dieser Prüfung auch einzelne Aufsichtsrats-mitglieder oder – sofern erforderlich –auf Kosten der Gesellschaft besondere Sachverständige beauftragen. Die Ge-schäftsführer sind verpflichtet, dem Aufsichtsrat jede gewünschte Aus-kunft über alle geschäftlichen Ver-hältnisse zu erteilen sowie auf Auffor-derung zu den Sitzungen des Auf-sichtsrates zu erscheinen und sie über alle Sachverhalte, die für die Ent-scheidung des Aufsichtsrates von Be-lang sein können, zu berichten. Der Aufsichtsrat ist verpflichtet, auf An-

require proof that the chairman was unable to attend.

(8)	The members of the Supervisory Board are bound by secrecy – even upon the departure. This obligation includes the secrecy to all business and trades secrets. All documents that the members received during their time in office must be returned upon their departure to the Company.

(9)	The Supervisory Board shall draw up rules of procedure. This shall contain details of meetings and further procedural questions.
§9
Functions and power of the Supervisory Board
(1)	The Supervisory Board shall supervise the Management. For this purpose it can request at any time from the Management any information regarding Company matters. In particular, the Supervisory Board is entitled to inspect the Company’s accounts and records as well as its items of property. The Supervisory Board can entrust individual members of the Supervisory Board with the inspection or – if necessary – at the expense of the Company, commission an expert with the inspection. The Managing Directors shall be obliged to provide, on request, the Supervisory Board with information regarding all business matters as well as to appear on request at the meetings of the Supervisory Board and to report to the Supervisory Board all matters which could be of importance for a decision of the Supervisory Board. The Supervisory Board shall be obliged to request information from the Management trag eines seiner Mitglieder Informati-onen von der Geschäftsführung einzu-holen.
(2)	Die Geschäftsführung hat dem Auf-sichtsrat alle Informationen zu über-mitteln, die in der Geschäftsordnung der Geschäftsführung oder durch Be-schluss des Aufsichtsrates festegesetzt wurden.

(3)	Falls ein funktionsfähiger Aufsichts- rat, aus welchem Grund auch immer, nicht besteht, werden die Rechte des Aufsichtsrates nach diesem Gesell-schafsvertrag durch die Gesellschaf-terversammlung wahrgenommen, so-lange die Funktionsunfähigkeit be-steht.
§ 10
Verfügungen über Geschäftsanteile und
Kapitalerhöhung

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(1)	Die Verfügung über Geschäftsanteile oder Teile von Geschaftsanteilen an der Gesellschaft bedarf der vorherigen Zustimmung der Gesellschaft; für die Erteilung der Zustimmung ist die Ge-sellschafterversammlung zuständig. Bei der Beschlussfassung ist auch der betroffene Gesellschafter stimmbe-rechtigt.

(2)	Die Verpfändung einer Beteiligung oder eine sonstige Belastung mit Rechten Dritter sowie die Übertra-gung, Verpfändung und Belastung von Ansprüchen, die den Gesellschäftern aufgrund des Gesellschaftsverhältnis-ses gegenüber der Gesellschaft oder gegenüber einem anderen Gesellschaf-ter zustehen, insbesondere der An-sprüche, auf Gewinn, Einziehungsent-gelt und Abwicklungserlös, bedarf der Zustimmung der Gesellschaft; für die Erteilung der Zustimmung ist die Ge-sellschafterversammlung zuständig.
on request of only one of its members.
(2)	The Management shall provide the Supervisory Board with all information stipulated in the rules of procedure of the Management or by a Supervisory Board’s resolution.

(3)	If a Supervisory Board, able to function, does not exist, for whatever reason, any rights of the Supervisory Board under this Articles of Association will be exercised by the Quota-holders’ Meeting as long as the inability to function exists.
§ 10
Disposal of Quotas and capital increase
(1)	The disposal of quotas or of parts thereof in the Company shall require the prior consent of the Company; the Quotaholders’ Meeting shall be authorised to provide such. Regarding the quotaholders’ resolution also the respective quotaholder is entitled to vote.

(2)	The mortgaging of a quota and further encumbrance with third party rights as well as the transfer, the mortgage and encumbrance of claims against the Company or against an other quotaholder resulting from its position as a quotaholder of the Company, in particular regarding profit, redemption remuneration and liquidation proceeds claims, require the consent of the Company; the Quotaholders’ Meeting shall be authorised to provide such. Regarding the quotaholders’ resolution also the respective quotaholder

Bei der Beschlussfassung ist auch der betroffene Gesellschafter stimmbe-rechtigt.

(3)	Die Gesellschafterversammlung kann beschließen, dass die Gesellschafter bei Kapitalerhöhungen ein Bezugs-recht im Verhältnis ihrer Anteile ha-ben. Üben in diesem Fall Gesellschaf-ter ihr Bezugsrecht nicht aus, können es die anderen Gesellschafter im Ver-hältnis ihrer Geschäftsanteile ausüben.
§11
Einziehung von Geschäftsanteilen mid Abfindung
(1)	Die Einziehung von Geschäftsanteilen ist zulässig.

(2)	Die Einziehung von Geschäftsanteilen ist ohne Zustimmung der betroffenen Gesellschafter nur in folgenden Fällen zulässig:

(i) Über das Vermögen eines Gesellschafters wird das Insolvenz-verfahren eröffnet, die Eröffnung des Insolvenzverfahrens wird

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

mangels Masse abgelehnt, oder ein Gesell-schafter hat die Richtigkeit seines Vermögensverzeichnisses an Eides Statt zu versichern;

(ii) Ein Gläubiger eines Gesell-schafters betreibt Zwangsvollstre-ckungsmaßnahmen in einen Ge-schäftsanteil, die nicht binnen drei Monaten wieder aufgehoben werden;

(3)	Die Abfindung infolge der Einzie- hung bemisst sich nach dem Ver-kehrswert des Geschäftsanteils auf der Basis einer Fortführung der Ge-sellschaft, wobei unbeachtlich ist, ob es sich bei, dem Geschäftsanteil um eine Minderheits- oder Mehrheitsbe-

is entitled to vote.

(3)	In the case of a capital increase the Quotaholders’ Meeting may resolve that the quotaholders have a preemptive right in proportion to their holdings in the current registered share capital. If quotaholders do not exercise their pre-emptive right, the other quotaholders may exercise it in proportion to their holdings in the current registered share capital.
§11
Redemption of quotas and indemnifica-tion
(1)	The redemption of quotas is permitted.

(2)	The redemption of quotas without the approval of the respective quotaholder is only permitted in the following cases:

(i) The insolvency procedure regarding the assets of a quotaholder has been opened, the opening of an insolvency procedure is refused because of insufficient assets or a quotaholder has assured the correctness of an inventory of property in lieu of an oath;

(ii) A creditor of a quotaholder issues execution measures in the quota that cannot be reserved within three months.

(3)	The indemnification for the redemption will be calculated on the basis of the fair market value of the quota, on the basis that the Company is a going concern, not taken into account whether the quota is a minority or a majority participation. If no agreement about teiligung handelt. Sofern eine Eini-gung über den Verkehrswert nicht erzielt werden kann, wird dieser vom Wirtschaftsprüfer der Gesellschaft, der den letzten Jahresabschluss der Gesellschaft gepruft hat, als Schieds-gutachter abschließend und verbind-lich festgestellt.
§ 12
Jahresabschluss
(1)	Die Geschäftsführung hat den Jah-resabschluss und den Lagebericht un-ter Einhaltung der geltenden gesetz-lichen Fristen nach Abschluss eines Geschäftsjahres aufzustellen. Den Jahresabschluss und den Lagebericht hat die Geschäftsführung sodann — gegebenenfalls nach gesetzlich oder aufgrund Beschlüsses der Gesell-schafterversammlung vorgeschriebener Prüfung durch den Abschlussprü- fer – der jährlichen Gesellschafter-versammlung zum Zwecke der Fest-stellung des Jahresabschlusses vorz-legen.

(2)	Die Gesellschafterversammlung kann beschließen, dass das Jahresergebnis ganz oder

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

teilweise in Gewinnrück-lagen einzustellen, als Gewinn vor-zutragen oder an die Gesellschafter auszuschütten ist.

(3)	Die Ausschüttung von Zwischendi-videnden ist zulässig.
§ 13
Verschiedenes
(1)	Bekanntmachungen der Gesellschaft erfolgen ausschließlich im Bundesan-zeiger.

the fair market value can be reached, the fair market value shall be determined conclusively and bindingly by the Company’s auditor, who has examined the Financial Statement of the Company for the last fiscal year.
§ 12
Annual Financial Statements
(1)	The Management shall draw up the Annual Financial Statements and the Statement of Affairs within the statutory period of time following the conclusion of a fiscal year. The Management shall then present the Annual Financial Statements and the Statement of Affairs – if prescribed by law or by a Quotaholders’ resolution after they have been checked by the auditor – to the Quotaholders’ Meeting for its approval.

(2)	The Quotaholders’ Meeting may resolve that the annual profit is to be placed in whole or in parts in the profit reserves, is to be carried forward as profit or is to be distributed to the quotaholders in proportion to their quotaholdings.

(3)	A distribution of an interim dividend is permissible.
§ 13
Miscellaneous
(1)	Any announcements made by the Company shall be published in the Official Gazette of the Federal Republic only.
(2)	Im übrigen gilt das Gesetz betreffend der Gesellschaften mit beschränkter Haftung.
(2)	Unless stated otherwise in these Arti-cles of Association the German Lim-ited Liability Company Act shall apply.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nr. 46 de Urkundenrolle für 2005
Bescheinigung gem. 54 Abs. 1 Satz 2 GmbHG
Hermit bescheinige ich, dass der vorstehende Wortlaut des Gesellschaftsvertrages mit dem Beschluss der Gesellschafterversammlung vom 15. April 2005, meine UR-Nr. 45/2005, über die Neufassung des Gesellschaftsvertrages wörtlich übereinstimmt and nach erfolgter Eintragung im Handelsregister die gültige Fassung des Gesellschaftsvertrages ist.
Frankfurt am Main, den 15. April 2005

gez. Chr. Brodersen Christian Brodersen Notar
Gebührenfrei gem. § 47 S. 1 Hlbs. 2 Kost0
gez. Chr. Brodersen
     Notar
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Die Übereinstimmung vorstehender Abschrift mit der mir vorliegenden
Urschrift beglaubige ich.
Frankfurt am Main, den 15. April 2005

/s/ Christian Brodersen

Christian Brodersen Notar
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 1(E)
COMPANY REGISTRATION

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
1	a) Rhein Biotech Gesellschaft für neue biotechnologische Prozesse und Produkte mbH b) Düsseldorf c) Die Entwicklung,	[ * ]	a) Die Gesellschaft hat einen oder mehrere Geschäftsführer. Ist ein Geschäftsführer bestellt, vertritt er die Gesellschaft allein. Bei mehreren Geschäftsführern wird die Gesellschaft durch zwei Geschäftsführer gemeinsam oder durch	Gesamtprokura gemeinsam mit einem Geschäftsführer oder einem anderen Prokuristen: Dr. Thio, Tjong Yan -genannt Jan-, Valkenburg/Niederlande Ubags, Frank, Voerendaal/Niederlande Dr. Weydemann, Ulrike,	a) Gesellschaft mit beschränkter Haftung Gesellschaftsvertrag vom 28. Mai 1985 mehrfach, zuletzt gemäß Beschluss der Gesellschafterversammlung vom 8. März 1999 geändert.	a) 17.04.2002 Hucke b) Tag der ersten Eintragung: 27.06.1985 Dieses Blatt ist zur Fortführung auf EDV umgeschrieben
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
	Herstellung und der Vertrieb neuer biotechnologischer Prozesse und Produkte.		einen Geschäftsführer in Gemeinschaft mit einem Prokuristen vertreten. Die Gesellschafter können bestimmen, daß einer oder mehrere oder alle Geschäftsführer die Gesellschaft eizeln vertreten können. Die Gesellschafter können beschließen, daß einer oder mehrere oder alle Geschäftsführer von den Beschränkungen des § 181 BGB befreit werden.	Köln, *14.02.1959		worden und dabei an die Stelle des bisherigen Registerblattes getreten. Freigegeben am 17.04.2002. Gesellschaftsvertrag Blatt 279 ff. Sonderband
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
b) Geschäftsführer: Dr. Piontek, Michael, Essen, *10.03.1960 mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen

2			b) Nicht mehr Geschäftsführer: Dr. Piontek, Michael, Essen, *10.03.1960	Prokura erloschen: Dr. Thio, Tjong Yan -genannt Jan-, Valkenburg/Niederlande Prokura erloschen: Ubags, Frank,		a) 23.04.2002 Linnemann
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
			Bestellt als Geschäftsführer: Moonen, Cornelis Peter Elisa, Gulpen/Niederlande, *02.02.1965 einzelvertretungsberechtigt; mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen.	Voerendaal/Niederlande Gesamtprokura gemeinsam mit einem Geschäftsführer oder einem anderen Prokuristen: Dr. Janowicz, Zbigniew, Erkrath, *11.03.1951

3			b) Nicht mehr Geschäftsführer: Moonen, Cornelis Peter	Prokura erloschen: Dr. Janowicz, Zbigniew, Erkrath, *11.03.1951		a) 10.10.2002 Linnemann
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
Elisa, Gulpen/Niederlande, *02.02.1965

			Bestellt als Geschäftsführer: Dr. Janowicz, Zbigniew, Erkrath, *11.03.1951 einzelvertretungsberechtigt; mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen.	Gesamtprokura gemeinsam mit einem Geschäftsführer oder einem anderen Prokuristen: Dr. Weyhenmeyer, Roland, Bergisch Gladbach, *13.05.1947
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
4			b) Bestellt als Geschäftsführer: Ubags, Frank Jean Louis, Bocholtz/Niederlande, *15.04.1959 einzelvertretungsberechtigt mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen.			a) 22.03.2005 Linnemann

5				Prokura erloschen: Dr. Weydemann, Ulrike, Köln, *14.02.1959		23.05.2005 Linnemann
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
Prokura erloschen:
Dr. Weyhenmeyer, Roland, Bergisch Gladbach, *13.05.1947

6			a) 1st nur ein Geschäftsführer bestellt, so vertritt er die Gesellschaft allein. Sind mehrere Geschäftsführer bestellt, so wird die Gesellschaft durch zwei Geschäftsführer oder durch einen Geschäftsführer gemeinsam mit einem Prokuristen vetreten.	Gesamptprokura gemeinsam mit einem Geschäftsführer oder einem anderen Prokuristen: Dr. Bartelsen, Oliver, Bergisch Gladbach, *18.05.1968 Zimmer, Petra, Krefeld,	a) Die Gesellschafterversammlung vom 15.04.2005 hat die Änderung des Gesellschaftsvertrages in §§ 5 (Geschäftsführung und Vertretung) und 7 Abs. 1 (Aufsichtsrat) beschlossen. lm übrigen ist der Gesellschaftsvertrag	a) 04.07.2005 Pollmächer b) Beschluss Blatt 53 ff Sonderband Gesellschaftsvertrag Blatt 81 ff Sonderband
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
			Der Aufsichtsrat kann jedoch bestimmen, dass einer oder mehrere oder alle Geschäftsführer die Gesellschaft einzein vertreten können. Der Aufsichtsrat kann den Geschäftsführer, mehrere oder alle Geschäftsführer ganz allgemein oder für den Einzelfall von den Beschränkungen des § 181, 1. Alt. und/oder 2. Alt. BGB befreien.	$16.05.1957	insgesamt neu gefasst.

b) Nach Änderung der
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
Vertretungsbefugnis Geschäftsführer:
Ubags, Frank Jean Louis, Bocholtz/Niederlande, *15.04.1959 mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder ais Vertreter eines Dritten Rechtsgeschäfte abzuschließen.

Nach Änderung der Vertretungsbefugnis Geschäftsführer:
Dr. Janowicz, Zbigniew, Erkrath, *11.03.1951
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Nummer	a) Firma	Grund- oder	a) Allgemeine	Prokura	a) Rechtsform, Beginn,	a) Tag der
der	b) Sitz, Niederlassung,	Stammkapital	Vertretungsregelung		Satzung oder	Eintragung
Eintragung	Zweigniederlassungen		b) Vorstand, persönlich		Gesellschaftsvertrag	b) Bemerkungen
	c) Gegenstand des		haftender Gesellschafter,		b) Sonstige
	Unternehmens		Geschäftsführer,		Rechtsverhältnisse
Vertretungsberechtigte
und besondere
Vertretungsbefugnis
1	2	3	4	5	6	7
mit der Befugnis im Namen der Gesellschaft mit sich im eigenen Namen oder als Vertreter eines Dritten Rechtsgeschäfte abzuschließen.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 1(F)
COMPANY DIRECTORS AND AUTHORIZED OFFICERS
Directors (Geschäftsführer) of the Company
–	Mr. Frank Ubags

–	Mr. Zbigniew Janowicz
Authorized officers (Prokuristen) of the Company
–	Ms. Petra Zimmer

–	Mr. Oliver Bartelsen
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 6(A)
REAL PROPERTY OWNED
The Company does not own real property.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 6(B)
REAL PROPERTY LEASED
The Company’s sole leased property is located at Eichfelder Strasse in Dusseldorf, Germany.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 9(B)
REGISTERED IP RIGHTS

Registered IP Rights
	RB-	KNH	Titel	Foreign
#	File #.	File #.	Key Word	Filing
	1	RB82336	Eine Zusammensetzung zur Therapie und/oder zur Prophylaxe von HBV-Infektionen und HBV-vermittelten Erkrankungen	EP/A

05020208.4
	2	RB82932	UVC-bestrahltes HCMV Dense Body Material	DE
— Remark: not registered since an application was not filed by March 14, 2006
	3	RB82933	Zusammensetzung zur Prophylaxe/Therapie von HBV-Infektionen und HBV-vermittelten Erkrankungen	DE/A
			DE 103 39 927 A1	PCT
			WO 2005/023297 A1	AU/A
			EP 04764564.3-2403	BR/A
CA/A
CN/A
EP/A
IN/A
JP/A
KR/A
US/A
	4	RB82934	Promotoren mit veränderter Transkriptionseffizienz	DE/A
			DE 102 20 894 A1	PCT
			WO 03/095653 A1 Anm	CA/A
			WO 03/095653 A1 geaend. Ans	EP/A
			EP 03729992.2	KR/A
RU/A
			US 10/513,836	US/A
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Registered IP Rights
	RB-	KNH	Titel	Foreign
#	File #.	File #.	Key Word	Filing
	5	RB82949	Verfahren zum Herstellen von heterologen Proteinen in einem homothallischen Pilz der Familie Sordariaceae	DE/A
			DE 101 23 857 A1	PCT
			WO 02/053758 A2	CA/A
			WO 02/053758 A3	EP/A
			US 2004/0077047 A1	KR/A
			EP 1 346 057 A2	US/A
EP 1 346 057 A3
	6	RB82950	Hitzeinduzierbarer Promotor	CH/P
PCT
BR/A
CA/A
			WO 00/47749 A1	EP/A
			EP 1 151 112 A1	IL/A
			US 6,852,511 B2	IN/A
JP/A
KR/A
RU/P
TR/A
US/P
	7	RB82952	DNA-Moleküle, die für FMDH-Kontrollabschnitte und Strukturgene für ein Protein mit FMDH-Aktivität kodieren, sowie deren Anwendung	BR/P
CA/P
			EP 0 299 108 B1	CL/A
			US 5,389,525 A	DK/P
EP/P
AT/P
BE/P
CH/P
DE/P
ES/P
FR/P
GB/P
GR/P
IT/P
LU/P
NL/P
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Registered IP Rights
	RB-	KNH	Titel	Foreign
#	File #.	File #.	Key Word	Filing
SE/P
JP/P
US/P Con.
	8	RP82953	Nukleinsäuremolekül, umfassend eine für ein Polypeptid mit Chorismatmutase-Aktivität kodierende Nukleinsäure	DE/A
PCT
BR/A
			DE 199 19 124 A1	CA/A
			WO 00/65071 A1	EP/A
			EP 1 173 588	IL/A
			US 2002/0197704 A1	JP/P
KR/P
US/A
	9	RB82964	Vektoren und Verfahren zur Herstellung rekombinanter Proteine in Pilzen	PCT
EP/P
			WO 01/38510 A2	AT/P
			WO 01/38510 A3	BE/P
			EP 1 242 603 B1	CH/P
CY/P DE/P DK/P ES/P FI/P FR/P GB/P GR/P IE/P IT/P LU/P MC/P NL/P PT/P SE/P KR/P
	10	RB82966	Verfahren zum Gewinnen von rekombinatem HBsAg	DE/A
			DE 199 18 619 A1	PCT
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Registered IP Rights
	RB-	KNH	Titel	Foreign
#	File #.	File #.	Key Word	Filing
			WO 00/65065 A1	CN/P
			US 6,428,984 B1	EP/A
			EP 1 088 076 A1	IN/A
KR/P
US/P
	11	RB82969	Verfahren zum Herstellen eines rekombinanten Proteins	DE/A
			DE 199 20 712 A1	PCT
EP/A
			WO 00/68400 A1	IN/A
			US 2003/0040047 A1	KR/P
			EP 1 177 305 A1	US/A
	12	RB82970	Verfahren zum Herstellen von Proteinen in einer Hefe der Gattung Arxula und dafür geeignete Promotoren	DE/A
			WO 01/85925 A2	PCT
			WO 01/85925 A3	EP/A
EP 01280893 A2
			US 2003/0186376 A1	US/A
	13	RB83059	Verfahren zum automatischen Durchführen von Bluttests	DE/P
			DE 196 20 443 C2	PCT
			WO 97/44661 A1	EP/P
			EP 0 912 891 B1	AT/P
			US 6,521,460 B1	BE/P
CH/P
DE/P
DK/P
ES/P
FI/P
FR/P
GB/P
GR/P
IE/P
IT/P
LU/P
MC/P
NL/P
PT/P
SE/P
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Registered IP Rights
	RB-	KNH	Titel	Foreign
#	File #.	File #.	Key Word	Filing
US/P
	14	RB83061	Hefezellen der Gattung Schwanniomyces	EP/P
EP 0 394 538 B1
	15	RB83062	Verfahren zum Herstellen eines heterologen Proteins unter Verwendung von Wirtszellen einer Hefeart	EP/A
			04027280.9	PCT
	16	RB83064	Verfahren zur rekombinaten Herstellung von Proteinen in Hefe	DE/A
			DE 43 29 969 A1	PCT
			WO 95/07356 A1	CA/A
			EP 0 716 705 B1	EP/P
			US 5,741,674	AT/P
BE/P
DE/P
DK/P
ES/P
GR/P
IE/P
PT/P
US/P
	17	RB83065	Verfahren zur rekombinaten Herstellugn von Proteinen in Hefe	DE/A
			DE 43 36 810 A1	PCT
			WO 95/11976 A1	CA/A
			EP 0 725 822 B1	EP/P
			US 5,672,487	AT/P
BE/P
DE/P
DK/P
ES/P
IE/P
PT/P
JP/A
US/P

Trade Marks as being a part of “Registered IP Rights”
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1	RB83040	Combined Mark Rhein Biotech
		399 11 709	DE/R
		1240803	EU/R
		719 132	IR/R
2	RB83041	Picture Mark
		399 42 610	DE/R
		1417567	EU/R
		728 351	IR/R
3	RB83042	Combined Mark GreenCross Vaccine
		683441	BX/R
Applicant is Rhein Biotech N.V.
4	RB83106	Combined Mark Rhein Biotech The Ultimate Protein Machine
		399 11 708	DE/R
		Licensed Rights		Licensor
1	RB83033	WO 96/11711		CSL Limtited
EP 785 802
DE 695 24 624
US 6 352 697
EP 109 942
DE 33 82 190
US 4 744 983
US 4 578 269
EP 180 564
DE 35 83 485
US 790482 (Abandoned)
WO 87/02250
EP 242 380
EP 85850326 (Expired)
DE 36 78 567
US 5 254 339
WO 90/03184
EP 436620
DE 68917474
US 5 679 354
US 07/251576 (Abandoned)
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WO 98/36772
EP 986399
US 6 428 807
WO 00/48630
EP 904734.1
US 09/506011
EP 231039
DE 37 75 783
US 4 900 549
WO 92/06710
EP 0 555 276
DE 69112634
US 5 620 690
2	RB83050	DE 35 83 194.4 (Abandoned)	Unilever N.V.
EP 0 173 378 B1 (Abandoned)
EP 0 423 890 A2 withdrawn)
US 5,240,838
US 5,741,672

		EP 0 257 115 A1	Heineken Technisch Beheer N.V.
3	RB83066	US 09/241,595	Yissum Research Development Company of the Hebrew University of Jersualem
EP 1 053 018B1
WO 99/39736
DE 699 26 342.5
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4	RB82970	DE 100 22 334 A1	Institut für Kulturpflanzenforschung
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 11(B)

PERMITS
Quality, Environment, Health and Safety: Authorities List

Field	Name	Address	Description / Competency	[ * ]

Environmental protection	Landesumweltamt NRW Federal Environmental Agency	Wallneyer Str. 6 45023 Essen	Establishment licence granting authority Monitoring of activities with genetic modifies organisms (Gentechnikgesetz)	[ * ]

Environmental protection	Staatliches Umweltamt Governmental Environmental Agency	Schanzenstraße 90 40595 Duesseldorf	Establishment licence granting authority Monitoring of activities with genetic modifies organisms (Gentechnikgesetz)	[ * ]

Safety	Stadtverwaltung Duesseldorf City council Duessseldorf	Kölner Str. 180 40200 Düsseldorf	License for activities with infectious materials (§ 44 Infektionsschutzgesetz)	[ * ]

Safety	Staatliches Amt für Arbeitschutz Governmental labor protection agency	Alter Markt 9-13 42275 Wuppertal	Agency for health and safety at the workplace	[ * ]

Safety	Berufsgenossenschaft Industrial injuries corporation	Stolberger Straße 86 50933 Köln	Agency for health and safety at the workplace	[ * ]
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Field	Name	Address	Description / Competency	[ * ]

Quality Good Laboratory Practice — GLP	Ministerium für Umwelt und Naturschutz, Landwirtschft und Verbraucherschutz des Landes Nord Rhein Westfalen Minestry of environment and nature protection, agriculture and consumer protection of North Rhein Westfalia	Schwannstrasse 3 40476 Duesseldorf	Assessment of confirmity with GLP according to Chemikaliengestz and Directive 88/320/EEC	[ * ]

Quality Good Laboratory Practice — GLP	Landesinstitut für den offentlichen Gesundheitsdienst NRW Institute of puplic health	Von-Stauffenberg-Str. 36 48151 Münster	Assessment of confirmity with GLP according to Chemikaliengestz and Directive 88/320/EEC	[ * ]

Quality Good Manufacturing Practices - GMP	Bezirkregierung Duesseldorf Öffentliche Gesundheit, medizinische und pharmazeitische Angelegenheiten District Government of Duesseldorf, puplic health medical and pharmaceutical affairs	Fischerstr. 10 40477 Duesseldorf	Assessment of confirmity with GMP according to EU- and PIC/s Guidelines	[ * ]

Quality Good Manufacturing Practices - GMP	Paul-Ehrlich-Institut	Paul-Ehrlich-Strasse 51-59 63225 Langen	Assessment of confirmity with GMP according to EU- and PIC/s Guidelines Registation of medical products for human use	[ * ]
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 1.1(A)(I)(1)A2A
INSURANCE POLICIES

Category	Insurance Policy Number	Insurer	Expiration

Local Coverage
Fire Consequential Loss	[ * ]	Gothaer	1/ Jan/ 2007
Fire	[ * ]	Gothaer	1/ Jan/ 2007
Glass	[ * ]	Helvetia	20/ Aug/ 2006
Travel Insurance (Group Insurance)	[ * ]	DKV	1/ Jan/ 2007
Travellers’ Baggage Insurance (Group Insurance)	[ * ]	Helvetia	26/ May/ 2006
Accident Insurance (Group Insurance)	[ * ]	Basler / Securitas	1/ Jan/ 2007

Coverage by Berna [ * ]
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX 13A
EMPLOYEES
[ * ]
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.2
DISCLOSURE LETTER
RHEIN BIOTECH N.V.
March 27, 2006
Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, CA 94710
USA
Re: sale of Rhein Biotech GmbH (“Company”)
Dear Sirs:
A. General
1.	This is the Disclosure Letter which Rhein Biotech N.V. (“RBNV”) hereby issues to you (“Dynavax”) in accordance with Article 7.2 of the Share Sale and Purchase Agreement of even date (“SPA”).

2.	Any words, expressions and abbreviations used in this Disclosure Letter will have the same meaning as defined in the SPA, unless otherwise mentioned herein.

3.	Dynavax shall not be entitled to make any Claim and RBNV shall not assume any liability on the basis of any facts and/or documents, which (A) subject to the limitations set forth in A.4(vi) and A.4(vii) below, have been, disclosed to you in this Disclosure Letter and the annexes hereto, and (B) which may cause an Infringement or a Default as referred to in the SPA.

4.	In the context of this Disclosure Letter, the following shall apply:
(i)	the contents of the Disclosure Letter apply to all Warranties. References to particular Warranties (sections) are inserted for convenience only and shall not affect the generality of the Disclosure and may also constitute exceptions to other Warranties;

(ii)	subject to the limitations set forth in A.4(vi) and A.4(vii) below, any documents and/or facts, in full or in part, referred to in the Disclosure Letter, irrespective whether or not in summarized form, shall be deemed disclosed, to the to the extent such documents and facts reasonably appear to be applicable to the Warranties;

(iii)	the Disclosure Letter may also contain matters that RBNV deems relevant, but that do not relate to matters covered by any Warranties; nothing contained herein shall serve as a representation or warranty in addition to the Warranties;
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)	in so far as the content of the Disclosure Letter contradicts the Warranties of the SPA, or the information provided in the Schedules or Annexes, such specific contradictory contents of the Disclosure Letter shall prevail over the Warranties of the SPA, or the information provided in the Schedules or Annexes, as applicable;

(v)	for the avoidance of doubt, it is hereby confirmed that anything contained in the SPA, the commercial agreement, as well as any annexes, schedules and other documents referred therein may contain exceptions to the Warranties;

(vi)	as a matter of record, we attach hereto a set of materials as Annex A which contains correspondence and overviews of the documents and other materials that were made available to you during your due diligence investigation, which shall not be deemed to be constitute a disclosure as meant in Article 7.2 of the SPA and in no way shall limit the Warranties, except as set forth in sub-section (vii) below;

(vii)	of the materials referred to in Annex A, only (A) the e-mail correspondence (including attachments) from the Company to you contained in Annex A, and (B) the documents mentioned in the 2-page Annex titled “Core references, contracts and documents regarding due diligence of Rhein Biotech GmbH” (which refers to 2 binders that contain 12 sections, which binders were sent to you and which includes the specific lists of IP Rights described in Section 3 of such 2-page Annex), shall be deemed disclosed to the extent of the disclosures made therein, such that the contents thereof may constitute exceptions to the Warranties, which Purchaser shall be deemed to have accepted.
B. Specific Disclosures
Section 1(c)	The Company is incurring losses, as also stated in the net working capital calculations, and will require additional funding to continue its business. Without any further funding, the Company would run out of cash by approximately June 2006, and would require to file for insolvency by approximately May 2006 (reference is made to the correspondence between RBNV and the Company with regard thereto).

In connection with the financial condition of the Company we also note that the Company did not repay to RBNV the Seller Debts when they were due late 2005 (as agreed, these loans will be repaid by you in the Transaction pursuant to the SPA).

Section 2(d))	For the avoidance of doubt, we make reference to the Participation Plan referred to in Article 8 of the March 1, 2005 Agreement between RBNV, the Company and Berna Biotech AG.

Section 5	Key business progress since end of 2005 includes new agreements with Commonwealth Serum Labs (new adjuvant for Theravax), Laboratoria Pablo Cassara (distribution of Supervax in South America) and submission of order and rolling forecast for RC529 with Corixa. Furthermore, the Company was engaged during late 2005 and beginning of 2006 in conversations with other parties to explore investment, M&A or merger opportunities, which conversations have all been terminated.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section 7c	Wockhardt (India) does not provide information pursuant to the license agreement between the Company and Wockhardt. Currently, it can therefore not be assessed whether royalty payments are due. It is unlikely that such payment obligations can be assessed in the future, and, potentially, that payments can subsequently be collected (For Wockhardt, there are no payments included in the Company’s accounts receivable today, and no revenues projected in the business plan).

The payment to Company for work to be performed by Company under the subcontract for Vakzine Project Management (VPM) may be delayed by approximately four months due to delays in project progress (mostly caused by external factors).

Netherlands Vaccins Institute (NVI) and Novovacs are in ongoing discussions on further detailing the existing research agreement for their existing CMV collaboration (e.g., actual research program, access to foreground rights), which may lead to changes to the existing research agreement; provided, however that any such changes will be subject to the provisions of Section 6.1 in the SPA.

A conflict may arise between Company and NVI following the start of the CMV project for VPM, based on NVI concerns over separation (‘Chinese walls’) between the VPM-Rhein GmbH CMV subcontract and the NVI-Novovacs CMV collaboration.

Mubio Products BV (the Company’s joint venture partner in Novovacs) is a small biotechnology company with limited financial means and may not be able to provide future funding in Novovacs, if parties would decide such funding would be required or useful for Novovacs, thus potentially leading to all such funding to be provided by the Company and majority control for the Company; provided, however, that the Company is under no obligation to provide any such funding.

Section 13	Company has multiple scientific advisors for its programs that operate under consultant and/or advisory agreements, which in the aggregate are not material payment obligations of the Company. The Company has retained the services of Ms. Petra Zimmer (CFO of the Company) by means of a Consultant agreement.

Section 14	The insurances that are part of the Berna group umbrella policy will terminate as per the Closing.
Finally, we wish to note the following:
•	The performance for 2006 and subsequent business years may deviate from the business plan as a result of the acquisition by you.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

•	The manufacturing facilities and processes in Düsseldorf may demand additional investment in equipment, systems and staff to reach US FDA and EMEA regulatory standards.

•	Increase of manufacturing capacity may require expansion of headcount.

•	IT investments may be required for multiple product manufacturing (e.g., traceability, material flow recording).

•	There are IT system interdependencies between Company, RBNV and Berna Biotech AG, with respect to the website of RBNV and filing of copies of Company contracts; provided that such interdependencies will be eliminated at no cost to Company or Purchaser and as soon as practicable after the Closing Date, but in no event, later than thirty (30) days thereafter.

•	The Company has not been tested for compliance with the US Sarbanes Oxley Act.

Yours faithfully,

for and on behalf of Rhein Biotech N.V.

By:	C.P.E. Moonen	By:	P.G.J. Heijmans
Title:	managing director	Title:	managing director
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANNEX A
[ * ]
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.3
SELLER’S WARRANTIES
The Seller represents and warrants to the Purchaser that:
1.	It is a corporation that is duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, with the requisite power and authority to enter into and perform its obligations under this Agreement, and – except for the board and shareholders approvals as mentioned in the Agreement — has taken all necessary corporate action to authorize the execution and performance thereof;

2.	The Agreement and all other agreements and obligations undertaken in connection with the transactions contemplated hereby constitute or will constitute, following the execution and delivery thereof, the valid and legally binding obligations of such Party, enforceable against it in accordance with the respective terms, subject to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to the discretionary authority of a court of competent jurisdiction with respect to the granting of a decree ordering specific performance or other equitable remedies.

3.	The execution, delivery and performance by it of this Agreement, and the agreements contemplated herein shall not:
(i)	violate the provisions of the law applicable to it and its articles of association (or comparable charter documents, each as amended from time to time), or any resolution of its supervisory board or management board; or

(ii)	conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any material license (including operating licenses), permits or material agreement to which it is bound.
4.	It is not precluded by the terms of any contract, agreement or other instrument from (i) entering into this Agreement, or (ii) entering into any agreement or transaction contemplated in this Agreement, or (iii) from the consummation of any of the foregoing.

5.	No material consents, approvals, orders or authorizations of, or registrations, or declarations of filing with, any person are required in connection with the execution and delivery and consummation of this Agreement, or the agreements contemplated herein, other than the ones obtained or contemplated to be obtained by this Agreement.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.4
PURCHASER’S WARRANTIES
The Purchaser represents and warrants to the Seller that:
1.	It is a corporation that is duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, with the requisite power and authority to enter into and perform its obligations under this Agreement, and – except for the board approval as mentioned in the Agreement — has taken all necessary corporate action to authorize the execution and performance thereof;

2.	The Agreement and all other agreements and obligations undertaken in connection with the transactions contemplated hereby constitute or will constitute, following the execution and delivery thereof, the valid and legally binding obligations of such Party, enforceable against it in accordance with the respective terms, subject to enforcement of remedies to applicable bankruptcy, insolvency, reorganization and other laws affecting generally the enforcement of the rights of creditors and subject to the discretionary authority of a court of competent jurisdiction with respect to the granting of a decree ordering specific performance or other equitable remedies.

3.	The execution, delivery and performance by it of this Agreement, and the agreements contemplated herein shall not:
(i)	violate the provisions of the law applicable to it and its articles of association (or comparable charter documents, each as amended from time to time), or any resolution of its supervisory board or management board; or

(ii)	conflict with or result in the breach or termination of any material term or provision of, or constitute a default under, or cause any acceleration under, any material license (including operating licenses), permits or material agreement to which it is bound.
4.	It is not precluded by the terms of any contract, agreement or other instrument from (i) entering into this Agreement, or (ii) entering into any agreement or transaction contemplated in this Agreement, or (iii) from the consummation of any of the foregoing.

5.	No material consents, approvals, orders or authorizations of, or registrations, or declarations of filing with, any person are required in connection with the execution and delivery and consummation of this Agreement, or the agreements contemplated herein, other than the ones obtained or contemplated to be obtained by this Agreement.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.5
SELLER ADDITIONAL AGREEMENT
All words and expressions not defined herein, shall have the meanings ascribed to them in the Share Sale and Purchase Agreement between Dynavax Technologies Corporation and Rhein Biotech N.V.
Seller hereby represents and warrants that Seller has validly assigned to the Company all of Seller’s rights and obligations under the License and Supply Agreement between the Seller and Corixa Corporation (“Corixa”), dated February 28, 2002 (such agreement the “Corixa Agreement”, and the assignment thereof the “Assignment”), and the Corixa Agreement is in full force and effect, entitling the Company to exclusively enforce any and all rights thereunder and to perform any all obligations thereunder as if the Corixa Agreement was originally made between the Company and Corixa, and pursuant to which the Seller has no rights or obligations under the Corixa Agreement (these representations and warranties, the “Corixa Warranty”). “Corixa” hereinbelow shall also include any successor to the Corixa rights in the Corixa Agreement.
If during the first [ * ] following the Closing Date, Corixa ceases to supply to Company despite compliance by the Company of its obligations under the Corixa Agreement and Corixa contests in writing the validity of the Assignment and does not deem, honor or treat the Corixa Agreement as having been assigned from Seller to the Company (the “Assignment Conflict”), Seller shall use reasonably commercial efforts to cooperate with Purchaser and the Company, and Purchaser shall use reasonably commercial efforts to cooperate with Seller and shall use reasonably commercial efforts to cause the Company to cooperate with Seller, in order to establish in a manner binding upon Corixa that the Assignment was validly made (for the purpose of which Seller in its sole discretion shall have the right to immediately upon the written contention of the assignment by Corixa pursue the dispute resolution mechanism as defined in Section 17 of the Corixa Agreement (which specifies arbitration under the Rules of Arbitration of the American Arbitration Association to be held in Seattle, Washington)); or, otherwise to reach a solution with Corixa in order to enable the Company to have any and all rights as it would have under the Corixa Agreement or otherwise obtain the supply of the Licensed Adjuvant (as defined under the Corixa Agreement) under the Corixa Agreement in the manner and on the commercial terms, which in the aggregate are not less favourable, than the rights to obtain the supply of such adjuvant as currently exist under the Corixa Agreement, such as through a sublicense by Seller and supply through Seller (the “Corixa Solution”). Parties undertake to use reasonably commercial efforts in order to reach the Corixa Solution as soon as practicably possible from the date the Company has informed the Seller of the contention by Corixa of the Assignment. Purchaser and Company shall not unreasonably reject or withhold approval for a Corixa Solution proposed by Corixa and/or Seller. Both Parties shall designate a competent person within their organization to dedicate all reasonable time as may be required to reach the Corixa Solution and to provide the other Party with full and complete information and prompt updates. Without prejudice to the generality of the foregoing, Seller,
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Purchaser and the Company (and their designated persons) shall be required to respond as soon as practicably possible, but in any event within 10 days, from any reasonable requests from the other Party in relation to any matters related to the Corixa Solution.
Seller shall be liable for breach of the Corixa Warranty, provided that the Assignment Conflict has occurred and the Corixa Solution cannot be reached within six (6) months of the date the Company has informed the Seller of the written contention by Corixa of the Assignment, and further provided that (1) the Company has complied substantially in all respects with its obligations under the Corixa Agreement, (2) and neither Company nor Purchaser have performed any action that can reasonably be deemed to have caused the Assignment Conflict, and (3) Purchaser and Company (with the cooperation of Seller as set forth above) have exercised reasonably commercial efforts to reach the Corixa Solution and have not unreasonably rejected or withheld approval for a reasonable proposal by Seller and/or Corixa for the Corixa Solution.
If Seller shall be liable for breach of the Corixa Warranty as described in the paragraphs above, Seller shall pay Purchaser [ * ] ; provided that the Company is continuing, in good faith, development and commercialisation activities with respect to the Supervax Program Products until six (6) months after the Assignment Conflict occurs (except if such continuation is not possible due to the Assignment Conflict); and provided, however, that if the Company has terminated for all intents and purposes (with no intention of recommencing) the development and commercialization activities with respect the Supervax Program Products (as defined in the Commercial Agreement) prior to the occurrence of the Assignment Conflict (other than in connection with Corixa contesting the validity of the Assignment), then no such payment shall be due.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 11.1
PUBLIC STATEMENT
PRESS RELEASE
Crucell to sell Rhein Biotech GmbH to Dynavax
Leiden, The Netherlands, March 27, 2006 — Dutch biotechnology company Crucell N.V. (Euronext, NASDAQ: CRXL; Swiss Exchange: SW CRX) today announced plans to divest biopharmaceutical and vaccine manufacturer Rhein Biotech GmbH in a cash transaction. Rhein Biotech GmbH is part of Rhein Biotech N.V. (Frankfurt, Geregelter Markt:RBO), a company 93% owned by Berna Biotech AG. Berna Biotech was recently acquired by Crucell N.V.
Rhein Biotech GmbH is headquartered in Düsseldorf (Germany) and has approximately 45 employees. It will be acquired by Dynavax Technologies Corporation (NASDAQ:DVAX), a US based biotech company.
The transaction is designed to accomplish key strategic goals for both Crucell and Dynavax. The transaction enables Crucell to continue to focus on core competencies by divesting a number of non-strategic assets. The divestment is an important step towards aligning Crucell’s portfolio of activities with its strategic priorities.
Under the terms of the planned acquisition, Dynavax will pay approximately € 10 million (US$ 12 million) in cash in exchange for 100% of Rhein Biotech GmbH’s shares. The transaction will need to be approved by Rhein Biotech NV shareholders and is anticipated to close in the second quarter of 2006.
About Crucell
Crucell N.V. (Euronext, NASDAQ: CRXL; Swiss Exchange: SW CRX) is a biotechnology company focused on research, development and worldwide marketing of vaccines and antibodies that prevent and treat infectious diseases. Its vaccines are sold in public and private markets worldwide. Crucell’s core portfolio includes vaccines against hepatitis B and virosomal influenza. Crucell also markets travel vaccines, such as the only oral anti-typhoid vaccine on the market. The Company has a broad development pipeline, including both early-stage products and products almost ready to go to market. Several Crucell products are based on its unique PER.C6® production technology. The Company licences this and other technologies to the biopharmaceutical industry. Important partners and licensees include DSM Biologics, sanofi aventis, GSK and Merck & Co. Crucell is headquartered in Leiden (the Netherlands), with subsidiaries in Switzerland, elsewhere in Europe, and in Korea. The Company employs about 1000 people. For more information, please visit www.crucell.com.
Forward-looking statements
This press release contains forward-looking statements that involve inherent risks and uncertainties. We have identified certain important factors that may cause actual results to differ materially from those contained in such forward-looking statements. For information relating to these factors please refer to our Form 20-F, as filed with the U.S. Securities and Exchange Commission on April 14, 2005, and the section entitled “Risk Factors”. The company prepares its financial statements under generally accepted accounting principles in the United States (US GAAP).
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

For further information please contact:

Crucell N.V.	For Crucell in the US:
Harry Suykerbuyk	Redington, Inc.
Director Investor Relations and Corporate	Thomas Redington
Communications	Tel. +1 212-926-1733
Tel. +31-(0)71-524 8718	tredington@redingtoninc.com
h.suykerbuyk@crucell.com
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Contact:
Dynavax Technologies Corporation
Jane M. Green, PhD
Vice President, Corporate Communications
Phone (510) 665-4630
Email: jgreen@dvax.com
DYNAVAX TO ACQUIRE RHEIN BIOTECH GMBH FROM CRUCELL
Dynavax Gains Ownership of GMP Vaccine Manufacturing Facility, Vaccine Pipeline and HEPLISAV Commercialization Rights
Berkeley, CA – March 27, 2006 – Dynavax Technologies Corporation (NASDAQ:DVAX) announced its plan to acquire biopharmaceutical and vaccine manufacturer Rhein Biotech GmbH in a cash transaction of approximately $12.X million. Rhein Biotech GmbH is part of Rhein Biotech NV (Frankfurt, Geregelter Markt:RBO), a company 93%-owned by Berna Biotech AG. Berna was recently acquired by the Dutch biotechnology company Crucell NV. (Euronext, NASDAQ: CRXL; Swiss Exchange: SW CRX). Dynavax has had an agreement with Berna for supply of hepatitis B surface antigen for use with HEPLISAV™, its hepatitis B vaccine.
The transaction is designed to accomplish key strategic goals for both Dynavax and Crucell. Through this acquisition, Dynavax gains ownership of a European Union (EU) GMP-certified vaccine manufacturing facility, control over the production of hepatitis B surface antigen and potentially other antigens to support clinical and commercial programs, management and personnel with proven expertise in biopharmaceutical product development and production, and a complementary pipeline of vaccine and antiviral products. The transaction enables Crucell to continue to focus on core competencies by divesting a non-strategic asset.
“The acquisition of Rhein Biotech GmbH is designed to accelerate Dynavax’s strategy of building a diversified vaccine franchise, to provide independent ownership of antigen supply and product manufacturing for hepatitis B and other programs, and to generate a significant return on investment,” said Dino Dina, MD, president and chief executive officer. “Rhein Biotech GmbH represents a timely, near-term opportunity to broaden our hepatitis B vaccine program and to expand our earlier-stage vaccine and antiviral pipeline with promising product candidates in commercially attractive markets. We believe that this transaction reflects the parties’ views that the assets of Rhein Biotech GmbH can be better leveraged as part of Dynavax’s operations.”
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Continued Dr. Dina: “I am especially excited to welcome the management and employees of Rhein Biotech GmbH to Dynavax. Their development and regulatory expertise, their high quality manufacturing capabilities and their excellent reputation among customers, collaborators and investors in Europe will be valuable assets as we build our combined business. Given the shared enthusiasm for the acquisition and alignment of priorities within Dynavax and Rhein Biotech GmbH, we anticipate that the integration of our businesses should proceed smoothly.”
Financial Terms of the Transaction
Under the terms of the planned acquisition, Dynavax will pay to Rhein Biotech NV approximately $12.X million, excluding expenses and based on current exchange rates. The acquisition costs include the purchase of 100% of the outstanding capital stock of Rhein Biotech GmbH. The assets of Rhein Biotech GmbH include manufacturing facilities, research and development stage products, an industrial R&D services business and personnel.
Upon closing of the transaction, Dynavax’s hepatitis B surface antigen license and supply agreement with Berna will terminate and Berna will no longer have an option to commercialize HEPLISAV.
Dynavax expects ongoing revenue from the industrial services business of Rhein Biotech GmbH, cost synergies from the combined operations, and the elimination of Dynavax’s costs to Berna related to the development of HEPLISAV, to offset the additional operating expenses associated with the business of Rhein Biotech GmbH in the near term. Dynavax expects that the acquisition costs of the transaction will be recovered in the long term by reductions in cost of goods for HEPLISAV and the elimination of financial obligations to Berna under the prior licensing and supply agreement. Rhein Biotech NV will retain an option to certain co-development and commercialization rights for Rhein Biotech GmbH’s hepatitis B vaccine, Supervax, in Europe and Asia.
The transaction is anticipated to close in the second quarter of 2006.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RHEIN BIOTECH NV
Contact:
Patrik Richard
Phone +41 31 980 64 91
E-mail patrik.richard@bernabiotech.com
RHEIN BIOTECH NV TO SELL ITS SUBSIDIARY RHEIN BIOTECH GMBH TO DYNAVAX TECHNOLOGIES CORPORATION
Maastricht, the Netherlands – March 27, 2006 – Rhein Biotech NV (“RBNV”) (Frankfurt, Geregelter Markt: RBO) announced today that it plans to sell its subsidiary and biopharmaceutical and vaccine manufacturer Rhein Biotech Gesellschaft für Neue Biotechnologische Prozesse und Produkte m.b.H (“Rhein Düsseldorf”) to Dynavax Technologies Corporation (“Dynavax”) (NASDAQ: DVAX), in a cash for stock transaction.
The transaction enables RBNV to continue to focus on core competencies by divesting a non-strategic asset while retaining for it and its affiliates necessary access to technology applicable to its product development activities. As of March 2005, Rhein Düsseldorf was already repositioned in order to allow Rhein Düsseldorf to become an independent product development company and strategic partner for other biotech companies. Through the combination with Dynavax, Rhein Düsseldorf will become part a group that plans to expand its business.
Dynavax has expressed to welcome Rhein Düsseldorf’s management and employees to Dynavax and that Rhein Düsseldorf’s development and regulatory expertise, high quality manufacturing capabilities and excellent reputation, especially in Europe, will be valuable assets as the combined business will be built. Dynavax anticipates that the integration of the Rhein Düsseldorf and Dynavax businesses should proceed smoothly.
[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.